Exhibit 10.54

COLLABORATION AND LICENSE AGREEMENT

BETWEEN

ACORDA THERAPEUTICS, INC.

AND

BIOGEN IDEC INTERNATIONAL GMBH

* PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential

1.	DEFINITIONS		1

2.	LICENSES		17

	2.1	Licenses to Licensee	17
	2.2	Limitation on License Grants	19
	2.3	Acknowledgments Regarding Know-How	21
	2.4	Licenses to Acorda	21
	2.5	Retained Rights	21
	2.6	Non-Compete	22
	2.7	Supply Agreement	22
	2.8	In-Licensed Technology	22

3.	GOVERNANCE		24

	3.1	Joint Steering Committee	24
	3.2	Subcommittees	24
	3.3	Committee Membership	26
	3.4	Committee Meetings	27
	3.5	Decisions	27
	3.6	Authority	29

4.	SHARING OF INFORMATION		30

	4.1	Initial Information Transfer	30

5.	DEVELOPMENT		31

	5.1	Overview	31
	5.2	Development Plan	31
	5.3	Reports	32
	5.4	Updating and Amending Development Plan and Development Budget; Additional Development Activities	33
	5.5	Development Costs	35
	5.6	Development Costs Budget and Timeline Overruns	36
	5.7	Review of Clinical Trial Summaries	37
	5.8	Review of Promotional Material Educational Materials and Activities	38
	5.9	Contracted Services	39

6.	REGULATORY; MARKETING AND MEDICAL AFFAIRS		40

	6.1	Regulatory Filings and Regulatory Approvals	40
	6.2	Pharmacovigilance	42

7.	COMMERCIALIZATION		44

	7.1	Commercialization in the Field in the Territory	44
	7.2	Licensee’s Performance	44

i

	7.3	Reports	48
	7.4	Promotional Materials and Educational Materials and Activities	49
	7.5	Product Branding	49

8.	PAYMENTS		51

	8.1	Up-front Fee	51
	8.2	Milestone Payments	51
	8.3	Royalties Payable by Licensee	53
	8.4	Restrictions on Sales	54
	8.5	Reports and Payment	54
	8.6	Tax Withholding	55
	8.7	Blocked Payments	55
	8.8	Late Payments	55
	8.9	Financial Records	55
	8.10	Audit Right	55

9.	INTELLECTUAL PROPERTY		56

	9.1	Ownership; Trademarks	56
	9.2	Filing, Prosecution and Maintenance of Patent Rights	58
	9.3	Enforcement	61
	9.4	Invalidity Claims	63
	9.5	Patent Marking	63

10.	CONFIDENTIAL INFORMATION		64

	10.1	Non-Use and Non-Disclosure of Confidential Information	64
	10.2	Permitted Disclosures	64
	10.3	Scientific Publications	65
	10.4	Publicity	65
	10.5	Relationship to the Prior Confidentiality Agreement	67
	10.6	Survival	67

11.	INDEMNIFICATION		67

	11.1	Indemnification by Licensee	67
	11.2	Indemnification by Acorda	67
	11.3	Procedure	68
	11.4	Allocation	68

12.	INSURANCE		69

	12.1	Insurance	69

13.	WARRANTIES AND COVENANTS		69

	13.1	Mutual Warranties	69

ii

	13.2	Additional Acorda Warranties	70
	13.3	Additional Covenants Regarding Acorda Third Party Agreements	71
	13.4	Compliance	72
	13.5	Standstill	72
	13.6	Disclaimer	73

14.	LIMITATION OF LIABILITY		73

	14.1	Limitation of Liability	73

15.	TERMINATION		74

	15.1	Term	74
	15.2	Termination	74
	15.3	Effects Of Termination	75

16.	MISCELLANEOUS		78

	16.1	Assignment	78
	16.2	Change of Control; Licensee Acquisition of Elan	79
	16.3	Guaranty	80
	16.4	Force Majeure	80
	16.5	Notices	80
	16.6	Relationship of the Parties	81
	16.7	Governing Law	81
	16.8	Dispute Resolution	81
	16.9	Injunctive Relief	81
	16.10	Severability	81
	16.11	Entire Agreement	82
	16.12	Amendment and Waiver	82
	16.13	No Implied Waivers	82
	16.14	Export Compliance	82
	16.15	Counterparts and Facsimile Signatures	82
	16.16	Performance by Affiliates	82

Exhibit A: Acorda Patent Rights
Exhibit B: [Reserved for Future Use]
Exhibit C: [Reserved for Future Use]
Exhibit D: Acorda Third Party Agreements
Exhibit E: Supply Agreement
Exhibit F: Press Release
Exhibit G: Regions
Exhibit H: Parent Guaranty
Exhibit I: Commercialization Metrics Forecast

iii

Confidential

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is entered into as of the 30th day of June 2009 (the “Effective Date”) by and between Acorda Therapeutics, Inc., a company organized under the laws of the State of Delaware with its principal place of business at 15 Skyline Drive, Hawthorne, New York 10532, USA (“Acorda”), and Biogen Idec International GmbH, a company organized under the laws of Switzerland, with its principal place of business at Landis & Gyr Strasse 3, CH-6300 Zug, Switzerland (“Licensee”).

INTRODUCTION

1.                                       Acorda and Licensee are each in the business of discovering, developing and commercializing pharmaceutical products.

2.                                       Acorda has developed aspects of and proprietary rights in and relating to the compound known as fampridine, and Controls certain intellectual property relating to such compound.

3.                                       Licensee desires to exclusively license from Acorda such intellectual property for the purpose of developing and commercializing products containing fampridine, and Acorda desires to grant such a license to Licensee in accordance with the terms and conditions of this Agreement.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Licensee and Acorda agree as follows:

1.                                       DEFINITIONS

When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Article 1.

1.1           “Acorda” has the meaning set forth in the preamble.

1.2           “Acorda Indemnitees” means Acorda, its Affiliates and the directors, officers, employees and agents of Acorda and its Affiliates, and Elan, Elan’s Affiliates and Acorda’s other licensors.

1.3           “Acorda IP” means, collectively, Acorda Know-How and Acorda Patent Rights; provided, however, that Acorda IP specifically excludes Joint IP.

1.4           “Acorda Know-How” means all Know-How that (a) is Controlled by Acorda as of the Effective Date or that comes under the Control of Acorda or its Affiliates during the Term and (b) is necessary for or developed by Acorda primarily for use in the Development or Commercialization of the Compound or the Licensed Product in the Field; provided, however, that Acorda Know-How (y) includes the Elan Know-How and (z) specifically excludes Joint Know-How.

1.5           “Acorda Patent Costs” means, subject to Section 9.2(e), all Out-of-Pocket Costs incurred by Acorda in preparing, filing, prosecuting and maintaining Licensed Patent Rights in the Territory in the Field and in conducting related interference, opposition and similar proceedings in the Territory.  For the avoidance of doubt, any Out-of-Pocket Costs incurred by Acorda for preparing, filing, prosecuting and/or maintaining Licensed Patent Rights which are reasonably believed by Acorda to be necessary to allow Licensee to use the Licensed Patent Rights in the Territory in accordance with the rights granted to Licensee hereunder shall be deemed Acorda Patent Costs under this Agreement.

1.6           “Acorda Patent Right” means any Patent Right that (a) is Controlled by Acorda or its Affiliates as of the Effective Date or that comes under the Control of Acorda or its Affiliates during the Term and (b) Covers the composition, use, Manufacture of or otherwise relates to the Compound or the Licensed Product in the Field in the Territory or claims Acorda Know-How or the use thereof, including the Patent Rights set forth in Exhibit A; provided, however, that Acorda Patent Rights specifically exclude (i) Joint Patent Rights and (ii) the Patent Rights licensed to Acorda pursuant to the License Agreement between Acorda and Cornell Research Foundation, Inc., dated February 3, 2003 as such agreement may be amended.

1.7           “Acorda Royalty Rate” has the meaning set forth in Section 8.3(a).

1.8           “Acorda Territory” means the United States, each Terminated Country, and each of their respective territories and possessions, including in the case of the United States, the Commonwealth of Puerto Rico.

1.9           “Acorda Third Party Agreements” means (a) the agreements which are set forth on Exhibit D, (b) the Acorda Supply Agreements (as defined in the Supply Agreement) and (c) any agreement pursuant to which Acorda licenses or acquires Patent Rights or Know-How that relates to the Compound or the Licensed Product in the Field in the Territory after the Effective Date pursuant to an agreement with a Third Party which Licensee and Acorda agree, pursuant to Section 2.8, shall be deemed an Acorda Third Party Agreement, in which case Exhibit D shall be amended accordingly.

1.10         “Adverse Drug Experience” has the meaning set forth in Section 6.2(b).

1.11         “Affiliate” means any Person who directly or indirectly controls or is controlled by or is under common control with another Person.  For purposes of this definition, “control” or “controlled” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any other type of legal entity, or status as a general partner in any partnership.  The Parties acknowledge that, in the case of certain entities organized under the laws of certain countries, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

1.12         “Agreement” has the meaning set forth in the preamble.

1.13         “Bankruptcy Code” has the meaning set forth in Section 2.9.

1.14         “Breaching Party” has the meaning set forth in Section 15.2(b).

1.15         “Business Day” means a day other than Saturday or Sunday on which the banks in New York, New York and Boston, Massachusetts are open for business.

1.16         “Buy-In Party” has the meaning set forth in Section 5.4(b)(ii)(B).

1.17         “Buy-In Amount” has the meaning set forth in Section 5.4(b)(ii)(C).

1.18         “Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December.

1.19         “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

1.20         “CFR” means the United States Code of Federal Regulations.

1.21         “Change of Control” means (a) the closing of a merger, tender offer, share exchange, reorganization, consolidation or other similar transaction involving Licensee or Licensee Parent in which its shareholders immediately prior to such transaction would hold [*****] or less of the securities or other ownership or voting interests representing the equity of the surviving or resulting entity immediately after such transaction, (b) the individuals who, as of the Effective Date, constitute the board of directors of Licensee or Licensee Parent (the “Incumbent Board”) ceasing for any reason to, as applicable, constitute [*****] or more of the board of directors of Licensee or Licensee Parent; provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Licensee’s or Licensee Parent’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of Licensee or Licensee Parent, or (ii) through the exercise of a contractual or similar right granted by Licensee or Licensee Parent at or around the time of such assumption of office, or (c) any Disposition or series of Dispositions of assets (including securities) of the Licensee Parent, Licensee or any Affiliate of Licensee Parent (each, for the purposes of this Section 1.21, a “Licensee Change of Control Party”) which (i) occurs after the Effective Date; and (ii) involves assets that constitute or account for [*****] or more or the consolidated net revenues, net income or assets of the relevant Licensee Change of Control Party (for an individual Disposition, measured as of the time of the Disposition and for a series of Dispositions, measured as of the time of the then-most recent Disposition).  For the purposes of this Section 1.21, a “Disposition” means any disposition of assets, including any direct or indirect sale, lease, exchange, transfer, contribution, license, spinoff, recapitalization, dividend, grant or other disposition, with or without value; provided, however that any sale of inventory by a Licensee Change of Control Party in the ordinary course of business, an offering of debt or equity securities in a public financing, or any

*****Omitted pursuant to a confidential treatment request.

pledge of assets to secure acquisition debt financing on customary terms which would not involve the issuance of equity that would otherwise result in a Change of Control, shall not be deemed a Disposition hereunder.

1.22         “Clinical Trial” means a Phase 1 Clinical Trial, a Phase 2 Clinical Trial, a Phase 3 Clinical Trial or a Phase 4 Clinical Trial.

1.23         “Clinical Trial Summary” has the meaning set forth in Section 5.7(a).

1.24         “CMC” means the chemistry, manufacturing and controls section of an NDA.

1.25         “Combination Product” means any product that comprises (a) the Compound and (b) at least one clinically active therapeutic, prophylactic or diagnostic ingredient or component (whether packaged together or in the same formulation) that is not the Compound.

1.26         “Commercialization Force” has the meaning set forth in Section 16.2(b).

1.27         “Commercialization Plan” has the meaning set forth in Section 7.2(a)(i).

1.28         “Commercialize”, “Commercializing” or “Commercialization” means all activities directed to the marketing, promotion, selling or offering for sale of a product, including obtaining pricing and reimbursement approvals, planning, market research, pre-marketing, advertising, educating, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance and reporting.  For clarity, “Commercialization” shall not include any activities related to clinical research, Manufacturing or Development of Licensed Product.

1.29         “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as a similarly situated (with respect to size, stage of development, and assets) biotechnology or pharmaceutical company, as the case may be, would use to accomplish a similar objective under similar circumstances exercising reasonable business judgment; provided, that, with respect to the Development and Commercialization of the Compound or the Licensed Product, such efforts shall be substantially equivalent to those efforts and resources that a similarly situated (with respect to stage of development) biotechnology or pharmaceutical company, as the case may be, would typically devote to its own internally discovered compounds or products of similar market potential at a similar stage in their development or product life, including those with respect to which it does not owe license payments, milestone payments, royalties or similar financial obligations to licensors or other Persons, and based on conditions then prevailing, with the goal of maximizing revenue potential.  Commercially Reasonable Efforts shall be determined on a country-by-country basis.

1.30         “Competing Licensed Product” means any pharmaceutical or biologic product or medical device that either contains (a) the Compound or (b) other compounds that act at least in part through direct interaction with potassium channels to improve neurological function in MS, spinal cord injury or other demyelinating conditions.

1.31                           “Compound” means any compound known as an aminopyridine, as well as isomers, salts and derivatives thereof, alone or in combination with other active or inactive components, including 4-aminopyridine and 3-4 di-aminopyridine.

1.32                           “Confidential Information” means, with respect to a Party or its Affiliates (the “Disclosing Party”), information, regardless of the form in which that information is constituted, which (a) is treated by the Disclosing Party as confidential; and (b) relates either directly or indirectly to the business of such Disclosing Party.  For the avoidance of doubt, reports delivered under Sections 5.3 and 7.3 of this Agreement shall be deemed the Confidential Information of the Party delivering such report.

Confidential Information of the Disclosing Party excludes any information that the other Party or its Affiliates (the “Receiving Party”) can establish by written records:

(a)           was known by the Receiving Party prior to the receipt from the Disclosing Party;

(b)           was disclosed to the Receiving Party by a Third Party having the right to do so;

(c)           was, or subsequently became, publicly known through no fault of the Receiving Party, its Affiliates or any of the officers, directors, employees or agents of the Receiving Party or its Affiliates; or

(d)           was concurrently or subsequently developed by personnel of the Receiving Party without having had access to the Disclosing Party’s Confidential Information.

1.33                           “Control” or “Controlled” means, with respect to any Know-How or Patent Right, the possession by a Party or its Affiliate, whether by ownership, license or otherwise (other than pursuant to a license granted under this Agreement), of the ability to grant the right to access or use, or to grant a license or a sublicense under, or to grant the right to disclose or transfer, such Know-How or Patent Right, without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party; provided, however, that any Know-How or Patent Rights licensed or acquired by either Party after the Effective Date pursuant to an agreement with a Third Party shall only be deemed to be Controlled by such Party if the Parties agree to such addition in accordance with Section 2.8.

1.34                           “Cover”, “Covered” or “Covering” means, (a) with respect to a patent, that, in the absence of a license granted to a Person under a Valid Claim included in such patent, the practice by such Person of an invention claimed in such patent would infringe such Valid Claim, or (b) with respect to a patent application, that, in the absence of a license granted to a Person under a Valid Claim included in such patent application, the practice by such Person of an invention claimed in such patent application would infringe such Valid Claim if such patent application were to issue as a patent.

1.35                           “Curable Elan Agreement Breach” has the meaning set forth in Section 7.2(c)(i).

1.36         “Curable Elan Agreement Cure” has the meaning set forth in Section 7.2(c)(i).

1.37         “De Minimis Overage Amount” has the meaning set forth in Section 5.6(a).

1.38         “Develop” or “Development” means discovery, research, preclinical development, clinical development, and regulatory activities with respect to the Compound and/or the Licensed Product, including test method development and stability testing, design, compatibility testing, toxicology, animal efficacy studies, invivo, exvivo and invitro studies, formulation, quality assurance/quality control development, statistical analysis, conducting Clinical Trials, regulatory affairs, product approval and registration, whether before or after Regulatory Approval for the Licensed Product has been obtained.  For the sake of clarity, “Development” includes any of the foregoing activities conducted by any Third Party, including any Third Party physician, to whom a Party or its Affiliates have provided financial or other consideration (including providing the Compound or Licensed Product) in order for such Third Party to conduct such activities (“Funded Development”).  For clarity, “Development” shall not include any activities related to Manufacturing or Commercialization of Licensed Product.

1.39         “Development Budget” has the meaning set forth in Section 5.2(b)(iii).

1.40         “Development Collaboration Proposal” has the meaning set forth in Section 5.4(b)(ii).

1.41         “Development Costs” means the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the Development of Licensed Product and that are consistent, if applicable, with the Development Plan and costs for all other Development- related activities that are deemed by the JDC to be useful for the Development of Licensed Product.  “Development Costs” shall include (i) Out-of-Pocket Costs and (ii) FTE Costs of internal personnel that are attributable or reasonably allocable to the Development of Licensed Product determined in accordance with GAAP.

1.42         “Development Plan” has the meaning set forth in Section 5.2(c).

1.43         “Disposition” has the meaning set forth in Section 1.21.

1.44         “DMF” means a Drug Master File, as defined in 21 CFR Section 314.420, as the same may be amended or re-promulgated from time to time, or any successor filing or procedure and/or its foreign equivalents.

1.45         “Disclosing Party” has the meaning set forth in Section 1.32.

1.46         “Educational Materials and Activities” means any non-promotional (a) printed materials, visual aids or other materials used to educate Third Parties, including physicians and other medical personnel, and (b) continuing education, seminars, exhibits, advisory boards, consulting meetings and other medical affairs activities and efforts, in each case of clause (a) and (b), relating to or directly or indirectly regarding the (x) Licensed Product in the Field in the Territory or (y) except with respect to materials and activities relating to and intended for the support of products of a Party and/or its Affiliates other than Licensed Products, disease areas in which the Licensed Product might be used in the Field in the Territory.

1.47         “Effective Date” has the meaning set forth in the preamble.

1.48         “Elan” means Elan Pharma International Limited and, as applicable, its Affiliates and its successors and assigns.

1.49         “Elan Consent” means the consent among Acorda, Licensee and Elan, dated on or about the Effective Date.

1.50         “Elan License Agreement” means the Amended and Restated License Agreement between Elan (as assignee of Elan Corporation, plc) and Acorda, dated September 26, 2003, as amended from time to time.

1.51         “Elan Know-How” means all Elan Know-How (as defined in the Elan License Agreement) as licensed and provided to Acorda pursuant to the Elan License Agreement.

1.52         “Elan Patent Rights” means all Patent Rights licensed to Acorda under the Elan License Agreement, all of which Elan Patent Rights that are in existence as of the Effective Date are included with certain other Patent Rights Controlled by Acorda in Exhibit A.

1.53         “Elan Royalty Rate” has the meaning set forth in Section 8.3(b).

1.54         “Elan Supply Agreement” means the Supply Agreement between Elan (as assignee of Elan Corporation, plc) and Acorda, dated September 26, 2003, as amended from time to time.

1.55         “Elan Trademark” has the meaning set forth in Section 7.5(b)(iii).

1.56         “EMEA” means the European Medicines Agency or any successor agency thereof.

1.57         “EU” means the European Union, as it may be expanded or contracted from time to time, Iceland, Liechtenstein and Norway.

1.58         “Excess Overage Amount” has the meaning set forth in Section 5.6(a).

1.59         “Exchange Act” has the meaning set forth in Section 13.5(a).

1.60         “Executive Officer” has the meaning set forth in Section 3.5(b).

1.61         “Expert Panel” has the meaning set forth in Section 3.5(c)(i).

1.62         “Exploit” and, with correlative meaning, “Exploitation” means to Develop, Commercialize, make, have made, package, use, import, export, promote, distribute, offer for sale, sell and otherwise exploit.

1.63         “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.64         “Field” means the Treatment of all Indications and all forms of administration in humans; provided, however, that if Licensee declines to participate in the Development of an Indication or form of administration in accordance with Section 5.4(b)(ii), such Indication and/or form of administration (in such case, only with respect to the Indication for which the form of administration is so Developed) shall no longer be deemed part of the Field; provided, further, that notwithstanding anything in this Agreement, in no event shall the following be excluded from the Field:  (a) oral administration of the Licensed Product for the Treatment of MS or any sign or symptom of MS or (b) the Treatment of any Indication through any dosage or form that also Treats or can be reasonably expected to Treat MS or any sign or symptom of MS.  With respect to any intellectual property rights licensed, owned or controlled by Elan, the Field shall be limited to oral prescription medicine for the treatment of humans and shall be subject to and limited by any contractual obligations of Elan under the Technology Transfer and License Agreement dated July 26, 1999 between Merck & Co. Inc. and Elan (the “Merck/Elan Agreement”).

1.65         “First Commercial Sale” means, with respect to the Licensed Product in a country in the Territory, the first sale, for use or consumption by the general public, of the Licensed Product in such country by Licensee or its Affiliate or Third Party Distributors after the granting by the relevant Regulatory Authorities of Regulatory Approval of the Licensed Product in the Field.  Sales or transfers of reasonable quantities of the Licensed Product for Clinical Trial purposes or for compassionate or similar use, shall not be considered a First Commercial Sale.

1.66         “FTE” shall mean [*****] hours of work devoted to or in support of Development of the Licensed Product in accordance with the Development Plan that is carried out by one or more employees, contract personnel or consultants of a Party, measured in accordance with such Party’s normal time allocation practices from time to time.  In no event shall an individual account for more than one FTE year in any Calendar Year.

1.67         “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.68         “FTE Rate” means a rate of [*****] dollars ($[*****]) per FTE per Calendar Year (pro-rated for the period beginning on the Effective Date and ending at the end of the first Calendar Year) for personnel engaged in Development activities. The FTE Rate is “fully burdened” and will cover employee salaries and such facilities and equipment and other materials and services including ordinary laboratory consumables procured from distributors of laboratory products as they may use.

1.69         “Funded Development” has the meaning set forth in Section 1.38.

1.70         “GAAP” means United States Generally Accepted Accounting Principles, consistently applied.

1.71         “Global Branding Strategy” has the meaning set forth in Section 7.5(a).

*****Omitted pursuant to a confidential treatment request.

1.72         “Incumbent Board” has the meaning set forth in Section 1.21.

1.73         “IND” means an Investigational New Drug Application filed with the FDA under 21 CFR Part 312 or similar foreign application or submission in any country or group of countries for permission to conduct human clinical investigations.

1.74         “Indemnified Party” means (a) Acorda, with respect to any claim for which an Acorda Indemnitee is entitled to indemnification from Licensee pursuant to Section 11.1, or (b) Licensee, with respect to any claim for which a Licensee Indemnitee is entitled to indemnification from Acorda pursuant to Section 11.2.

1.75         “Indemnifying Party” has the meaning set forth in Section 11.3.

1.76         “Indication” shall mean any human disease or condition, or sign or symptom of a human disease or condition.

1.77         “JCC” has the meaning set forth in Section 3.2.

1.78         “JDC” has the meaning set forth in Section 3.2.

1.79         “Joint IP” means Joint Know-How and Joint Patent Rights.

1.80         “Joint Know-How” means all Know-How invented, developed, conceived, reduced to practice or authored jointly by or on behalf of Licensee or its Affiliates, on the one hand, and Acorda or its Affiliates, on the other hand, during the Term that arise out of or relate to this Agreement, including the Exploitation of the Compound or Licensed Product.

1.81         “Joint Patent Rights” means all Patent Rights throughout the world covering the Joint Know-How.

1.82         “Joint Steering Committee” or “JSC” means the joint steering committee formed by the Parties as described in Section 3.1(a).

1.83         “Know-How” means any non-public information, ideas, data, inventions, works of authorship, trade secrets technology, or materials, including formulations, molecules, assays, reagents, compounds, compositions, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, and whether stored or transmitted in oral, documentary, electronic or other form, including all Regulatory Documentation.

1.84         “Law” means any law, statute, rule, regulation, ordinance, regulatory guidance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including (a) good clinical practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities, (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country, and (c) all export control laws.

1.85         “LIBOR Rate” means, for any applicable interest period, the rate per annum equal to the average of the one-month U.S. Dollar British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Thomson Reuters (or, if Thomson Reuters does not publish quotations of BBA LIBOR, another commercially available source providing quotations of BBA LIBOR as reasonably selected by agreement of the Parties), with the average determined by adding the BBA LIBOR for each day on which the BBA LIBOR is published during the applicable period, divided by the number of such days during such period.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by agreement of the Parties.

1.86         “Licensed IP” means, collectively, Acorda IP and Acorda’s and its Affiliates’ interest in Joint IP.

1.87         “Licensed Know-How” means, collectively, Acorda Know-How and Acorda’s and its Affiliates’ interest in Joint Know-How.

1.88         “Licensed Patent Rights” means, collectively, Acorda Patent Rights and Acorda’s and its Affiliates’ interest in Joint Patent Rights.

1.89         “Licensed Product” means any pharmaceutical product containing the Compound, alone or in combination with other active or inactive components.  As used in this Agreement, except where not appropriate in context, the Licensed Product also means the Compound contained in the Licensed Product.

1.90         “Licensed Product Trade Dress” has the meaning set forth in Section 7.5(b)(ii).

1.91         “Licensed Product Trademark” has the meaning set forth in Section 7.5(b)(ii).

1.92         “Licensee” has the meaning set forth in the preamble.

1.93         “Licensee Change of Control Party” has the meaning set forth in Section 1.21.

1.94         “Licensee Indemnitees” means Licensee, its Affiliates and the directors, officers, employees and agents of Licensee and its Affiliates.

1.95         “Licensee IP” means, collectively, Licensee Know-How and Licensee Patent Rights; provided, however, that Licensee IP specifically excludes Joint IP.

1.96         “Licensee Know-How” means all Know-How that is Controlled by Licensee or its Affiliates as of the Effective Date or that comes under the Control of Licensee or its Affiliates during the Term, that arise out of or relate to this Agreement and which (a) is at any time actually used or anticipated or intended to be used by Licensee in connection with the Development or Commercialization of the Licensed Product, (b) is the subject of a joint Development activity conducted by or with the agreement of the Parties in connection with the Development or Commercialization of the Licensed Product or (c) Licensee otherwise agrees is Licensee Know-How; provided, however, that Licensee Know-How specifically excludes Joint Know-How.

1.97         “Licensee Parent” means Biogen Idec, Inc.

1.98                           “Licensee Patent Rights” means all Patent Rights Controlled by Licensee or its Affiliates as of the Effective Date or that comes under the Control of Licensee or its Affiliates during the Term, that arise out of or relate to this Agreement and that (a) Cover the composition of the Compound or the Licensed Product; (b) Cover the Licensee’s actual or anticipated or intended use or Manufacture of the Compound or the Licensed Product; or (c) Cover Licensee Know-How or the use thereof; provided, however, that Licensee Patent Rights specifically excludes Joint Patent Rights.

1.99                           “Licensee Trademarks” has the meaning set forth in Section 7.5(b)(ii).

1.100                     “Losses” has the meaning set forth in Section 11.1.

1.101                     “Major Market Countries” means the United Kingdom, France, Germany, Italy, Spain and Japan.

1.102                     “Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, supply, processing, filling, packaging, labeling, shipping, and storage of Licensed Product and/or any components thereof, including process and formulation development, process validation, stability testing, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing and release.

1.103                     “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell the Licensed Product (but excluding pricing approval) in any particular country or regulatory jurisdiction in the EU, including such application filed with the EMEA pursuant to the centralized procedure or with the applicable Regulatory Authority of a country in the EU in accordance with the decentralized or mutual recognition procedures or any other national approval procedure.

1.104                     “MS” means multiple sclerosis.

1.105                     “Merck/Elan Agreement” has the meaning set forth in Section 1.64.

1.106                     “NDA” means a New Drug Application filed with the FDA or similar foreign application or submission for Regulatory Approval, including a MAA.

1.107                     “Net Sales” means the gross amounts invoiced by Licensee and Licensee’s Affiliates and Third Party Distributors on sales or other dispositions (excluding sales or dispositions for use in Clinical Trials or other scientific testing or reasonable quantities of samples, in each case for which Licensee, its Affiliates and its Third Party Distributors receive no revenue) of the Licensed Product to unrelated Third Parties in bona fide arm’s-length transactions, less only the following items to the extent included in the gross invoiced sales price of such Licensed Product and not separately invoiced:

(a)                                  trade, cash and quantity discounts actually allowed and taken specifically with respect to sales or other dispositions of the Licensed Product;

(b)                                 tariffs, duties, excises and sales taxes imposed upon and paid directly with respect to such sales or other dispositions (reduced by any refunds of such taxes deducted in the calculation of Net Sales for prior periods and, for the avoidance of doubt, no deduction shall be permitted for income, withholding, corporate or similar taxes);

(c)                                  amounts repaid or credited by reason of rejections, defects, recalls or returns (not to exceed [*****] of amounts invoiced) or because of adjustments or billing errors;

(d)                                 amounts invoiced for freight, shipping, insurance and other transportation expenses, provided, that, if a shipment contains product(s) other than the Licensed Product, then a reasonable allocation shall be made that does not allocate freight, shipping, insurance and other transportation expenses disproportionately to the Licensed Product as compared to such other product(s); and

(e)                                  government mandated rebates (such as those granted pursuant to programs similar to any state or federal Medicare, Medicaid or similar program).

There shall be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate Net Sales.  The deductions set forth above in this Section 1.107 shall be determined in accordance with GAAP, as consistently applied by Licensee and Licensee’s Affiliates and Third Party Distributors across all of their products.  The amounts set forth in clause (a) above shall only be deducted from gross invoiced sales where gross invoiced sales before deductions are non-discounted gross sales amounts.

Transfers of the Licensed Product among Licensee, Licensee’s Affiliates and Licensee’s Third Party Distributors for the purpose of subsequent resale to Third Parties will not generate Net Sales; with respect to such transfers, the gross amounts invoiced in connection with the subsequent resale of the Licensed Product to Third Parties will be included in the calculation of Net Sales.

In the event Licensee, its Affiliates or Third Party Distributors sells the Licensed Product together with other products to Third Parties in a particular country and the price attributable to the Licensed Product is less than the average price of “arms length” sales of the Licensed Product alone in the particular country for the reporting period in which such sales occur (such sales to be excluded from the calculation of the average price of “arms length” sales), Net Sales for any such sales shall be the average price of “arms length” sales by Licensee, its Affiliates or Third Party Distributors of the Licensed Product alone and in the country during the reporting period in which such sales occur.  If the average price of “arms length” sale of the Licensed Product cannot be determined in any given country, the Net Sales will be determined by the value of the Licensed Product sold to similar customers in countries with similar pricing and reimbursement structures and for similar quantities.  Any dispute as to the determination of fair market value that cannot be resolved through discussion between the Parties shall be determined in accordance with Section 3.5(c)(iii).

Notwithstanding the foregoing, in the event a Licensed Product is sold as a Combination Product, in determining the Acorda Royalty Rate due hereunder Net Sales shall be calculated by [*****]. In the event no such separate sales are made by Licensee or its Affiliates or Third Party

*****Omitted pursuant to a confidential treatment request.

Distributors, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the respective fair market values of the active components of such Combination Product.  If the Parties are unable to reach agreement regarding such issue within thirty (30) days after commencing good faith negotiations, the issue shall be referred to the JCC (and will be subject to dispute resolution in accordance with Section 3.5(c)(iii)); provided, that, unless Acorda otherwise agrees, in Acorda’s sole discretion, such negotiated method for calculating Net Sales of a Combination Product shall not result in average per unit attributed price for the Licensed Product, on a per unit of Combination Product basis, that is less than [*****] of the average per unit price over the preceding [*****] for which the Licensed Product was sold in such country as a non-combination product.  For purposes of clarity, this paragraph shall not apply to the Elan Royalty Rate.

1.108                     “Non-Breaching Party” has the meaning set forth in Section 15.2(b).

1.109                     “Notifying Party” has the meaning set forth in Section 6.2(b).

1.110                     “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities for the Licensed Product (which may include items such as general laboratory supplies used in Development or database acquisition or expansion in accordance with Section 6.2(a)).

1.111                     “Party” means Acorda or Licensee, “Parties” means Acorda and Licensee.

1.112                     “Patent Rights” means (a) patent applications (including provisional applications); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to or claiming the priority date(s) of any of the foregoing; (d) rights derived from any of (a)-(c), including any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals, revalidations, revivals, patents of addition and foreign counterparts thereof; and (e) all patents and patent applications claiming overlapping priority therefrom.

1.113                     “Patent Term Extension” means any patent term extension, adjustment or restoration or supplemental protection certificates.

1.114                     “Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, or any other entity or body.

1.115                     “Person Day” means eight (8) hours of work.

1.116                     “Pharmacovigilance Agreement” has the meaning set forth in Section 6.2(f).

1.117                     “Phase 1 Clinical Trial” means a human clinical trial that provides for the first introduction into humans of the Licensed Product and that is intended to initially evaluate the

*****Omitted pursuant to a confidential treatment request.

safety, tolerance or pharmacological or antigenic effects of the Licensed Product in human subjects, or that is otherwise described in 21 CFR §312.21(a) or its foreign counterpart.

1.118                     “Phase 2 Clinical Trial” means a human clinical trial that is intended to initially evaluate the dosing and effectiveness of the Licensed Product, and to further evaluate the safety of the Licensed Product, or that is otherwise described in 21 CFR §312.21(b) or its foreign counterpart.

1.119                     “Phase 3 Clinical Trial” means a human clinical trial that is prospectively designed to demonstrate statistically whether the Licensed Product is safe and effective to control, mitigate, prevent, treat or cure a particular Indication in a manner sufficient to obtain Regulatory Approval to market such Licensed Product, or that is otherwise described in 21 CFR §312.21(c) or its foreign counterpart.

1.120                     “Phase 4 Clinical Trial”  means a human clinical trial (other than a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial) which is conducted on the Licensed Product and after Regulatory Approval of the Licensed Product has been obtained from an appropriate Regulatory Authority, and includes (a) trials conducted voluntarily after Regulatory Approval by one or both of the Parties for enhancing marketing or scientific knowledge of an approved Indication or (b) trials conducted after Regulatory Approval due to request or requirement of a Regulatory Authority or as a condition of a previously granted Regulatory Approval.

1.121                     “Prior Confidentiality Agreement” means the Confidential Disclosure Agreement between the Parties, dated March 16, 2009, as amended on April 16, 2009.

1.122                     “Promotional Materials” means any printed or other materials bearing the name (trade name or generic name) used to promote the Licensed Product in any country in the world, including brochures, journal ads, selling aids, posters, reprints, video or audio tapes, press releases, Internet pages and websites, radio or television advertisements and textbooks created or distributed by a Party, its Affiliates or, with respect to Acorda, its licensees (other than Licensee) and, with respect to Licensee, its Third Party Distributors, and any other items defined as labeling or advertisements in accordance with applicable Law.

1.123                     “Proposed Development Plan Amendment” has the meaning set forth in Section 5.4(b)(i).

1.124                     “Publication” means any publication in a scientific journal, any abstract to be presented to any scientific audience, any presentation at any scientific conference, any other scientific presentation and any other oral, written or electronic disclosure directed to a scientific audience which pertains to the Compound, the Licensed Product or the use of the Licensed Product.

1.125                     “Receiving Party” has the meaning set forth in Section 1.32.

1.126                     “Reconciliation Payment” has the meaning set forth in Section 5.6(c).

1.127                     “Region” means each group of countries identified as a “Region” in Exhibit G.

1.128                     “Regulatory Approval” means, with respect to a pharmaceutical or biological product or medical device in a country or regulatory jurisdiction, the act of a Regulatory Authority necessary for the marketing and commercial sale of such product in such country or regulatory jurisdiction (including pricing and/or reimbursement approval in any country in which pricing and/or reimbursement approval is required by applicable Laws), including the approval of a NDA by the FDA.

1.129                     “Regulatory Authority” means any applicable government regulatory authority involved in the granting of Regulatory Approval for a Licensed Product in a country or regulatory jurisdiction, including the FDA, the EMEA and foreign equivalents thereof.

1.130                     “Regulatory Documentation” means, with respect to the Compound and Licensed Product, all INDs or other regulatory applications submitted to any Regulatory Authority, Regulatory Approvals, pre-clinical and clinical data and information, regulatory materials, drug dossiers, master files (including DMFs), and any other reports, records, regulatory correspondence and other materials relating to Development or Regulatory Approval of the Compound or Licensed Product including those materials necessary to Develop, Manufacture, distribute, sell or otherwise Commercialize the Licensed Product, including any information that relates to pharmacology, toxicology, chemistry, manufacturing and controls data, batch records, safety and efficacy, and any safety database.

1.131                     “Regulatory Exclusivity” means, with respect to a country, any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority with respect to the Licensed Product in such country, other than a Patent Right.

1.132                     “Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 CFR §314.3(b), and any foreign equivalents.

1.133                     “Royalty Term” means, with respect to the Licensed Product and a country in the Territory, the period of time beginning on the Effective Date and continuing until the earlier of (a) the termination of this Agreement, pursuant to and to the extent set forth in Article 15, and (b) the latest of (i) the expiration of the last Valid Claim of the Licensed Patent Rights which Covers the Exploitation of the Licensed Product in such country; (ii) fifteen (15) years after the First Commercial Sale of the Licensed Product in such country; (iii) the expiration of Regulatory Exclusivity in such country; and (iv) the existence of Competition (as defined in the Elan License Agreement) in such country.

1.134                     “SEC” has the meaning set forth in Section 10.2(c).

1.135                     “Serious Adverse Drug Experience” has the meaning set forth in Section 6.2(b).

1.136                     “Severed Clause” has the meaning set forth in Section 16.10.

1.137                     “Specifications” means (a) with respect to the bulk Licensed Product, the specifications for the bulk Licensed Product, as determined pursuant to the Elan Supply

Agreement and Section 6.3 of the Elan License Agreement and as may be amended in accordance with the Supply Agreement, and (b) with respect to the packaging and labeling for orders of the Licensed Product for sale in a particular country in the Territory, the specifications therefor mutually agreed upon by the Parties in accordance with the Supply Agreement.

1.138                     “Subject Disclosure” has the meaning set forth in Section 10.4.

1.139                     “Supply Agreement” means the supply agreement entered into by Acorda and Licensee as described in Section 2.7.

1.140                     “Term” has the meaning set forth in Section 15.1.

1.141                     “Terminated Country” means with respect to a termination of this Agreement pursuant to Section 15.2, 16.2 or 16.4, as applicable, (i) the country(ies) subject to such termination; (ii) with respect to one or more Regions subject to such termination, all country(ies) in such Region(s) and (iii) with respect to termination of this Agreement in its entirety, all countries in the world.

1.142                     “Territory” means the world, excluding the Acorda Territory.

1.143                     “Third Party” means any Person other than the Parties and their Affiliates.

1.144                     “Third Party Distributor” has the meaning set forth in Section 2.1(c)(i).

1.145                     “Time-Constrained Commercial Diligence Determination” has the meaning set forth in Section 7.2(c)(ii).

1.146                     “Treatment” (or, when required by context, “Treat” or “Treats”) means, with respect to an Indication, the treatment, control, mitigation, prevention, cure or diagnosis of such Indication.

1.147                     “Unexpected Adverse Drug Experience” has the meaning set forth in Section 6.2(b).

1.148                     “Valid Claim” means a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time (including any extensions) allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any patent application that has been pending less than [*****] from the earliest date on which such patent application claims priority and which claim has not been irretrievably cancelled, withdrawn or abandoned, provided, that, if, at any time after such [*****] period, a patent issues from such patent application with such claim, such claim shall be a Valid Claim, effective as of the date of issue of such patent.

*****Omitted pursuant to a confidential treatment request.

1.149                     Construction.  In construing this Agreement, unless expressly specified otherwise;

(a)                                  references to Sections and Exhibits are to sections of, and exhibits to, this Agreement;

(b)                                 except where the context otherwise requires, use of either gender includes the other gender, and use of the singular includes the plural and vice versa;

(c)                                  headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(d)                                 any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words;

(e)                                  except where the context otherwise requires, the word “or” is used in the inclusive sense;

(f)                                    all references to “dollars” or “$” herein shall mean U.S. Dollars; and

(g)                                 each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

2.                                       LICENSES

2.1                                 Licenses to Licensee.

(a)                                  Licensed IP.  Subject to the terms and conditions of this Agreement, Acorda hereby grants to Licensee and its Affiliates during the Term an exclusive, royalty-bearing, non-sublicenseable (except in accordance with Section 2.1(c)), non-transferable (except in accordance with Section 16.1) license, under the Licensed IP, to (i) Exploit (other than to make or have made) the Licensed Product in the Field in the Territory and (ii) Develop the Licensed Product outside the Territory for the sole purpose of Exploiting the Licensed Product in the Territory; provided, that Licensee has first submitted a proposal to conduct such activity in accordance with Section 5.4(b)(ii), and such proposal has been reviewed by the JDC and all disputes regarding it, if any, have been resolved in accordance with Section 3.5(c).

(b)                                 Trademarks and Trade Dress. Subject to the terms and conditions of this Agreement, Acorda hereby grants to Licensee and its Affiliates during the Term a non-exclusive, non-sublicenseable (except in accordance with Section 2.1(c)), non-transferable (except in accordance with Section 16.1) license to use the Licensed Product Trademarks and Licensed Product Trade Dress solely to Exploit (other than to make or have made) the Licensed Product in the Field in the Territory.

(c)                                  Sublicenses to Third Party Distributors.

(i)                                     Notwithstanding anything in this Agreement to the contrary, Licensee and its Affiliates shall be permitted to sublicense to a Third Party (such Third Party sublicensee, a “Third Party Distributor”) the rights to distribute, import, market, promote and sell the Licensed Product granted to Licensee in Sections 2.1(a) and 2.1(b) in a country or countries in the Territory solely to the extent (A) with respect to any Patent Rights or Know How of Elan, as permitted by Elan; (B) that neither Licensee nor its Affiliates are distributing, marketing, promoting and selling their own products, without the use of a Third Party distributor, in such country or countries; (C) such rights are necessary for such Third Party Distributor to distribute, market, promote and sell the Licensed Product in such country or countries; and (D) Licensee agrees to reimburse Acorda and Elan in respect of any adverse tax consequences for Acorda or Elan resulting from such Third Party Distributor arrangement; provided, however that no Third Party Distributor shall have the right to sublicense the rights granted to it in this Section 2.1(c).

(ii)                                  Notwithstanding anything in this Agreement to the contrary but subject to Elan’s consent, during the Term, Licensee and its Affiliates shall be permitted to sublicense to a Third Party Distributor the rights to package and label the Licensed Product in a country or countries in the Territory solely to the extent that such rights are necessary for such Third Party Distributor to package and label the Licensed Product in such country or countries.  Acorda represents and warrants that Elan has agreed in writing to consent to sublicenses to be granted under this Section 2.1(c)(ii) to the extent provided in the Elan Consent.  Except to the extent set forth in Section 2.1(c)(i) above, in no event shall a sublicense granted under this Section 2.1(c)(ii) give a Third Party Distributor the rights to Commercialize a Licensed Product.  Licensee shall provide to Acorda, and Acorda shall provide to Elan, all amounts to which Elan is entitled under the Elan License Agreement and the Elan Supply Agreement as a result of the granting of such rights to such Third Party Distributor.

(iii)                               In the event that a Third Party Distributor is entitled to access to Confidential Information disclosed by Acorda to Licensee, the agreement between the Third Party Distributor and Licensee shall contain obligations of confidentiality no less onerous than those set out in this Agreement.  Acorda shall be furnished with a copy of the executed sublicense or other agreement contemplated by this Section 2.1(c).  Any sublicense permitted by this Section 2.1(c) shall be subject to the terms of this Agreement, but excluding the right to grant a further sublicense, and must be consistent with and require the Third Party Distributor to meet all applicable obligations and requirements of this Agreement and the Acorda Third Party Agreements.  Licensee shall ensure that Acorda and Elan shall have the same rights of audit and inspection with respect to a Third Party Distributor as granted to Acorda and Elan, respectively, pursuant to this Agreement concerning Licensee.  Licensee shall remain responsible for all acts and omissions of any Third Party Distributor as if such acts and omissions were by Licensee.  Any sublicense or other agreement permitted by this Section 2.1(c) shall automatically and immediately terminate to the extent of termination of this Agreement in whole or as to the relevant country or countries.

2.2                                 Limitation on License Grants.

(a)                                  In the event that Licensee or its Affiliates wish to Exploit a Combination Product for the treatment of spinal cord injury, Licensee shall seek the prior written consent of Acorda to extend the licenses granted by Acorda to Licensee pursuant to this Agreement to Exploit such Combination Product.  Acorda shall not withhold consent to a request by Licensee under this Section 2.2(a) unless Elan withholds its consent under the Elan License Agreement to extend such license.  In the event that Acorda’s consent is furnished, the Parties shall negotiate in good faith the terms of an agreement with respect to such Combination Product, including, where applicable, such amendments as are appropriate to this Agreement.  If the Parties are unable to reach agreement on such terms, the matter shall be referred to resolution in accordance with Section 3.5(c)(iii).

(b)                                 Third Party Agreements.  Licensee acknowledges and agrees that it has received a copy of the Acorda Third Party Agreements listed in Exhibit D, including the Elan License Agreement, and that the rights, licenses and sublicenses granted by Acorda to Licensee in this Agreement are subject to the terms of the Acorda Third Party Agreements and the rights granted to the Third Party counterparties thereunder.  Licensee covenants to comply with, and to cause its Affiliates and Third Party Distributors to comply with, the Acorda Third Party Agreements, and to take any action reasonably requested by Acorda, to prevent any potential breach of any terms of such Acorda Third Party Agreements.  To the extent there is a conflict between the terms of any Acorda Third Party Agreement and the rights granted to licensee hereunder, the terms of such Acorda Third Party Agreement shall control solely with respect to the Patent Rights and Know-How owned or controlled by such Third Party licensor.

(c)                                  Restrictive Covenants.

(i)                                     Subject to the rights granted to Licensee, its Affiliates and its Third Party Distributors in Section 2.1 and applicable Law, Licensee hereby covenants and agrees that it shall not (and shall cause its Affiliates and its Third Party Distributors not to), either directly or indirectly (A) Exploit the Licensed Product outside the Territory or Field, including through the actions of key opinion leaders, or (B) market, detail, promote, offer to sell, sell, have sold, distribute or export the Licensed Product to any purchaser if Licensee, its Affiliate or Third Party Distributor knows or has reason to believe that such purchaser intends to market, detail, promote, offer to sell, sell, have sold, distribute or export the Licensed Product outside the Territory or outside the Field.  If Licensee knows or should reasonably suspect that a customer or distributor, or a customer’s distributor or customer, is engaged in the sale or distribution of the Licensed Product for use outside the Territory or outside the Field, then Licensee shall (1) within three (3) Business Days of gaining knowledge, or a reasonable suspicion, of such activities notify Acorda regarding such activities and provide all information that Acorda may reasonably request concerning such activities and (2) take all reasonable steps (including cessation of sales to such customer) necessary to limit such sale or distribution for use outside the Territory or outside the Field.  All inquiries or orders received by Licensee, its Affiliates or its Third Party Distributors for the Licensed Product to be delivered outside the Territory or outside the Field shall be referred to Acorda.

(ii)                                  Subject to the rights granted to Acorda and its Affiliates in Section 2.4 and applicable Law, Acorda hereby covenants and agrees that it shall not (and shall cause its Affiliates not to), either directly or indirectly, (A) Exploit the Licensed Product in the Field outside the Acorda Territory, including through the actions of key opinion leaders or (B) market, detail, promote, offer to sell, sell, have sold, distribute or export the Licensed Product to any purchaser if Acorda or its Affiliate, knows or has reason to believe that such purchaser intends to market, detail, promote, offer to sell, sell, have sold, distribute or export the Licensed Product in the Field outside the Acorda Territory.  If Acorda knows or should reasonably suspect that a customer or distributor, or a customer’s distributor or customer, is engaged in the sale or distribution of the Licensed Product for use in the Field outside the Acorda Territory, then Acorda shall (1) within three (3) Business Days of gaining knowledge, or a reasonable suspicion, of such activities notify Licensee regarding such activities and provide all information that Licensee may reasonably request concerning such activities and (2) take all reasonable steps (including cessation of sales to such customer) necessary to limit such sale or distribution for use in the Field outside the Acorda Territory.  All inquiries or orders received by Acorda or its Affiliates for the Licensed Product in the Field to be delivered outside the Acorda Territory shall be referred to Licensee.

(iii)                               Licensee shall, and shall require its Affiliates and Third Party Distributors to, use Commercially Reasonable Efforts to prevent importation of the Licensed Product into the Acorda Territory, and to use (A) those methods commonly used in the industry for such purpose, including, to the extent reasonably practical, by using different packaging for the Licensed Product in the Territory than that used in the Acorda Territory, and (B) those methods commonly used by Licensee for such purpose, including (1) providing Forecasts (as defined in the Supply Agreement) for supply in each country (including Canada) in the Territory that is generally known to be a source for prescription drugs for purchase for importation to the Acorda Territory, on a country-by-country basis, based on a reasonable assessment of the number of units of Licensed Product expected to be prescribed for use by patients in such country, and (2) limiting the amount of Licensed Product shipped to each country in the Territory from which importation into the Acorda Territory is likely to occur to the percentage of Licensed Product reasonably anticipated to be sold for use in such country, based on such Forecasts provided in the preceding subclause (1).  Licensee shall use Commercially Reasonable Efforts to monitor exports of Licensed Products from the Territory, using methods commonly used in the industry for such purpose and those methods commonly used by Licensee for such purpose, including the utilization of a stock management program.  Licensee shall promptly inform Acorda of any exports of Licensed Products from the Territory and Licensee’s actions taken to prevent such exports.  Licensee shall, and shall require its Affiliates and Third Party Distributors to, take any actions which are reasonably requested by Acorda in writing and permitted by applicable Laws, to prevent exports of Licensed Products from the Territory.  Failure of Licensee to take such action shall be deemed a material breach of this Agreement.

(iv)                              To help ensure adequate supply within Canada and to comply with Licensee’s obligation to sell Licensed Product only in the Territory, the Parties agree that, in the event Acorda reasonably believes that the quantity of Licensed Product requested by Licensee pursuant to a Forecast (as defined in the Supply Agreement) for supply in Canada in a [*****] period exceeds a reasonably necessary amount or Acorda otherwise in good faith has concerns

*****Omitted pursuant to a confidential treatment request.

that Licensee’s sale of Licensed Product is impacting the sales of Licensed Product in the Acorda Territory, Acorda shall be entitled to refer such dispute to the Executive Officers of the Parties for resolution.  In the event that the Executive Officers cannot reach agreement on the matter, the matter will be referred to an Expert Panel composed of individuals with expertise in commercial matters for final binding resolution in accordance with the procedures set forth in Section 3.5(c)(iii).

2.3           Acknowledgments Regarding Know-How.  Licensee acknowledges that the Licensed Know-How comprises valuable trade secrets and other proprietary information and that the royalties set forth in Section 8.3 with respect to such Licensed Know-How are fair and reasonable compensation for the rights granted hereunder to such Licensed Know-How.

2.4           Grants to Acorda.

(a)           Licenses to Acorda.   Subject to the terms and conditions of this Agreement, Licensee grants to Acorda and its Affiliates (i) an exclusive, royalty-free, sublicenseable, non-transferable (except in accordance with Section 16.1) license, under Licensee IP and Licensee’s and its Affiliates’ interests in Joint IP, to Exploit the Licensed Product in the Acorda Territory; (ii) an exclusive, royalty-free, sublicenseable, non-transferable (except in accordance with Section 16.1) license, under Licensee IP and Licensee’s and its Affiliates’ interests in Joint IP, to Exploit the Licensed Product outside the Field in the Territory; and (iii) an exclusive, royalty-free, sublicenseable, non-transferable (except in accordance with Section 16.1) license, under Licensee IP and Licensee’s and its Affiliates’ interests in Joint IP, to Exploit the Licensed Product inside the Territory for purposes of exercising Acorda’s rights set forth in Section 2.5(a).

(b)           Covenant not to Sue.  Licensee, on behalf of itself and its Affiliates and Third Party Distributors, hereby covenants not to sue Acorda, or its Affiliates, licensees, contractors, distributors or customers, in the event that the Exploitation of the Licensed Product, as it exists as of the Effective Date or as Developed in accordance with and pursuant to Section 5.4 of this Agreement (i) in the Acorda Territory, (ii) outside the Field in the Territory or (iii) in the Territory for purposes of exercising Acorda’s rights set forth in Section 2.5(a), by Acorda or its Affiliates, licensees, contractors or distributors, would, in such case, infringe a claim of any Patent Rights which Licensee, its Affiliates or Third Party Distributors own or control as of the Effective Date and which Patent Rights are not covered by the grant in Section 2.4(a).

2.5           Retained Rights.

(a)           Except as expressly provided in Sections 2.1 and 7.5(b), all rights in and to the Acorda IP, and any trademarks or other Patent Rights or Know-How of Acorda and its Affiliates, are hereby retained by Acorda and its Affiliates or its licensors, as applicable.  Notwithstanding Section 2.1, Acorda retains the right to Develop, Manufacture and have Manufactured Licensed Product in the Territory for the sole purpose of Developing and Manufacturing the Licensed Product for sale, offer for sale, use or distribution in, and importation into, the Acorda Territory or outside the Field in the Territory or for sale to Licensee and its Affiliates and Third Party Distributors.

(b)           Except as expressly provided in Sections 2.4, 7.5(b) and 15.3, all rights in and to the Licensee IP, and any trademarks or other Patent Rights or Know-How of Licensee and its Affiliates, are hereby retained by Licensee and its Affiliates.

(c)           Acorda and Licensee acknowledge that Elan retains, and the Development activities conducted by the Parties pursuant to this Agreement shall not limit, Elan’s rights with respect to the Elan Know-How and Elan Patent Rights as set forth in the Elan License Agreement.

2.6           Non-Compete.

(a)           Restriction on Licensee.  During the Term, and for a period of [*****] following the Term, Licensee agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest (other than through an ownership interest of [*****] or less of a public company), Exploit any Competing Licensed Product in any country.  For the avoidance of doubt, Licensee may, during the Term, Exploit (other than to make or have made) Licensed Product solely as provided in this Agreement.

(b)           Restriction on Acorda.  During the Term, and for a period of [*****] following the Term, Acorda agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest (other than through an ownership interest of [*****] or less of a public company), Exploit any Competing Licensed Product in the Territory.  For the avoidance of doubt, Acorda may, during the Term and thereafter, Exploit Licensed Product (i) in the Acorda Territory, and (ii) in the Territory as provided in Section 2.5(a) or following termination of this Agreement.

2.7           Supply Agreement.  Contemporaneously with the execution of this Agreement, the Parties have entered into a supply agreement, in the form set forth in Exhibit E, pursuant to which Acorda will supply the Licensed Product to Licensee.  Licensee shall purchase all of its and its Affiliates’ and Third Party Distributors’ requirements for the Licensed Product from Acorda to the extent required under the Supply Agreement.

2.8           In-Licensed Technology.

(a)           After the Effective Date, if either Party, its Affiliates or, in the case of Licensee, its Third Party Distributors, identify the need for, or are otherwise offered, a license, covenant not to sue or similar rights to Third Party Patent Rights or Know-How that such Party, its Affiliates or, in the case of Licensee, its Third Party Distributors, in good faith believes are (i) necessary to avoid infringement or misappropriation of such Patent Right or Know-How based on the Exploitation of the Licensed Product in the Field in the Territory or (ii) necessary or useful for the Exploitation of the Licensed Product in the Field in the Territory, prior to commencing negotiations or entering into an agreement with respect to any such Third Party license or covenant, such Party shall promptly notify the other Party.  The Parties shall thereafter conduct good faith discussions regarding whether such Third Party Patent Rights or Know-How are necessary or useful for the Exploitation of the Licensed Product.

*****Omitted pursuant to a confidential treatment request.

(b)           If the Parties agree that such Third Party Patent Rights or Know-How are necessary or useful for the Exploitation of the Licensed Product in the Field in the Territory, Acorda shall have the first right to in-license such rights on a worldwide basis; provided, however that no definitive license agreement shall be signed by either Party with regard to such rights without the other Party’s written consent, which shall not be unreasonably withheld or delayed.  The Parties shall share in the costs of such in-licensed rights as follows:

(i)            Each Party shall pay [*****] of any up-front license fee or other acquisition cost and milestones based on the principle that such rights in the Acorda Territory constitute [*****] of such cost and such rights in the Territory constitute [*****] of such cost; provided that if such Third Party license rights are available only in one Party’s territory, such Party shall be responsible for [*****] of such costs.  Notwithstanding anything in this Section 2.8(b)(i) to the contrary, if such Third Party license rights are available, necessary or useful in a portion of, but not in the entirety of, a Party’s territory, the Parties shall conduct good faith negotiations regarding the appropriate percentage of acquisition costs to be paid by each Party.

(ii)           Regardless of which Party licenses such rights, (A) each Party shall pay to the applicable Third Party licensor (or as applicable, to the licensing Party for delivery to such Third Party) [*****] royalties payable in respect of sales of products by such Party, its Affiliates, Third Party Distributors or sublicensees and (B) to the extent the Parties agree, or to the extent it is decided pursuant to Section 2.8(d), that such in-licensed rights are necessary to Exploit the Licensed Product in the Field and in the Territory without infringing such Third Party Patent Rights, Licensee shall reduce the royalty paid to Acorda pursuant to Section 8.3(a) in accordance with Section 8.3(c).  The Party that receives a sublicense from the other Party under such Third Party Patent Rights or Know-How shall submit payment to the licensing Party of all payments due under Section 2.8(b)(i) and this Section 2.8(b)(ii) promptly (but no later than fifteen (15) days after) receipt of a written request from the licensing Party.

(iii)          If Acorda is the Party to license such rights, Acorda’s agreement with such licensor shall thereafter be considered an Acorda Third Party Agreement and such Patent Rights and Know-How shall be included in the Acorda IP licensed hereunder.

(c)           To the extent that after the Effective Date either Party enters into an agreement with a Third Party pursuant to which such Party in-licenses intellectual property that is sublicensed to the other Party, the in-licensing Party shall provide a copy of the in-license agreement to the other Party.

(d)           If the Parties disagree on whether Third Party Patent Rights or Know-How are necessary or useful for the Exploitation of the Licensed Product in the Field in the Territory, the matter shall be referred to the JDC and any disputes elevated from the JDC shall be resolved in accordance with Section 3.5(c)(iii).

2.9           Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  The Parties will retain and may fully exercise all of

*****Omitted pursuant to a confidential treatment request.

their respective rights and elections under the Bankruptcy Code.  Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.”  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in such Party’s possession, will be promptly delivered to it upon such Party’s written request thereof.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

3.             GOVERNANCE

3.1           Joint Steering Committee.

(a)           The Parties shall establish a Joint Steering Committee within thirty (30) days after the Effective Date that will have the responsibility for the overall coordination and oversight of the Parties’ activities under this Agreement.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial representatives on the JSC.  One (1) representative from each Party shall alternate in acting as the chairperson of the JSC for one Calendar Year term, with Acorda’s representative chairing the JSC for the first Calendar Year.  The chairperson shall not have any greater authority than any other representative on the JSC and shall conduct the following activities of the Joint Steering Committee: (a) calling meetings of the JSC, (b) preparing and issuing minutes of each such meeting within thirty (30) days thereafter, and (c) preparing and circulating an agenda for the upcoming meeting; provided, that the chairperson shall include any agenda items proposed by the Party of which the chairperson is not a representative.

(b)           Responsibilities.  The JSC shall have responsibility for:  (i) attempting to resolve any disputes and to consider any other issues brought to its attention by the Parties (including disputes regarding any proposed amendments to the Development Plan or the Commercialization Plan); and (ii) performing such other functions as appropriate to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing.

3.2           Subcommittees.  Acorda and Licensee may establish such subcommittees of the JSC as deemed necessary by the Parties.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and Commercialization of the Licensed Product in the Field in the Territory.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to, and any decisions shall be made by, the JSC, subject to Section 3.5.  The initial two subcommittees of the JSC will be the joint development committee (the “JDC”) and the joint commercialization committee (“JCC”).

(a)           Joint Development Committee.

(i)            The JDC shall oversee Development of the Licensed Product in the Field in the Territory and any joint Development activities undertaken by the Parties.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial representatives on the JDC.  Acorda shall appoint a person from among its representatives on the JDC to serve as the chairperson of the JDC.  The chairperson shall coordinate administrative activities of the JDC, but shall not have any greater authority than any other representative on the JDC.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JDC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JDC, its representatives on the JDC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Development of the Licensed Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the JDC.

(ii)           Responsibilities.  The JDC shall have responsibility for (A) setting overall strategic objectives and plans related to the Development of the Licensed Product in the Field in the Territory; (B) reviewing and approving, as applicable, the Development Plan, and any amendments or revisions thereto, including any joint Development activity and all Licensee Development reports provided in accordance with Section 5.3 for the Licensed Product in the Field for the Territory; (C) monitoring each Party’s performance against the then-current Development Plan; (D) reviewing, commenting on and approving, as necessary, any Clinical Trial Summary or Clinical Trial protocol submitted by a Party to the JDC in accordance with Section 5.7; (E) reviewing and approving the Pharmacovigilance Agreement in accordance with Section 6.2; (F) reviewing and approving Licensee’s regulatory strategies for the Licensed Product in the Field for the Territory; (G) reviewing Development activities for Licensed Product for the Territory that may impact Development of the Licensed Product by Acorda for the Acorda Territory; (H) reviewing Development activities for the Licensed Product for the Acorda Territory that Acorda submits to the JDC in accordance with its reporting obligations under Section 5.3(b); and (I) facilitating the exchange of information between the Parties under this Agreement regarding the strategy for implementing the Development activities, including sharing Development data created pursuant to this Agreement and establishing procedures for the efficient sharing of information and materials necessary for the Parties’ Development of the Licensed Product for the Field in the Territory; and (J) such other responsibilities as may be assigned to the JDC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(b)           Joint Commercialization Committee.

(i)            The JCC shall oversee Commercialization of the Licensed Product in the Field in the Territory.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial representatives on the JCC.  Licensee shall appoint a person from among its representatives to serve as the chairperson of the JCC.  The chairperson shall coordinate administrative activities of the JCC, but shall not have any greater authority than any other representative on the JCC.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JCC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JCC, its representatives on the JCC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Commercialization of Licensed Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the JCC.

(ii)           Responsibilities.  The JCC shall have responsibility for (A) setting overall strategic objectives and plans related to Commercialization of Licensed Product in the Field in the Territory; (B) reviewing, commenting on and approving the Commercialization Plan; (C) reviewing, commenting on or approving, as necessary, any Promotional Materials and/or Educational Materials and Activities submitted by a Party to the JCC in accordance with Section 5.8; (D) monitoring Licensee’s performance against the then-current Commercialization Plan; (E) reviewing Commercialization issues for Licensed Product in the Field in the Territory that will have an impact on Commercialization of Licensed Product in the Acorda Territory; (F) reviewing Commercialization activities for the Licensed Product in the Acorda Territory that Acorda submits to the JCC in accordance with its reporting obligations under Section 7.3(b); (G) providing a forum for the Parties to discuss the Commercialization of the Licensed Product in the Field in the Territory in the broader context of the Global Branding Strategy; and (H) such other responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.  Notwithstanding anything to the contrary in this Agreement, Licensee, its Affiliates and its Third Party Distributors, as applicable, shall determine the price at which Licensee, its Affiliates and its Third Party Distributors offer for sale and sell the Licensed Product in the Field in the Territory and Acorda, its Affiliates, licensees and distributors, as applicable shall determine the price at which Acorda, its Affiliates, licensees and distributors offer for sale and sell Licensed Product in the Acorda Territory or outside the Field (to the extent it is reasonably possible to obtain a separate price for that Indication outside the Field in the Territory).

3.3           Committee Membership.

(a)           General.  Acorda and Licensee shall each designate three (3) representatives to serve on each of the JSC, JDC and JCC by written notice to the other Party.  Either Party may designate a substitute for any of its representatives who is unable to be present at a meeting.  From time to time each Party may replace its representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).  Each Party shall ensure that at all times during the existence of the JSC, JDC and JCC, its representatives on such committee are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Development and Commercialization of the Licensed Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the JSC, JDC or JCC, as applicable.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 10.

(b)           Appointment is a Right.  The appointment of members of the JSC, JDC, JCC and any other subcommittee of the JSC is a right of each Party and not an obligation and shall not be a “deliverable” as referenced in any existing authoritative accounting literature.  Each Party shall be free to determine not to appoint members to the JSC, JDC, JCC or any other subcommittee of the JSC.

(c)           Consequence of Non-Appointment.  If a Party does not appoint members of the JSC, JDC, JCC or any other subcommittee of the JSC, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such members are appointed, all decisions and obligations within the purview of such committee shall henceforth be handled directly between the Parties; provided, that, in the event of any disputes between the Parties, the dispute resolution procedures set forth in Sections 3.5(b), (c) and (d) shall continue to apply (substituting in the provisions of Sections 3.5(b), (c) and (d) references to “the Parties” instead of “the JSC” or “the Joint Steering Committee”).

3.4           Committee Meetings.  The JSC, JDC and JCC shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the chairperson elects to do so.  Meetings of the JSC, JDC and JCC, respectively, shall be effective only if at least one (1) representative of each Party is present or participating.  The JSC, JDC and JCC may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided, that no less than one (1) meeting of the JSC, JDC or JCC, as applicable, during each Calendar Year shall be conducted in person.  Other representatives of each Party involved with the Licensed Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article 10.  Additional meetings of the JSC, JDC or JCC may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in the JSC, JDC and JCC meetings.

3.5           Decisions.

(a)           Initial Dispute Resolution Procedures.  Subject to the provisions of this Section 3.5, actions to be taken by the JSC, JDC and JCC shall be taken only following a unanimous vote, with each Party having one (1) vote.  If the JDC or JCC fails to reach unanimous agreement on a matter before it for decision for a period in excess of thirty (30) days, the matter shall be referred to the JSC.

(b)           Referral to Executive Officers.  If the JSC fails to reach unanimous agreement on a matter before it for decision for a period in excess of thirty (30) days, the matter shall be referred to the Chief Executive Officer of each Party, or a designee of the Chief Executive Officer with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for resolution.  In the event that the Executive Officers are unable to resolve such dispute within ten (10) days of such dispute being referred to the Executive Officers, then the provisions of Section 3.5(c) shall apply.

(c)           Subsequent Dispute Resolution Procedures.  To the extent a dispute of the JSC has not been resolved pursuant to Section 3.5(a) or 3.5(b), the following shall apply:

(i)            Subject to Section 3.5(c)(iii), the Licensee Executive Officer shall have the final decision-making authority with respect to any dispute involving the Development or Commercialization of the Licensed Product in the Field in the Territory; provided, that if Acorda reasonably believes that an activity approved by the Licensee Executive Officer (A) will materially adversely affect the Development or Commercialization of the Licensed Product in the Acorda Territory or outside the Field; or (B) will result in a material safety concern, the dispute shall be resolved by an independent three-member expert panel (an “Expert Panel”).

(ii)           Subject to Section 3.5(c)(iii) and the terms of the Supply Agreement, the Acorda Executive Officer shall have the final decision-making authority with respect to any dispute involving the Development or Commercialization of the Licensed Product in the Acorda Territory or the Manufacture of Licensed Product; provided, that if Licensee reasonably believes that an activity approved by the Acorda Executive Officer (A) will result in a material safety concern, (B) will result in a change in the Manufacturing process for the Licensed Product supplied for the Territory in the Field, or (C) will materially adversely affect the Commercialization or Development of the Licensed Product in or for the Territory, the dispute shall be resolved by an Expert Panel.

(iii)          In the event a dispute is submitted to the Expert Panel, each Party shall have the right to select one member of the Expert Panel, with the third member of the Expert Panel jointly selected by the two members selected by the Parties.  Each Party shall provide the other within ten (10) days the name of the member it has selected and, within five (5) days of the members’ selection, the members will jointly select the third member of the Expert Panel and notify the Parties.  All members of the Expert Panel must be free of any conflicts of interest with respect to either or both Parties and their Affiliates and shall have expertise in the matters concerning the unresolved dispute.  In order to align the expertise of the members of the Expert Panels with the subject matter of the respective issues, unless the Parties otherwise agree, a new Expert Panel shall be set up for each dispute.  However, each Party shall be entitled to decide whether to designate the same or a different member for each Expert Panel.

(A)          Each Party shall within fifteen (15) days following the designation of all of the members of the Expert Panel present to the Expert Panel a written summary of its position with respect to the issue (including factual and documentary evidence with respect to the issue).  The Expert Panel will establish appropriate rules for such proceeding.  The Expert Panel shall, within fifteen (15) days of the Parties’ submission of written summaries, hold a hearing to review the matter, at which time they will consider the summaries and other evidence submitted by each Party as well as reasonable presentations that each Party may present.

(B)           The Expert Panel shall not be permitted to take into account prioritization and resource allocation factors within either Party’s portfolio of products or any matters not raised in the Parties’ written summaries submitted pursuant to Section 3.5(c)(iii)(A). The Expert Panel in resolving disputes shall take into account, giving appropriate weighting depending on the issue raised, the relative merits of the Parties’ positions, the actual and potential commercial market for the Licensed Product in each Party’s territory (including any potential effect a Party’s actions in its territory may have on the Exploitation of the Licensed Product in the other Party’s territory) and public health and safety, provided, that in all cases the

Expert Panel’s decision shall be subject to the relevant provisions of this Agreement and applicable Law.

(C)           The issue shall be determined by majority vote of the Expert Panel.  Decisions of the Expert Panel under this Section 3.5 shall be binding.

(D)          All proceedings and determinations pursuant to this Section 3.5 and information disclosed in connection therewith, whether or not written, shall remain the Confidential Information of both Parties and shall not be used by either Party for any purpose other than the proceedings set forth in this Section 3.5.

(E)           The fees for engaging the Expert Panel shall be shared equally by the Parties.  Each Party shall otherwise bear its own costs.

(iv)          Notwithstanding the foregoing provisions of this Section 3.5(c):

(A)          neither Party shall exercise its right to finally resolve a dispute pursuant to the foregoing clause (i) or (ii), as applicable, and no Expert Panel shall exercise its right to finally resolve a dispute pursuant to the foregoing clause (iii), in a manner that:  (1) excuses such Party from any of its obligations specifically enumerated under this Agreement, (2) negates any consent rights or other rights specifically allocated to the other Party under this Agreement; (3) would cause Acorda to breach an Acorda Third Party Agreement or to require any Third Party to take any actions not required to be performed by such Third Party under any Acorda Third Party Agreement; (4) increases the Development Plan costs for the other Party for a given Calendar Year by more than [*****] above the then current Development Budget for the Calendar Year; or (5) would require either Party (or require Acorda to require a Third Party) to perform any act that it (or such Third Party) reasonably believes to be inconsistent with any Law or any approval, order, policy or guidelines of a Regulatory Authority; provided, that, if such decision would require Acorda, in order to comply with such decisions, to compel the Third Party counterparty to an Acorda Third Party Agreement to perform any act or to refrain from performing any act, Licensee acknowledges and agrees that Acorda shall only be obligated to use Commercially Reasonable Efforts to compel such activity or to refrain from performing such activity.  In addition, the deciding Party in resolving a dispute pursuant to the foregoing clause (i) or (ii) as applicable, shall act in good faith; and

(B)           resolution of any disputes shall be subject to Elan’s rights under Section 10.3 of the Elan License Agreement and any time-frames set forth in this Section 3.5(c) shall, to the extent necessary to comply with such rights, be modified to accommodate the time-frames for dispute resolution under the Elan License Agreement.

(d)           No Limitation on Remedies.  Nothing in this Section 3.5 shall affect the right of a Party to exercise its rights or remedies for a breach of this Agreement by the other Party.

3.6           Authority.  The JSC and any subcommittee (including the JDC and JCC) shall have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In

*****Omitted pursuant to a confidential treatment request.

furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  Without limiting the generality of the foregoing, neither the JSC nor any subcommittee shall have any decision-making authority with respect to any matters related to the (i) Manufacture and supply of the Licensed Product for Development or Commercialization in the Field for the Territory (which shall be governed by the Supply Agreement) or (ii) the Development  or Commercialization of the Licensed Product outside the Field or outside of the Territory.

4.             SHARING OF INFORMATION

4.1           Initial Information Transfer.

(a)           Initial Information Transfer to Licensee.  Within a reasonable period of time after the Effective Date (but in no event later than thirty (30) Business Days after the Effective Date), (i) Acorda shall make available to Licensee, in a mutually-agreed upon format, (A) material data included in the Acorda Know-How and (B) other information regarding the Acorda IP that is necessary for Development and Commercialization of the Licensed Product in the Field in the Territory, and (ii) from the Effective Date through the first anniversary thereof, not to exceed a total of [*****] Person Days unless otherwise mutually agreed upon by the Parties, upon Licensee’s request reasonably in advance, Acorda shall make its relevant scientific and technical personnel available to Licensee at Acorda’s offices, at reasonable times during Acorda’s normal business hours, to answer any questions or provide instruction as reasonably requested by Licensee concerning the information delivered pursuant to this Section 4.1(a).  For the avoidance of doubt, Acorda shall transfer to Licensee Manufacturing information and confidential information belonging to or controlled by Elan and its Affiliates, in each case whether or not included in the Acorda IP, only to the extent permitted by Elan and subject to the terms of the Elan License Agreement, the Elan Supply Agreement and the Elan Consent. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF ACORDA IN THIS AGREEMENT, ALL ACORDA IP OR OTHER INFORMATION TRANSFERRED PURSUANT TO THIS SECTION 4.1(a) SHALL BE PROVIDED ON AN “AS IS” BASIS AND ACORDA DISCLAIMS ALL IMPLIED WARRANTIES REGARDING SUCH ACORDA IP OR OTHER INFORMATION, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

(b)           Right of Reference or Use.  Acorda hereby grants to Licensee solely for the purposes set forth in this Agreement a Right of Reference or Use to any and all Regulatory Documentation Controlled by Acorda prior to the Effective Date, including such Regulatory Documentation generated from any Clinical Trial commenced by Acorda prior to the Effective Date, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Licensee in order to effect such grant.  Notwithstanding the foregoing, nothing in this Section 4.1 is intended to imply the existence of any particular data, information, DMF or other Regulatory Documentation.  Licensee shall not, and shall ensure that its Affiliates do not, exercise such Right of Reference or Use for the purpose of making or having made the Compound or the Licensed Product.

*****Omitted pursuant to a confidential treatment request.

(c)           Other Assistance.  Except as expressly provided in this Section 4.1 or Sections 5.4(b) or 5.5(c), Acorda shall not have any obligation to (i) grant Licensee any right of Reference or Use to any data generated by or on behalf of Acorda or (ii) transfer technology or provide data, information or other assistance to Licensee.  Except as expressly set forth in this Section 4.1 or Sections 5.4(b) or 5.5(c), neither Party shall have any right under this Agreement to use for purposes of seeking Regulatory Approval any data generated in Clinical Trials conducted or funded by the other Party and commenced after the Effective Date.

5.                                       DEVELOPMENT

5.1           Overview.  From and after the Effective Date, (a) Licensee will, subject to the terms of this Agreement, be responsible for Development of the Licensed Product in the Field for the Territory, and (b) Acorda will remain responsible for Development of the Licensed Product in the Field in the Acorda Territory, the Manufacture of the Licensed Product worldwide, and the worldwide Development and Commercialization of the Licensed Product outside the Field.  While the Parties may choose, at their sole discretion, to work together on particular projects (including in accordance with Section 5.4(b)(ii)(A)), except as otherwise provided in this Agreement, the Parties will operate independently in their activities for their respective Development of the Licensed Product, but will provide access to certain information to the JSC (or any subcommittee thereof) and to each other as expressly described in this Agreement.  The Specifications shall only be changed in accordance with the Elan License Agreement, the Elan Supply Agreement and the Supply Agreement.

5.2           Development Plan.  Subject to Elan’s review and consultation rights under Sections 3.1, 10.1 and 10.2 of the Elan License Agreement with respect to Development plans for Licensed Product:

(a)           Initial Development Plan. Licensee shall develop, and submit to the JDC for approval, no later than [*****] after the Effective Date, the initial Development Plan for the Licensed Product for [*****], including all plans for obtaining and maintaining Regulatory Approvals in the Field in [*****].  As soon as reasonably practicable after such initial Development Plan’s development and submission, Licensee shall expand such Development Plan for the remainder of the Territory and submit such expanded Development Plan to the JDC for approval.  The JDC shall promptly review the initial Development Plan, and any subsequent additions or amendments to the Development Plan, after submission of such plan.

(b)           Content of Development Plan.  The Development Plan shall set forth, among other things, the following:

(i)            any preclinical studies, toxicology studies, pharmaco-economic studies, process development studies and other clinical studies, whether pre- or post-approval and whether sponsored or merely supported by the Party, in each case, together with all protocols, endpoints and investigators conducting such studies, with respect to the Product in the Field in the Territory;

*****Omitted pursuant to a confidential treatment request.

(ii)           all regulatory plans and other elements of obtaining and maintaining Regulatory Approvals in the Field in each country in the Territory, consistent with the use of Commercially Reasonable Efforts;

(iii)          a detailed annual budget for all Development Costs for the activities in the applicable Development Plan (the “Development Budget”);

(iv)          the allocation of the Development activities to be conducted by each Party, and as applicable, Elan, and the timeline for completing such Development activities; and

(v)           the plans and timeline for preparing the necessary Regulatory Documentation and for obtaining Regulatory Approval in the Field in the Territory.

(c)   Each Party shall use Commercially Reasonable Efforts to conduct the activities allocated to such Party for the Development of Licensed Product for use in the Field in the Territory and any joint Development activities undertaken by the Parties, if any, pursuant to a comprehensive Development plan (the “Development Plan”).

5.3           Reports.

(a)           Of Licensee.  In addition to information and reports required elsewhere in this Agreement (including Article 3 and Section 7.3), Licensee shall provide Acorda and the JDC with a written quarterly report summarizing in reasonable detail, on a country-by-country basis, Licensee’s and its Affiliates’ activities and progress related to the Development of the Licensed Product in the Field for the Territory, including conduct of non-clinical activities and Clinical Trials, information regarding the status of Regulatory Approvals, the status of Commercialization activities and any future planned activities.  If an Acorda Third Party Agreement requires that Acorda disclose information in Licensee’s Development reports submitted hereunder, Acorda may make such disclosure to the Third Party counterparties to the Acorda Third Party Agreements; provided, that any such disclosed information shall be deemed “confidential information” of Acorda or the equivalent thereof under each relevant Acorda Third Party Agreement; provided, further, that if an Acorda Third Party Agreement places no confidentiality obligations on the Third Party counterparty, then any disclosure of information under this Section 5.3(a) shall only be made subject to confidentiality obligations no less onerous than the provisions herein.  Acorda shall have the opportunity to reasonably seek further explanation or clarification of matters covered in such reports and to provide observations and suggestions to Licensee regarding the subject matter thereof, and Licensee shall provide such explanation or clarification and shall consider such observations and suggestions in good faith.  Furthermore, if after receiving such a report Acorda wishes to meet with Licensee to discuss such report, Licensee shall meet with Acorda at a site reasonably requested by Acorda within thirty (30) days after Acorda requests such meeting.

(b)           Of Acorda.  Acorda shall: (i) provide Licensee and the JDC with a written quarterly report summarizing in reasonable detail the major activities performed by Acorda under the Development Plan during the prior Calendar Quarter, as well as the results and status of such activities; (ii) disclose to Licensee and the JDC a high-level summary of Acorda’s plans for the Development of the Licensed Product in the Acorda Territory; and (iii) disclose to Licensee and the JDC information regarding any matter that either (A) could reasonably be expected to potentially have an adverse regulatory or safety impact on Licensee’s Development or Commercialization of the Licensed Product in the Field in the Territory or (B) Licensee must or reasonably should disclose to a Regulatory Authority or safety authority.

5.4           Updating and Amending Development Plan and Development Budget; Additional Development Activities.

(a)           Development Plan Reviews and Updates. On or before January 1st of each Calendar Year during the Term (except as set forth in Section 5.2(a)), the JDC shall review, update and approve the Development Plan (including the Development Budget contained therein) which shall cover the Development activities to be conducted with respect to the Development of Licensed Product for use in the Field in the Territory during the upcoming Calendar Year, and the JDC shall, on at least a quarterly basis, review and update, as appropriate, the then-current Development Plan (including the Development Budget) to reflect any changes, reprioritizations of, or additions to the Development Plan.

(b)           Amendments to Development Plan; New Development Collaboration Proposals.

(i)            Amendments to Development Plan.  From time to time during the Term, either Party may submit to the JDC any proposed amendment of the Development Plan to amend the then-currently approved Development activities (such proposed amendment, a “Proposed Development Plan Amendment”) for the JDC’s review and approval.  Any proposed amendment to the Development Plan shall contain, at a minimum, information supporting the rationale for the Proposed Development Plan Amendment related to the Licensed Product from a scientific, regulatory and commercial standpoint, as well as an estimated developmental critical path, and an estimate of the cost of such Development.  The JDC shall consider any submitted Proposed Development Plan Amendment during its next scheduled meeting.  Once approved by the JDC (or otherwise resolved pursuant to Section 3.5), each amended Development Plan (including the Development Budget contained therein) shall become effective and supersede the previous Development Plan and Development Budget as of the date of such approval or at such other time as decided by the JDC.

(ii)           New Development Collaboration Proposals.  If either Party proposes to conduct new Development activities in connection with the Development of a Licensed Product not included in the then approved Development Plan, including any proposal to collaborate to develop new Indication(s), dosage amount(s), dosage form(s) or route(s) of administration with respect to the Licensed Product for use in the Field whether in the Territory or the Acorda Territory (such proposal, a “Development Collaboration Proposal”), such Party shall submit the Development Collaboration Proposal to the JDC for its approval.  Every Development Collaboration Proposal shall include a proposal to collaborate with the other Party for such Development activities so that, subject to the terms of this Agreement, with respect to the Development activities underlying the Development Collaboration Proposal, Licensee shall be able to Develop the Licensed Product for Commercialization in the Field in the Territory and Acorda shall be able to Develop the Licensed Product for Commercialization in the Field in the

Acorda Territory.  Any Development Collaboration Proposal approved by the JDC that relates to the Development of the Licensed Product in the Territory shall constitute an amendment to the Development Plan hereunder.

(A)          In the event the JDC approves a Development Collaboration Proposal and the Parties agree to collaborate to conduct the Development activities underlying the Development Collaboration Proposal with respect to the Licensed Product, each Party shall use Commercially Reasonable Efforts to perform the activities allocated to it under the approved Development Collaboration Proposal, and the Parties shall share in the payment of Development Costs incurred in connection with such activities in accordance with Section 5.5(c)(i).

(B)           In the event the JDC approves a Development Collaboration Proposal submitted by a Party pursuant to Section 5.4(b)(ii) (or such Development Collaboration Proposal has otherwise been approved in accordance with Section 3.5(c)) and the other Party declines to participate in and share the funding of such activity  (the “Buy-In Party”), the submitting Party may proceed with the activities described in such Development Collaboration Proposal at its sole expense.  Once during each Calendar Quarter following the commencement of, and until the completion of, the activities described in the Development Collaboration Proposal, the Buy-In Party may request that the Party conducting such Development activity provide a summary of the current status of such Development activity, the Development Costs incurred to date, any significant milestones achieved and any topline initial results of such Development activity.

(C)           The Buy-In Party may obtain access to and use of the clinical data generated pursuant to the relevant Development activities in accordance with the procedure described in this paragraph.  Subject to Section 5.4(ii)(D), at any time following the commencement of the activities described in the Development Collaboration Proposal, the Buy-In Party shall provide the other Party with written notice of its election to buy-in to such Development, and promptly thereafter the other Party shall provide the Buy-In Party with an invoice for [*****] of the applicable percentage allocated to the Buy-In Party in Section 5.5(c)(i) of the Development Costs incurred by a Party in the generation of such clinical data as of the date of the Buy-In Party’s written request (the “Buy-in Amount”), which invoice the Buy-In Party shall pay within thirty (30) days after receipt.  Each Party shall thereafter share, in accordance with the allocation of costs set forth in Section 5.5(c)(i), in the Development Costs incurred after the date of the Buy-In Party’s written request in connection with such Development activities under such Development Collaboration Proposal.  For the avoidance of doubt, if Acorda is the submitting Party under this Section 5.4(b)(ii)(C), Acorda shall have the ability to conduct the Development activities underlying the Development Collaboration Proposal in the Territory or in the Acorda Territory; provided, however, subject to Acorda’s retained rights set forth in Section 2.5(a), nothing in this Section 5.4(b) shall give Acorda any further right to Exploit (including the right to Commercialize) the Licensed Product in the Field in the Territory.

(D)          If (1) Acorda submits a Development Collaboration Proposal to the JDC or Development activities for an Indication other than MS, a form of administration other than oral administration, or other Development of the Licensed Product, and

*****Omitted pursuant to a confidential treatment request.

(2) Licensee does not (y) participate in such activity and pay its share of the Development Costs for such activity in accordance with Section 5.4(b)(ii)(A) or (z) prior to completion of such activity, exercise its buy-in right under Section 5.4(b)(ii)(C), then (I) Acorda shall provide Licensee notice when it completes such Development activity and shall deliver to Licensee a topline summary of the final results of such Development activity within thirty (30) days of such completion (or such longer period of time as may be reasonably necessary to prepare such summary) and (II) Licensee may exercise its buy-in right under Section 5.4(b)(ii)(C) within sixty (60) days after Acorda completes such Development activity (extended, as necessary, to reflect any extension pursuant to clause (I)); provided, that, if Licensee does not exercise its buy-in rights as set forth in this Section 5.4(b)(ii)(D), then, subject to Sections 1.64(a) and (b), Licensee will be deemed to have forfeited its rights to Develop and Commercialize the Licensed Product for such Indication, form of administration or other Development and such rights shall revert to Acorda and be excluded from the Field.

5.5           Development Costs.

(a)           Territory Exclusive Development Activities. Except as provided in Section 5.5(c) and for Development activities conducted by a Party at its own expense pursuant to Section 5.4(b)(ii)(B), Licensee shall be responsible for [*****] of all Development Costs (whether incurred by Licensee or Acorda (if the activities and their cost are agreed to in advance in writing by Licensee) or their respective Affiliates or Elan) set forth in the applicable Development Budget with respect to any Development activities that are conducted for the primary purpose of obtaining or maintaining Regulatory Approval for the Licensed Product in the Field in any country or other regulatory jurisdiction in the Territory.  Licensee shall disclose to Acorda a summary of efficacy results and detailed safety information Controlled by Licensee and generated in the course of such Development activities within sixty (60) days after the completion of such activities.

(b)           Acorda Territory Exclusive Development Activities.  Except as provided in Section 5.5(c) and for Development activities conducted by a Party at its own expense pursuant to Section 5.4(b)(ii)(B), Acorda shall be responsible for [*****] of all Development Costs (whether incurred by Licensee (if the activities and their costs are agreed to in advance in writing by Acorda) or Acorda or their respective Affiliates or Elan) set forth in the applicable Development Budget with respect to any Development activities that are conducted for the primary purpose of obtaining or maintaining Regulatory Approval for the Licensed Product in the Field in any country or other regulatory jurisdiction in the Acorda Territory or outside the Field.  Acorda shall disclose to Licensee a summary of efficacy results and detailed safety information Controlled by Licensee and generated in the course of such Development activities within sixty (60) days after the completion of such activities.

(c)           Joint Development Activities.  Except for Development activities conducted by a Party at its own expense pursuant to Section 5.4(b)(ii)(B), with respect to any Development activities conducted for the primary purpose of obtaining or maintaining Regulatory Approval for the Licensed Product (i) both in and outside the Field and/or (ii) both in the Field in the Territory and in the Acorda Territory (including Development activities with respect to which a Party has paid the Buy-in Amount in accordance with Section 5.4(b)(ii)(C))

*****Omitted pursuant to a confidential treatment request.

pursuant to the Development Plan and, to the extent not included in the Development Plan, any Development Collaboration Proposal:

(i)            subject to Section 5.6, Licensee shall pay [*****] and Acorda shall pay [*****] of all Development Costs (whether incurred by Licensee or Acorda or their respective Affiliates),

(ii)           each Party shall disclose to the other Party all clinical data and related Regulatory Documentation Controlled by such Party and generated in the course of such Development activities within sixty (60) days after the completion of such activities,

(iii)          each Party shall have the right to use all clinical data and related Regulatory Documentation Controlled by either Party and generated in the course of such Development activities in order to Develop, obtain Regulatory Approval for and Commercialize the Licensed Product in the Field in such Party’s territory, in accordance with the terms of this Agreement, and

(iv)          each Party hereby grants to the other Party a Right of Reference or Use to any and all such Regulatory Documentation, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by such other Party in order to effect such grant.

5.6           Development Costs Budget and Timeline Overruns.

(a)           Budget Overruns.  With respect to any Development Costs which, pursuant to this Agreement and/or a Development Plan or an approved Development Collaboration Proposal, are meant to be allocated between the Parties (rather than [*****]), each Party shall promptly inform the other Party upon determining that it is likely to exceed the budget amounts set forth in the annual Development Budget for the activities such Party is responsible for under the Development Plan.  To the extent that a Party (or its Affiliates) incurs Development Costs for the activities such Party is responsible for under the Development Plan for a particular Calendar Year which on an aggregate basis for that year exceed the Development Costs allocated for such activity in the Development Budget by [*****] or less (a “De Minimis Overage Amount”), then such De Minimis Overage Amount shall automatically be included in the Development Budget for such year.  However, to the extent that a Party (or its Affiliates) incurs Development Costs for the activities such Party is responsible for under the Development Plan for a particular Calendar Year which on an aggregate basis for that year exceed the Development Costs allocated for such activity in the Development Budget by more than [*****] (such excess over [*****], the “Excess Overage Amount”), the Party that has so exceeded its budget shall provide to the JDC a full explanation for so exceeding its budget and such Excess Overage Amount shall only be included in the Development Budget to the extent that the JDC agrees to allow some or all of the Excess Overage Amount to be included in the Development Budget as it considers equitable under the circumstances.  By way of example, if a Party incurs Development Costs which are in excess of the Development Budget by [*****], then the first [*****] thereof will automatically be included in the applicable budget as a De Minimis Overage Amount and the remaining [*****] will constitute an Excess Overage Amount and shall only be included in the applicable budget to the extent agreed to by the JDC as set forth in this Section 5.6.  To the extent that the JDC does not agree to treat the Excess Overage Amount as

*****Omitted pursuant to a confidential treatment request.

Development Costs, the Party that has exceeded its budget shall be solely responsible for the Excess Overage Amount.

(b)           Timeline Overruns.  Each Party shall promptly inform the other Party upon determining that it is likely to miss a Development date set forth in the Development Plan.  To the extent that a Party (or its Affiliates) misses such a date by two (2) weeks or more, the Party that has experienced such Development timeline failure shall provide to the JDC a full explanation for such Development timeline failure.  Such notification shall not serve to excuse a Party from its diligence or other obligations under this Agreement.

(c)           Reconciliation.  Within fifteen (15) days following the end of each Calendar Quarter beginning with the Effective Date, each Party shall prepare and deliver to the other Party a quarterly report detailing its Development Costs incurred during such period, with Licensee reporting on all such Development Costs incurred with respect to the Territory or Development Collaboration Proposals, and Acorda reporting on all such Development Costs incurred with respect to Development Collaboration Proposals.  Each Party shall submit any additional information reasonably requested by the other Party related to the Development Costs included in its report within three (3) Business Days of its receipt of such request.  Within ten (10) days after the receipt of the report delivered by Licensee pursuant to this Section 5.6(c), Acorda shall prepare and deliver to Licensee a composite report that (i) summarizes the Development Costs incurred by each Party for such Calendar Quarter, (ii) applies the percentage of such costs for which each Party is responsible for the total Development Costs attributable to the Development activities for such Calendar Quarter pursuant to Section 5.5, and (iii) computes the amount due to Acorda or Licensee, as applicable, for such Calendar Quarter in order for the Parties to share the total Development Costs for such quarter based on the Development Plan and the principles set forth in Section 5.5 (each, a “Reconciliation Payment”).  The Party to whom a Reconciliation Payment is due shall issue an invoice to the other Party for the Reconciliation Payment, and such other Party shall pay the Reconciliation Payment within thirty (30) days after its receipt of the invoice.  Each Party shall have the right to audit the records of the other Party with respect to any purported Development Costs included in such reports, in accordance with Section 8.10.

5.7           Review of Clinical Trial Summaries.  Subject to Elan’s review and consultation rights, and the time-frames given to Elan for such review, under Sections 3.1, 10.1 and 10.2 of the Elan License Agreement with respect to Clinical Trials for Licensed Product:

(a)           At least sixty (60) days prior to the first submission of any Clinical Trial protocol, and each amendment thereto, with respect to the Compound or the Licensed Product to any institutional review board (or similar body), by Licensee or its Affiliates or through Funded Development (unless such protocol and/or amendment has been prepared by or on behalf of Acorda), Licensee shall submit the proposed protocol for such proposed Clinical Trial and a written summary, in a form mutually agreed by the Parties, of such Clinical Trial (each a “Clinical Trial Summary”) to the JDC for review.  The JDC shall have thirty (30) days after its receipt of such Clinical Trial Summary or proposed Clinical Trial protocol to provide comments to Licensee.  Licensee shall consider in good faith all comments provided by the JDC with respect to the Clinical Trial Summary and/or proposed Clinical Trial protocol, but, except as provided in Section 5.7(b), shall have no obligation to incorporate such comments into its plans for the Development of the Licensed Product or any proposed Clinical Trial protocol or into its plans for the Commercialization of the Licensed Product.

(b)           If the JDC or Acorda provides comments to either the Clinical Trial Summary or the proposed Clinical Trial protocol indicating that the JDC or Acorda believes that the conduct of a Clinical Trial is reasonably likely to result in a material safety concern or materially adversely affect the Development or Commercialization of the Licensed Product in the Acorda Territory, then the Parties shall promptly commence good faith discussions (for a period not to exceed fifteen (15) days) for the purpose of arriving at a mutually acceptable resolution to the concerns raised by the JDC or Acorda.  If the Parties cannot resolve such matter within such fifteen (15) day period, such matter shall be referred to an Expert Panel in accordance with the procedure described in Section 3.5(c)(i) for a determination as to whether the proposed Clinical Trial is reasonably likely to result in a material safety concern or have such material adverse affect on the Development or Commercialization of the Licensed Product.  Licensee shall not commence any disputed Clinical Trial or other Development activity related to the Licensed Product in the Field for the Territory until such dispute is so resolved.

5.8           Review of Promotional Material and Educational Materials and Activities.  Subject to Elan’s review and consultation rights, if any, under the Elan License Agreement (including Sections 2.10, 10.1 and 10.2) with respect to Promotional Materials and Educational Materials and Activities for Licensed Product, and the time-frames given to Elan for such review and consultations:

(a)           Licensee shall wherever possible give due acknowledgement in all Promotional Materials and Educational Materials and Activities regarding the Licensed Product that the Licensed Product is made under license from, or if applicable, manufactured by, Elan; provided, that Elan shall have the right to review and approve any such uses.

(b)           At least [*****] prior to the introduction to the market by Licensee or its Affiliates or Third Party Distributors of any Promotional Materials or Educational Materials and Activities with respect to the Compound or the Licensed Product, Licensee shall submit such proposed Promotional Materials or Educational Materials and Activities to the JCC for review.

(c)           The JCC shall have [*****] after its receipt of such Promotional Material or Educational Materials and Activities to provide comments to Licensee.  Licensee shall consider in good faith all comments provided by the JCC with respect to the proposed Promotional Material or Educational Materials and Activities, but, except as provided in Section 5.8(e), shall have no obligation to incorporate such comments into its plans the Commercialization of the Licensed Product or any proposed Promotional Materials or Educational Materials and Activities.  To the extent that any Promotional Materials or Educational Materials and Activities state that the Licensed Product is under license from, or if applicable, manufactured by, Elan, the prior approval of Elan shall be required as to the format and content of such Promotional Material or Educational Materials and Activities as it relates to a description of, or other reference to, the application of Elan intellectual property.

(d)           Notwithstanding anything to the contrary in this Section 5.8, the further consent of the JCC and/or, to the extent its further approval is not required in accordance with

*****Omitted pursuant to a confidential treatment request.

Elan License Agreement, Elan, as the case may be, shall not be required for Promotional Materials and Educational Materials and Activities where the format and content of such Promotional Materials and Educational Materials and Activities is substantively materially similar as the materials previously furnished to and approved by the JCC under this Agreement or Elan, respectively.

(e)           If the JCC or Acorda provides comments to the proposed Promotional Material or Educational Materials and Activities indicating that the JCC or Acorda believes that the proposed Promotional Material or Educational Materials and Activities raises a material safety concern or will materially adversely affect the Development or Commercialization of the Licensed Product in the Acorda Territory, then the Parties shall promptly commence good faith discussions (for a period not to exceed fifteen (15) days) for the purpose of arriving at a mutually acceptable resolution to the concerns raised by the JCC or Acorda.  If the Parties cannot resolve such matter within such fifteen (15) day period, such matter shall be resolved in accordance with Section 3.5(c).  Licensee shall not use any disputed Promotional Material(s) or Educational Materials and Activities until such dispute is so resolved.

5.9           Contracted Services.

(a)           If Licensee contracts with or funds research to be conducted by a Third Party (including any physicians, contract research organizations, academic institutions or other service providers) for the Development of Licensed Product in the Territory, Licensee shall ensure in an agreement with such Third Party that it owns (except that, with respect to academic or non-profit institutions where such ownership is prohibited by such academic or non-profit institutions policies with respect to inventions and intellectual property rights, Licensee shall ensure that it has the maximum rights to such inventions and intellectual property rights, including at least an option to own) all data, Know-How and Patent Rights generated in the course of such Development that are necessary for the Development of Licensed Product or that otherwise relate to this Agreement, and such data and Know-How shall be included within Licensee Know-How and such IP shall be included within Licensee IP.

(b)           If either Party contracts with or funds research to be conducted by a Third Party (including any physicians, contract research organizations, academic institutions or other service providers) for the Development of Licensed Product under Section 5.4(b)(ii)(A), such Party shall ensure in an agreement with such Third Party that it owns (except that, with respect to academic or non-profit institutions where such ownership is prohibited by such academic or non-profit institutions policies with respect to inventions and intellectual property rights, the applicable Party shall ensure that it has the maximum rights to such inventions and intellectual property rights, including at least an option to own) data, Know-How and Patent Rights generated in the course of such Development that are necessary for the Development of Licensed Product or that otherwise relate to this Agreement, and such data and  Know-How shall be included within Joint Know-How and such IP shall be included within Joint IP.

6.                                       REGULATORY; MARKETING AND MEDICAL AFFAIRS

6.1           Regulatory Filings and Regulatory Approvals.

(a)           General.  The JDC shall be responsible for formulating regulatory strategy for obtaining and maintaining Regulatory Approvals for the sale of the Licensed Product in the Field in the Territory.  Subject to Elan’s rights under  the Elan License Agreement, if any (including under Sections 3.1, 6.2, 6.5, 6.6, 6.8  10.1 and 10.2) to review, access and use any Regulatory Documentation and Regulatory Approvals and the time frames for providing Elan such review, access and use, Licensee shall be solely responsible for (and shall use Commercially Reasonable Efforts toward) the preparation and filing of all Regulatory Documentation necessary or desirable for obtaining and maintaining such Regulatory Approvals in all countries in the Territory, including in connection with package inserts, labeling and packaging for the Licensed Product in the Field in the Territory and shall own all such Regulatory Documentation subject to the rights of Acorda or its Affiliates, Elan or its Affiliates, or any other Third Party in any DMF, CMC section or Acorda Know-How included in such Regulatory Documentation filed with a Regulatory Authority and Regulatory Approvals resulting therefrom.  Licensee shall submit such Regulatory Documentation to the applicable Regulatory Authorities in the Territory.  Licensee shall keep Acorda informed on an ongoing basis of Licensee’s strategy for seeking, and the results it obtains in seeking, such Regulatory Approvals in the Territory, including the results of any material discussion or other communication with relevant Regulatory Authorities regarding such Regulatory Approvals.

(b)           Manufacturing Related Sections.  Notwithstanding the provisions of Section 6.1(a), Acorda shall, itself or through its manufacturer of Licensed Product, be solely responsible for preparing and submitting those portions of any Regulatory Documentation related to the Manufacture of the Licensed Product for sale in the Field in the Territory, including any DMFs and the CMC (or equivalent thereof) section of any Regulatory Documentation.  At least sixty (60) days prior to any submission of Regulatory Documentation, Acorda shall, to the extent permitted by the Elan License Agreement, deliver such Regulatory Documentation, including all relevant underlying materials to Licensee and Licensee shall have the right to review and comment on such materials prior to submission.

(c)           Cost of Regulatory Activities.  [*****] reasonable costs and expenses incurred by either Party or their Affiliates or Elan or its Affiliates after the Effective Date in connection with the preparation or maintenance of Regulatory Documentation and Regulatory Approvals for sale of the Licensed Product in the Field in the Territory shall be borne [*****].  Acorda shall invoice Licensee for all amounts due to Acorda or its Affiliates for all such costs and expenses and such invoice shall be payable by Licensee within thirty (30) days of receipt.

(d)           Reporting and Review.

(i)            Each Party shall keep the JDC reasonably and regularly informed in connection with its Development of the Product in its respective Territory, which in the case of Licensee shall include information regarding the preparation of all Regulatory Documentation, receipt of Regulatory Approval, Regulatory Authority review of Regulatory Documentation and Regulatory Approvals, annual reports, annual re-assessments, and variations and labeling, in

*****Omitted pursuant to a confidential treatment request.

each case with respect to the Licensed Product in the Field in the Territory, including by providing prompt and full reports of such information at JDC meetings.  Licensee shall provide the JDC, in a timely manner, with copies of all notices, questions, requests for information in tangible form and other material correspondence with any Regulatory Authority in the Territory with respect to the Licensed Product in the Field in the Territory; provided, however that (x) Licensee shall provide Acorda any comments from a Regulatory Authority relating to the CMC section as soon as practicable, (y) Licensee shall provide Acorda a copy of any NDA or other regulatory filings or material correspondence within fifteen (15) days of the submission thereof to a Regulatory Authority in a Major Market Country, and (z) Licensee shall have the right to redact any information to the extent not related to the Licensed Product in the Field.  Licensee shall respond within a reasonable time frame to all reasonable inquiries by Acorda with respect to any information provided pursuant to this Section 6.1(d).  Unless already the Confidential Information of a Party, any information disclosed pursuant to this Section 6.1(d) shall be the Confidential Information of the disclosing Party.

(ii)                                  Subject to Elan’s consultation and review rights, if any, and the timing for the exercise of such rights, including under Sections 3.1, 6.2, 6.5, 6.6, 6.8 10.1 and 10.2 of the Elan License Agreement with respect to dealings with Regulatory Authorities in Major Market Countries, Licensee shall be responsible for interfacing, corresponding and meeting with the Regulatory Authorities throughout the Territory with respect to Licensed Product in the Field.  To the extent permitted by Regulatory Authorities, Acorda shall have the right to have a senior, experienced employee participate as an observer in meetings with the EMEA or other Regulatory Authorities or their agents, including the EMEA Committee for Medicinal Products for Human Use (“CHMP”), rapporteurs and member states, as well as participate in internal meetings or discussions of Licensee occurring immediately before or after, and related to, such meetings, and shall be provided with advance access to Licensee’s materials prepared for such meetings.  Acorda shall also have the right to review and comment upon any correspondence with the EMEA or other Regulatory Authority or their agents in the Territory related to such meetings.  Licensee shall provide Acorda regularly prepared minutes of material meetings with any Regulatory Authority regarding the Licensed Product in the Field in the Territory and available material teleconference reports with any Regulatory Authority pertaining to the Licensed Product in the Field in the Territory.

(iii)                               Subject to Elan’s consultation and review rights, if any, and the timing for the exercise of such rights, including under Sections 3.1, 6.2, 6.5, 6.6, 6.8 10.1 and 10.2 of the Elan License Agreement with respect to dealings with Regulatory Authorities in Major Market Countries, Acorda shall be responsible for interfacing, corresponding and meeting with the Regulatory Authorities throughout the Acorda Territory with respect to Licensed Product in the Field.   Licensee shall also have the right to review and comment upon any correspondence with the FDA or their agents in the Acorda Territory related to such meetings.  Acorda shall provide Licensee regularly prepared minutes of material meetings with any Regulatory Authority regarding the Licensed Product in the Field in the Acorda Territory and available material teleconference reports with any Regulatory Authority pertaining to the Licensed Product in the Field in the Acorda Territory.

6.2                                 Pharmacovigilance.

(a)                                  Global Database.  Following the earliest to occur of (i) initiation of Clinical Trials regarding the Licensed Product by Licensee or its Affiliates in the Territory, (ii) as applicable, the transfer of the MAA (or the application therefor) from Acorda to Licensee or the filing of the MAA (or application therefore) by Licensee, or (iii) First Commercial Sale of Licensed Product in the Territory, Acorda shall, itself or through its Affiliate or a mutually agreeable Third Party (or, upon mutual written agreement of the Parties, through Licensee or its Affiliates), establish and maintain a worldwide safety database for the Licensed Product.  Such database shall comply with all Laws applicable to pharmacovigilance anywhere where the Licensed Product is being or has been Developed or Commercialized.  The Parties shall equally share in the Out-of-Pocket Costs associated with establishing and maintaining such database; provided, that Licensee shall reimburse Acorda any FTE Costs incurred by Acorda with respect to the establishment and maintenance of such database to the extent solely attributable to the Territory.  After the transfer to or filing by Licensee or its Affiliate of an NDA covering the Licensed Product in the Territory, Acorda shall continue to be responsible for maintaining such a worldwide safety database, but the Party with obligations under Law to maintain the safety database with respect to a given country in the Territory shall have primary responsibility for the safety database for such country in the Territory.  Each Party shall, and shall ensure that its Affiliates and in the case of Acorda, its licensees (other than Licensee), and in the case of Licensee, its Third Party Distributors, provide information for the worldwide safety database on a prompt basis and as required by the most stringent Law in any jurisdiction where the Licensed Product is being or has been Developed or Commercialized by either Party, its Affiliates, and, in the case of Acorda, its other licensees, and in the case of Licensee, its Third Party Distributors.  Appropriate personnel of both Parties, their Affiliates, and in the case of Acorda, its other licensees shall have full and immediate access to such database (including electronic access to the extent practicable), and shall be authorized to submit data from the database to applicable Regulatory Authorities as required or permitted by Law.

(b)                                 Adverse Events.  Each Party (the “Notifying Party”) shall notify the other Party of all information coming to the Notifying Party’s attention, regardless of the origin of such information, and including such information coming to its attention through clinical and non-clinical sources (including journal publications and other media), regarding Adverse Drug Experiences associated with the Licensed Product, whether in the Territory or in the Acorda Territory, as follows:

(i)                                     for each Adverse Drug Experience that is both a Serious Adverse Drug Experience and an Unexpected Adverse Drug Experience, notification to the other Party shall be made promptly in accordance with the Pharmacovigilance Agreement, but in no event later than required for the other Party to comply with the most stringent Law in any jurisdiction where the Licensed Product is being or has been Developed or Commercialized by either Party or its Affiliates.  The Notifying Party shall also notify the other Party of submissions made to the FDA or any other Regulatory Authority contemporaneously with the submission of such reports; and

(ii)                                  for all other Adverse Drug Experiences, notification shall be provided to the other Party in accordance with the Pharmacovigilance Agreement.

For purposes of this Section 6.2, “Adverse Drug Experience,” “Serious Adverse Drug Experience” and “Unexpected Adverse Drug Experience” shall have the meanings set forth in 21 CFR §§600.80 and 312.32 or other applicable Law.

(c)                                  Other Safety-Related Information.  In addition to any Adverse Drug Experience that comes to a Party’s attention, each Notifying Party shall notify the other Party in writing of all other safety-related information coming to the Notifying Party’s attention, regardless of the origin of such information, and including such information coming to its attention through clinical and non-clinical sources (including journal publications, periodic safety reports and other media), associated with the Licensed Product, whether in the Territory or in the Acorda Territory according to the Pharmacovigilance Agreement in compliance with the most stringent Law in any jurisdiction where the Licensed Product is being or has been Developed or Commercialized by either Party or its Affiliates.

(d)                                 Coordination.  Each Party shall ensure that its Affiliates and subcontractors promptly provide to such Party all information which such Party would be obligated to disclose to the other Party pursuant to this Section 6.2 if such information were otherwise developed by, or to come to the attention of, such Party.

(e)                                  Recalls.  If any Regulatory Authority issues or requests a recall or market withdrawal of the Licensed Product, or if either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of the Licensed Product in such Party’s territory, the Party notified of such recall or withdrawal, or the Party that desires such recall or withdrawal, will advise the other Party thereof by telephone or facsimile within twenty-four (24) hours of (i) its receipt of notice from a Regulatory Authority requiring or requesting a recall or withdrawal or (ii) such Party’s determination that it may need to institute a recall or withdrawal, and the JCC shall convene a joint telephonic meeting to discuss such recall or withdrawal request within twenty-four (24) hours of such notification.  Notwithstanding Section 3.5, Licensee shall be responsible for making decisions regarding recalls or withdrawals of the Licensed Product in the Field in the Territory, and Acorda shall be responsible for making decisions regarding recalls or withdrawals of the Licensed Product in the Acorda Territory and Licensed Product Commercialized by Acorda or its Affiliates outside the Field in the Territory; provided, however, that, if (A) Acorda believes in good faith that a recall or withdrawal of the Licensed Product is required to protect the health or safety of any individual, then Acorda shall so advise Licensee and Licensee shall promptly conduct, or have conducted, such recall or withdrawal unless Licensee can reasonably convince Acorda that such recall or withdrawal is unnecessary and (B) Licensee believes in good faith that a recall or withdrawal of the Licensed Product in the Acorda Territory is required to protect the health or safety of any individual, then Licensee shall so advise Acorda and Acorda shall promptly conduct, or have conducted, such recall or withdrawal unless Acorda can reasonably convince Licensee that such recall or withdrawal is unnecessary.  The Parties shall cooperate with each other to allow such recall or withdrawal to occur under the direction of the Party granted decision-making authority under this Section 6.2(e) and in implementing such recalls or withdrawals, including the reshipment, storage and disposal of recalled Licensed Product, the preparation and maintenance of relevant reports and records, and the notification to any Third Party recipients or users of the Licensed Product.  Licensee shall bear [*****] costs and

*****Omitted pursuant to a confidential treatment request.

expenses incurred by either Party for a recall or withdrawal in the Field and in the Territory and shall reimburse such costs and expenses incurred by Acorda within thirty (30) days after receipt of any invoice therefor except to the extent the recall or market withdrawal of the Licensed Product in the Field and in the Territory was attributable to Acorda’s actions (which for the avoidance of doubt shall not include any acts or omissions of Elan), in which case Acorda shall bear [*****] applicable costs and expenses incurred by either Party for such recall or withdrawal.

(f)                                    Pharmacovigilance Agreement.  As soon as reasonably practicable following the Effective Date, the pharmacovigilance departments of each of Acorda and Licensee shall meet and determine the approach to be taken for the collection, review, assessment, tracking, exchange and filing of information related to adverse events associated with the Licensed Product, consistent with the provisions of this Section 6.2.  Such approach shall be documented in a separate and appropriate written pharmacovigilance agreement between the Parties which shall control with respect to the subject matter covered therein (the “Pharmacovigilance Agreement”).  Such agreement will be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Regulatory Authorities and other applicable Law.

7.                                       COMMERCIALIZATION

7.1                                 Commercialization in the Field in the Territory.  During the Term, Licensee shall be solely responsible for Commercializing the Licensed Product in the Territory for use in the Field, which Commercialization shall be in accordance with the Commercialization Plan and this Agreement with the goal of maximizing the commercial potential of the Licensed Product in the Field in the Territory.  Licensee shall be responsible for [*****] of the expenses (including pre-launch marketing and other Commercialization expenses) incurred in connection with the Commercialization of the Licensed Product in the Territory for use in the Field. Licensee shall use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in the Territory in accordance with the Commercialization Plan and in accordance with the time frames set forth in the Commercialization Plan.

7.2                                 Licensee’s Performance.   Subject to Elan’s review and consultation rights, if any, including under Sections 2.11.4.3, 10.1 and 10.2 of the Elan License Agreement with respect to Commercialization plans for Licensed Product:

(a)                                  Commercialization Plan.

(i)                                     The initial Commercialization plan for Licensed Product in the Field in the Territory (the “Commercialization Plan”) shall be prepared by Licensee within [*****] after establishment of the JCC and submitted to the JCC for review and approval within [*****] of submission of such plan.

(ii)                                  On an annual basis no later than at least [*****] of each Calendar Year during the Term (except as set forth in Section 7.2(a)(i)), Licensee shall create and submit to the JCC for its review and approval annual updates to the Commercialization Plan for the following Calendar Year.  Each Commercialization Plan shall contain a [*****] rolling annual

*****Omitted pursuant to a confidential treatment request.

plan for the Commercialization of the Licensed Product in the Territory for use in the Field.  The first [*****] of such plan, as finally approved by the JCC (except the initial Commercialization Plan as set forth in Section 7.2(a)(i)), shall constitute the plan and budget for the first [*****] and the remaining [*****] shall be for planning purposes only (provided, that Licensee shall use its best efforts to prepare such [*****] portion in accordance with its good faith anticipated activities).  Upon approval by the JCC, such annual plan and budget shall be the Commercialization Plan for such following Calendar Year; provided, however, that to the extent the JCC does not agree on the contents of such Commercialization Plan, the provisions of Section 3.5 shall apply with respect to any such dispute.  From time to time during a given Calendar Year, Licensee may propose written updates to the Commercialization Plan for review and approval by the JCC; provided, however, that the Commercialization Plan shall not be updated unless and until agreed to by the JCC (provided, that the provisions of Section 3.5 shall apply with respect to any dispute in connection therewith).  Licensee shall conduct all Commercialization of the Licensed Product in the Territory in accordance with the Commercialization Plan.

(iii)                               Each annual Commercialization Plan shall include and set forth on a country-by-country basis and as consistent with the use of Commercially Reasonable Efforts, among other things, the following items in connection with the Commercialization of the Licensed Product in the Territory for use in the Field:

(A)                              a description of the short- and long-term vision for the Licensed Product and Licensed Product positioning; a situation analysis; a Strengths, Weaknesses, Opportunities and Threats (SWOT) analysis; and a description of critical issues, strategic imperatives and tactics by strategic imperative with timelines and budget, all of the foregoing from each of the following perspectives:  marketing, sales, and reimbursement;

(B)                                a summary of the minimum level of sales efforts to be dedicated to the promotion of the Licensed Product, including the anticipated number of details and targets of such details;

(C)                                a description of any Promotional Materials and campaigns, public relations, life cycle management and Educational Materials and Activities, to be used in connection with the Licensed Product in the Field;

(D)                               a detailed budget for the Commercialization activities (including advertisement, promotion, medical education, public relations, life cycle management and publication costs) for the applicable period; and

(E)                                 a detailed budget of all forecasted discounts and allowances.

(b)                                 Specific Commercialization Obligations.  Without limiting the generality of the provisions of Section 7.1, in connection with the Commercialization of the Licensed Product in the Territory for use in the Field by Licensee hereunder, during the Term:

*****Omitted pursuant to a confidential treatment request.

(i)                                     Licensee shall use Commercially Reasonable Efforts to file and obtain Regulatory Approval for the Product in each country in the Territory within a commercially reasonable time, which filing shall be made, with respect to each Major Market Country, within a commercially reasonable time after completion and receipt of positive data from all pre-clinical and clinical studies required for the related NDA, as determined by the JCC.

(ii)                                  Licensee shall use Commercially Reasonable Efforts to launch the Licensed Product in each country (or other regulatory jurisdiction) in the Territory within a commercially reasonable time after all applicable Regulatory Approvals for the Licensed Product in such country (or other regulatory jurisdiction) have been obtained; provided, however, that, notwithstanding the foregoing, Licensee shall effect a national launch (including effecting the First Commercial Sale) of the Licensed Product in each Major Market Country within [*****] after the receipt of Regulatory Approval of the Licensed Product in such country and Licensee shall effect a national launch (including effecting the First Commercial Sale) of the Licensed Product in each other country in the Territory within [*****] after the receipt of Regulatory Approval of the Licensed Product in such country.

(iii)                               Licensee shall be solely responsible for (i) receiving, accepting and filling orders for the Licensed Product in the Field in the Territory, (ii) handling all returns of the Licensed Product in the Field in the Territory, (iii) controlling invoicing, order processing and collection of accounts receivable for the sales of the Licensed Product in the Field in the Territory, (iv) booking and recording sales of the Licensed Product in the Field in the Territory in its books of account and (v) distributing and managing inventory of the Licensed Product in the Field in the Territory, in each case in accordance with GAAP to the extent applicable.

(iv)                              Licensee shall, after consultation with Acorda, provide Acorda a [*****] rolling forecast, to be updated annually at the end of each Calendar Year during the Term, detailing the following metrics as agreed by the Parties:  [*****].  Licensee shall perform its Commercialization activities in accordance with such forecast; provided, that (y) [*****] may decrease by no more than [*****] in any given Calendar Year from the prior Calendar Year, and (z) Licensee shall increase its forecast from time to time if Licensee reasonably determines that the commercial potential for the Licensed Product is greater than earlier anticipated; provided, further, that, notwithstanding the requirements in the preceding subclauses (y) and (z), relevant changes in Laws, reimbursement status, or other significant issues not within Licensee’s control that increase or decrease Licensee’s ability to conduct sales and marketing activities may be taken into account with respect to assessing the amounts and forecasts required under those subclauses.  The minimum amounts to be included in Licensee’s first such rolling forecast (which forecast shall be approved by the JCC) are included in the attached Exhibit I.

(c)                                  Diligence Failures.

(i)                                     If Acorda believes in good faith that Licensee has failed to utilize Commercially Reasonable Efforts or otherwise has failed to satisfy the requirements set forth in subclause (b)(i) or (ii) with respect to the Commercialization of the Licensed Product in the Field in the Territory or a country(ies) in the Territory pursuant to this Agreement, then Acorda shall first raise such issue to Licensee through the JCC, identifying the country(ies) at issue and specific reasons underlying such allegation.  Within thirty (30) days following Licensee’s receipt

*****Omitted pursuant to a confidential treatment request.

of any such notice from Acorda, Licensee shall provide Acorda with a written response specifying, in reasonable detail, how it is using or has begun to use such Commercially Reasonable Efforts or fulfilled such other requirements.  If Licensee does not provide a written response which demonstrates, in reasonable detail and to Acorda’s reasonable satisfaction, how it has complied with, and will continue to comply with, its obligation to use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in the Territory or, as applicable, satisfy its requirements under Section 7.2(b)(i) or 7.2(b)(ii), within thirty (30) days after the receipt of such notice (or to the extent Licensee does not thereafter comply with such obligations), then, effective upon the expiration of such thirty (30) day period (or immediately upon written notice to the extent Licensee does not thereafter comply with such obligations), Acorda may, in its sole discretion, immediately terminate this Agreement for the country(ies) at issue upon prior written notice to Licensee; provided, that, if such termination is due to a Time-Constrained Commercial Diligence Determination (as defined below) that is based on a curable breach of Section 2.11 of the Elan License Agreement that would give Elan the right to terminate the Elan License Agreement under Section 12.5.3 of the Elan License Agreement (and for purposes of clarity, would not give Elan the right to terminate the Elan License Agreement pursuant to Section 12.5.2 of the Elan License Agreement) (a “Curable Elan Agreement Breach”), Acorda shall provide Licensee written notice of termination and this Agreement shall so terminate on the thirtieth (30th) day from such notice unless Licensee has cured such breach by such thirtieth (30th) day or such cure is underway and Acorda, in its sole discretion, determines that Licensee is diligently pursuing such cure and will cure such breach on or before the date on which Elan’s termination of the Elan License Agreement shall become effective (such cure or Acorda’s termination that such cure is likely to occur, “a Curable Elan Agreement Cure”).

(ii)                                  In the event Licensee disagrees with Acorda’s conclusion that Licensee has failed to utilize Commercially Reasonable Efforts or otherwise has failed to satisfy the requirements set forth in subclause (b)(i) or (ii) with respect to the Commercialization of the Licensed Product in the Field in the Territory or a country(ies) in the Territory pursuant to this Agreement (other than Acorda’s determination that (A) Licensee has failed to effect the First Commercial Sale in any country in the Territory within [*****] of receipt of Regulatory Approval in such country or (B) Licensee has otherwise failed to use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in the Territory in a manner consistent with Acorda’s obligations pursuant to Section 2.11 of the Elan License Agreement (such determination, a “Time-Constrained Commercial Diligence Determination”)), it may seek the determination of an Expert Panel in accordance with Section 3.5(c)(iii) to determine if Licensee has failed to use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in the Territory.  Members of such Expert Panel shall have expertise in the matters concerning the unresolved dispute.  Decisions of the Expert Panel under this Section 7.2(c)(ii) shall be binding on the Parties, subject to Elan’s rights under the Elan License Agreement and the Elan Supply Agreement.  If Licensee is found by the Expert Panel to have materially breached its Commercialization diligence obligations as described in this Section7.2(c)(ii), Licensee shall have [*****] to correct such breach.  If Licensee has not cured such breach within such [*****] period, Acorda may, under Section 15.2(b) of this Agreement, immediately terminate this Agreement for the country(ies) with respect to which such failure has occurred upon prior written notice to Licensee and with the effects set forth in Section 15.3(a).

*****Omitted pursuant to a confidential treatment request.

(iii)                               Notwithstanding anything to the contrary in Section 7.2(c)(i) or (ii), in the event of a Time-Constrained Commercial Diligence Determination:  (1) Acorda’s exercise of such termination right shall not be subject to the dispute resolution procedures of Sections 3.5 and 16.8 and shall not limit Acorda’s other rights under this Agreement; (2) Licensee shall not be entitled to injunctive relief to prevent or delay such termination; (3) Licensee shall only be entitled to monetary damages in the event that it thereafter disputes such termination pursuant to Section 16.8 and the relevant court determines as a final, non-appealable matter that Acorda had not properly exercised its termination right hereunder; and (4) Acorda shall have the rights set forth in Section 15.3(a) and Licensee shall conduct the transfer of information and materials as set forth in Section 15.3(a) on an expedited basis to enable Acorda to meet its obligations under the Elan License Agreement.

(d)         If Licensee indicates to Acorda that it does not intend to file to obtain Regulatory Approval or to Commercialize Licensed Product in a particular country or countries in the Territory, Acorda shall be entitled to terminate the license to Licensee with respect to such countries and Acorda shall have the rights set forth in Section 15.3(a).

7.3                                 Reports.

(a)                                  Of Licensee.  Subject to Elan’s rights to review and comment on information, and time-frames given to Elan to exercise such rights under Sections 2.11, 10.1 and 10.2 of the Elan License Agreement, regarding the Commercialization of Licensed Product, Licensee shall update the JCC at each meeting regarding the expected and actual date of First Commercial Sale in each country in the Territory, its significant Commercialization activities involving the Licensed Product, including a written report summarizing such significant Commercialization activities in the Territory, the timing and costs of such activities and a comparison of such timing and costs to the Commercialization budget and timeline included in the Commercialization Plan.  Such reports submitted by Licensee shall cover the subject matter at a level of detail reasonably sufficient to enable Acorda to determine Licensee’s compliance with its diligence obligations pursuant to this Article 7.  Acorda shall have the opportunity to seek further explanation or clarification of matters covered in such reports and to provide observations and suggestions to Licensee regarding the subject matter thereof and Licensee shall promptly provide such explanation or clarification and shall consider such observations and suggestions in good faith.  Furthermore, if after receiving such a report Acorda wishes to meet with Licensee to discuss such report, Licensee shall meet with Acorda at Acorda’s offices (or any other site as reasonably requested by Acorda) within thirty (30) days after such meeting is requested by Acorda.

(b)                                 Of Acorda.  Acorda shall disclose to Licensee and the JDC information regarding any matter related to Commercialization of the Licensed Product in the Acorda Territory or outside the Field that either (a) could reasonably be expected to potentially have an adverse regulatory or safety impact on Licensee’s Development or Commercialization of the Licensed Product in the Field in the Territory or (b) Licensee must or reasonably should disclose to a Regulatory Authority or safety authority.

7.4                                 Promotional Materials and Educational Materials and Activities.

(a)                                  Creation.  Licensee will create and develop Promotional Materials and Educational Materials and Activities for the Territory in accordance with the Commercialization Plan, the Regulatory Approvals and applicable Laws.  To the extent Licensee includes the name or trademarks of Acorda or its licensors, other licensees or manufacturers in the Promotional Materials and/or Educational Materials and Activities, Licensee shall comply with Acorda’s or its licensor’s, licensee’s or manufacturer’s then-current guidelines for trademark usage, a copy of which shall be provided to Licensee from time to time.

(b)                                 Licensee Ownership.  During the Term, Licensee shall own all right, title and interest in and to any Promotional Materials and/or Educational Materials and Activities created by Licensee hereunder relating to the Licensed Product in the Field in the Territory, but excluding trademarks, names, logos and other marks owned by or on behalf of Acorda or its Affiliates, licensors, other licensees or manufacturers.

(c)                                  Use of Materials Exclusively for the Licensed Product.  The Promotional Materials and Educational Materials and Activities, and any aspects of those uniquely related to the Licensed Product, shall be used by Licensee exclusively in connection with the Commercialization of the Licensed Product in the Field in the Territory in accordance with the terms of this Agreement, and Licensee shall not use, or allow any other Person to use, any such Promotional Materials and/or Educational Materials and Activities except in accordance with this Agreement.

7.5                                 Product Branding.

(a)                                  Global Branding Strategy.  Acorda shall have the right, from time to time during the Term, to implement (and thereafter modify and update) a global branding strategy, including global messaging, for the Licensed Product for use in the Field throughout the world (the “Global Branding Strategy”).  To the extent Acorda determines to utilize such Global Branding Strategy, Licensee shall use Commercially Reasonable Efforts to adhere to the Global Branding Strategy in its Commercialization of the Licensed Product in the Territory, including with respect to any Promotional Materials.

(b)                                 Trademarks and Trade Dress.

(i)                                     Party’s House Marks.  To the extent permitted or required by applicable Law and subject to obtaining necessary Regulatory Authority approvals, with respect to Licensed Product to be sold by Licensee or on behalf of Licensee or any of its Affiliates in the Territory, the Acorda house mark and the Licensee house mark shall be given equal prominence on all package inserts utilized by Licensee.  Licensee hereby grants to Acorda a non-exclusive, royalty-free, sublicenseable right and license during the Term to utilize the Licensee house mark (including all trademarks, names and logos) in order to perform the Manufacturing and other activities required to be performed by or on behalf of Acorda hereunder and under the Supply Agreement, and Acorda hereby grants to Licensee a non-exclusive, royalty-free right and license during the Term to utilize the Acorda house mark (including all trademarks, names and logos) in order to perform the Commercialization activities required to be performed by Licensee hereunder in accordance with the terms of this Agreement.  Each Party shall only use the house mark of the other Party with the necessary trademark designations, and each Party shall use the other Party’s house marks in a manner that does not derogate from such Party’s rights in its trademarks, names and logos.  Each Party will take no action that will interfere with or diminish the other’s rights in its respective trademarks, names and logos, and if a Party reasonably believes that the use of its trademarks, names and logos by the other Party hereunder is interfering with or diminishing its rights, such Party shall notify the other Party thereof in writing and such other Party shall promptly cease use of such trademarks, names or logos in such manner.  Each Party agrees that all use of the other Party’s trademarks, names and logos will inure to the benefit of such other Party, including all goodwill in connection therewith.  Each Party agrees not to register, seek to register or cause to be registered any trademarks, trade dress, logos or slogans owned by the other Party or any variation thereof or any trademark, name or logo confusingly similar thereto.

(ii)                                  Licensed Product Trademarks and Trade Dress.  Licensee shall Commercialize the Licensed Product in the Field in the Territory under the trademark(s) and trade dress designated by Acorda, in its sole discretion (or such other trademark(s) and trade dress as the Parties mutually agree upon) (the “Licensed Product Trademarks” and the “Licensed Product Trade Dress”, respectively).  All uses of the Licensed Product Trademarks and Licensed Product Trade Dress to identify and/or in connection with the Commercialization of the Licensed Product in the Field in the Territory shall be reviewed by the JCC, shall be in accordance with the Commercialization Plan, Regulatory Approvals and all applicable Laws and shall be subject to the approval of Acorda in its reasonable discretion.  The Licensed Product Trademarks and Licensed Product Trade Dress under which the Licensed Product is marketed or sold (other than Licensee’s corporate trademarks or trade names) shall be used by Licensee only pursuant to the terms of this Agreement to identify and in connection with the Commercialization of the Licensed Product in the Field in the Territory, and shall not be used by Licensee to identify or in connection with the marketing of any other products.  Licensee agrees not to register, seek to register or cause to be registered the Licensed Product Trademarks, any variation thereof or any trademark, name or logo confusingly similar to the Licensed Product Trademarks.  At no time during or after the Term shall Licensee challenge or assist others to challenge the Licensed Product Trademarks or the registrations thereof.  Notwithstanding the foregoing, in the event that, subject to the approval of the JCC, the Licensee determines or a Regulatory Authority requires that a trademark(s) other than the Licensed Product Trademark should be used to Commercialize Licensed Product in the Field in a country in the Territory (“Licensee Trademarks”), Licensee may, with Acorda’s prior written consent, register such Licensee Trademark and use such Licensee Trademark for Commercialization of Licensed Product in the Field in the Territory.  Licensee hereby grants to Acorda a non-exclusive, royalty-free, sublicenseable right and license during the Term to utilize Licensee Trademarks in connection with Acorda’s Commercialization of Licensed Product in the Acorda Territory and in order to perform the Manufacturing and other activities required to be performed by or on behalf of Acorda hereunder and under the Supply Agreement.

(iii)                               Elan Trademarks.  At Acorda’s request, Licensee shall use the Elan Trademark to identify the applicable Elan technology embodied in the Licensed Product.  When packaged, and to the extent permitted by Law, labels for Licensed Product shall include an acknowledgement that the Licensed Product is made under license from, or, if applicable, manufactured by, Elan.  In the event Licensee is required to use such Elan Trademark, Acorda hereby grants to Licensee a non-exclusive, royalty-free, license during the Term and in the Territory to utilize such trademark in connection with Licensee’s Commercialization of Licensed Product in the Field in the Territory.  Licensee agrees not to register, seek to register or cause to be registered the Elan Trademarks, any variation thereof or any trademark, name or logo confusingly similar to the Elan Trademark.  At no time during or after the Term shall Licensee challenge or assist others to challenge the Elan Trademark or the registration thereof.  For purposes of this Agreement, “Elan Trademark” means any trademark which relates to the Elan technology applicable to the Licensed Product and that is licensed to Acorda pursuant to the Elan License Agreement.  Elan Trademark specifically excludes any trademark owned or controlled by Elan which identifies a product.

(c)                                  Product Web Site.  Acorda shall own rights to any Internet domain names incorporating the Licensed Product Trademarks or any variation or part of such Licensed Product Trademarks as its URL address or any part of such address, and Licensee shall not establish any Internet domain name or URL incorporating such Licensed Product Trademarks, or anything confusingly similar to the Licensed Product Trademarks, without the prior written consent of Acorda, such consent not to be unreasonably withheld; provided, that (i) Licensee shall be responsible for [*****] reasonable costs incurred by Acorda with respect to such Internet domain names or URLs to the extent solely used for the Commercialization of the Licensed Product in the Territory, (ii) Acorda shall be responsible for [*****] costs incurred by Acorda with respect to such Internet domain name or URLs to the extent solely used for the Commercialization of the Licensed Product in the Acorda Territory and (iii) the Parties shall equally share in all costs incurred by Acorda with respect to such Internet domain names or URLs to the extent beneficial for the Commercialization of the Licensed Product worldwide.  The JCC shall be responsible for coordinating the content on any Web sites relevant to Commercialization of Licensed Product in the Field in the Territory.

8.                                       PAYMENTS

8.1                                 Up-front Fee.  In partial consideration for Acorda’s past Development costs and the license granted to Licensee under the Licensed IP, Licensee shall pay to Acorda, by wire transfer to an account designated by Acorda, a non-refundable, non-creditable license fee in the amount of One Hundred Ten Million U.S. Dollars (US $110,000,000) on the Effective Date.

8.2                                 Milestone Payments.

(a)                                  Licensee shall pay to Acorda, by wire transfer to an account designated by Acorda, the applicable non-refundable, non-creditable, one-time milestone payment listed below within thirty (30) days after the achievement of each milestone event by the Licensed Product:

Milestone Event:	Milestone Payment:

(i) [*****]	[*****] U.S. Dollars (US $[*****])

*****Omitted pursuant to a confidential treatment request.

Milestone Event:	Milestone Payment:

(ii) [*****]	[*****] U.S. Dollars (US $[*****])

(iii) [*****]	[*****] U.S. Dollars (US $[*****])

(iv) [*****]	[*****] U.S. Dollars (US $[*****])

(v) [*****]	[*****] U.S. Dollars (US $[*****])

If an event described in a clause of this Section 8.2(a) occurs before or concurrently with an event described in a preceding clause, Licensee shall also pay the milestone payment described in such earlier clause when the milestone payment described in such later clause is paid, even if the earlier described milestone has not been achieved.

(b)                                 Licensee shall pay to Acorda, by wire transfer to an account designated by Acorda, the applicable non-refundable, non-creditable, one-time milestone payment listed below within thirty (30) days after the end of the Calendar Quarter in which the related milestone event for the Licensed Product is first achieved:

Milestone Event:	Milestone Payment:

(i) [*****] in which Net Sales exceed [*****] U.S. Dollars (US $[*****])	[*****] U.S. Dollars (US $[*****])

(ii) [*****] in which Net Sales exceed [*****] U.S. Dollars (US $[*****])	[*****] U.S. Dollars (US $[*****])

(iii) [*****] in which Net Sales exceed [*****] U.S. Dollars (US $[*****])	[*****] U.S. Dollars (US $[*****])

(iv) [*****] in which Net Sales exceed [*****] U.S. Dollars (US $[*****])	[*****] U.S. Dollars (US $[*****])

(v) [*****] in which Net Sales exceed [*****] U.S. Dollars (US $[*****])	[*****] U.S. Dollars (US $[*****])

Each of the milestone payments set forth in this Section 8.2(b) shall be payable once.  If an event described in a clause in this Section 8.2(b) occurs before or concurrently with an event described in a preceding clause, Licensee shall also pay the milestone payment described in such earlier

*****Omitted pursuant to a confidential treatment request.

clause when the milestone payment described in such later clause is paid.  By way of example, if, during [*****], Net Sales first exceed the thresholds set forth in Sections 8.2(b)(ii) and (iii), Licensee shall pay Acorda the milestone payments set forth in both Sections 8.2(b)(ii) and (iii) on or before [*****].

8.3                                 Royalties Payable by Licensee.

(a)                                  Acorda Royalty Rate.  Subject to this Section 8.3, during the Royalty Term, Licensee shall pay to Acorda royalties on aggregate Net Sales of Licensed Product in the Territory at the following rates (such applicable rate(s), the “Acorda Royalty Rate”), from which Acorda shall pay any royalties owed to Acorda’s licensors other than Elan in accordance with Acorda’s agreements with such licensors:

For Portion of Aggregate Net Sales of Licensed Product in Territory during Calendar Year:	Acorda Royalty Rate (% of Aggregate Net Sales of Licensed Product in the Territory during a Calendar Year)

(i) Less than or equal to [*****] U.S. Dollars (US $[*****])	[*****]%

(ii) Greater than [*****] U.S. Dollars (US $[*****]), but less than or equal to [*****] U.S. Dollars (US $[*****]).	[*****]%

(iii) Greater than [*****] U.S. Dollars (US $[*****])	[*****]%

(b)         Elan Royalty Rate.  Subject to this Section 8.3, during the Royalty Term, Licensee shall pay to Acorda a royalty of [*****] of aggregate Net Sales of Licensed Product in the Territory (the “Elan Royalty Rate”), which Acorda shall pay to Elan in accordance with the Elan License Agreement, with (i) [*****] of the Notional NSP (as defined in the Elan License Agreement) for quantities of Licensed Product ordered by or on behalf of Licensee and to be delivered pursuant to the Supply Agreement, including any orders for Launch Stock (as defined in the Supply Agreement) which shall be due to Acorda upon Licensee’s, its Affiliates’ or Third Party Distributors’ receipt of an invoice from Acorda or Elan and (ii) the remainder of such royalty, calculated by subtracting the amounts paid pursuant to subclause (i) from [*****] of aggregate Net Sales of such Licensed Product, due in accordance with Section 8.5; provided, that (A) Licensee shall be responsible for providing in good faith any estimations or subjective determinations that comprise part of the calculation of Notional NSP (as defined in the Elan License Agreement) for the quantities of Licensed Product ordered by or on behalf of Licensee and delivered pursuant to the Supply Agreement, including any orders for launch stock, (B) Acorda shall submit to Elan such estimations or determinations provided by Licensee for the purposes of Notional NSP calculation, (C) Licensee shall be responsible for any payments stemming from such Notional NSP calculation, including any additional payments (including interest payments), in the event that Elan disagrees with Licensee’s calculation and Licensee is unable to reach agreement with Elan regarding the appropriate amount, to the extent required by

*****Omitted pursuant to a confidential treatment request.

the Elan License Agreement, and (D) with respect to Licensed Product supplied to Licensee, to the extent the amounts paid by Licensee in accordance with subclause (i) are greater than [*****] of aggregate Net Sales of such Licensed Product, then, to the extent of any credit made by Elan, Acorda shall credit such difference against the price of Licensed Product to be supplied to Licensee pursuant to the Supply Agreement.  Notwithstanding anything in this Agreement, the amount of the Elan Royalty Rate payable by Licensee to Acorda shall in no event be more than the Elan Royalty (as defined in the Elan License Agreement) payable by Acorda to Elan under the Elan License Agreement.  By way of example, if the Elan Royalty Rate is reduced from [*****] under the terms of the Elan License Agreement, the Elan Royalty Rate hereunder shall be [*****].  The Parties acknowledge that the cost of Launch Stocks pursuant to the Supply Agreement is [*****] of Manufacturing Cost (as defined in the Elan Supply Agreement) and all other Licensed Product supplied to Licensee under the Supply Agreement will be supplied at the applicable Transfer Price (as defined in the Supply Agreement).  The Parties acknowledge that Licensee shall pay Acorda the royalties under the Elan Royalty Rate for sales of Launch Stocks no less than five (5) Business Days before such time as the Elan Royalty Rate with respect thereto is owed to Elan.  Acorda shall provide to Licensee a copy of all royalty reports submitted to Elan pursuant to the Elan Agreement related to payments made pursuant to this Agreement promptly after such reports are submitted to Elan.

(c)                                  Adjustments to Royalties.  Subject to Section 2.8, the Acorda Royalty Rate shall be reduced by [*****] of the amount of royalties paid by Licensee or any of its Affiliates to any Third Party in consideration for a license of Patent Rights in the absence of which Licensee in good faith believes it would infringe those Patent Rights by its Exploitation of the Licensed Product; provided, that, in no event shall the aggregate deductions under this Section 8.3(c) reduce any quarterly Acorda Royalty Rate payment by Licensee in respect of Net Sales of the Licensed Product to less than [*****] of the royalty otherwise payable to Acorda with respect to the Licensed Product.

8.4                                 Restrictions on Sales.  Licensee shall not, and shall ensure that its Affiliates and Third Party Distributors do not, sell or distribute the Licensed Product at a discount (or without consideration) in return for (i) concessions or consideration received in transactions involving products or services other than the Licensed Product or (ii) concessions from any government or governmental authority relating to products or services other than Licensed Product.

8.5                                 Reports and Payments.  Licensee shall deliver to Acorda, (a) within thirty (30) days after the end of each Calendar Quarter, a royalty report, in a format agreed to by the Parties, for such Calendar Quarter, together with the required payments, and (b) within fifteen (15) days after the end of each calendar month, a preliminary monthly sales report for such month in a format specified by Acorda.  Such reports shall indicate gross sales and all deductions taken from gross sales, on a country-by-country basis, the calculation of Net Sales and the calculation of royalties from Net Sales with respect thereto, each determined in accordance with GAAP.   Milestone and royalty payments based on Net Sales of the Licensed Product in the Territory shall be made in U.S. Dollars, after being converted by Licensee into U.S. Dollars (if applicable) at the rate of exchange for the currency of the country or jurisdiction in which the Licensed Product was sold into U.S. Dollars calculated by using the simple average of the selling and buying rates of U.S. Dollars published in the East Coast Edition of The Wall Street Journal for the day prior

*****Omitted pursuant to a confidential treatment request.

to the date on which the payment by Licensee is made.  For the purpose of calculating the achievement of the thresholds related to Net Sales under Section 8.2(b) and Section 8.3(a), conversion from any foreign currency to U.S. Dollars shall be made according to the method set forth in the preceding sentence.  All payments due to Acorda pursuant to this Agreement shall be made in United States Dollars by wire transfer in immediately available funds from a Licensee account in the United States to an account designated in advance by Acorda.

8.6                                 Tax Withholding.  Licensee shall inform Acorda of any withholding tax obligation on payments due to Acorda under this Agreement as soon as Licensee becomes aware of the withholding tax obligation.  The Parties shall meet promptly thereafter to discuss how best to minimize the amount of such withholding tax obligation in accordance with Law, and Licensee shall take all reasonable and lawful steps to minimize the amount of any such withholding tax obligation.  The Parties agree to cooperate in good faith to provide one another with such documents and certifications as are reasonably necessary to enable Licensee and Acorda to minimize and/or recover any withholding tax obligation.  Licensee shall provide to Acorda documentation of the payment of any withholding tax that is paid pursuant to this Section 8.6.

8.7                                 Blocked Payments.  In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for Licensee, or its Affiliates, to transfer, or have transferred on its behalf, royalties or other payments to Acorda, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of Acorda in a recognized banking institution designated by Acorda or, if none is designated by Acorda within a period of thirty (30) days, in a recognized banking institution selected by Licensee or such Affiliate and identified in a notice in writing given to Acorda.

8.8                                 Late Payments.  Any payments that are not made by Licensee on or before the due date shall bear interest at a rate equal to [*****] from the due date until paid in full or, if less, the maximum interest rate permitted by applicable Law.  Interest shall be payable for the period from the date on which such payment was due through the date on which payment is actually made.  In addition, Licensee shall reimburse Acorda for all costs and expenses, including attorney fees and legal expenses, incurred in the collection of late payments.

8.9                                 Financial Records.  Licensee shall maintain all of its and its Affiliates’ full, true and accurate books of accounts and other records relating to the transactions and activities contemplated by this Agreement in sufficient detail to verify the information included in the reports provided pursuant to Section 8.5 and compliance with the terms of this Agreement.  Licensee shall maintain such records for at least [*****] after the end of the Calendar Year to which such records relate.

8.10                           Audit Right.  (a) [*****], Acorda may retain an independent certified public accountant reasonably acceptable to Licensee to audit the records described in Section 8.9, upon reasonable notice to Licensee, (b) Elan may retain an independent certified public accountant reasonably acceptable to Licensee to audit the records described in Section 8.9, upon reasonable notice to Licensee (and, for the sake of clarity, Licensee acknowledges that Elan’s audit right shall extend for the [*****] period following the close of each Calendar Year during the term of the Elan License Agreement), and (c) [*****], each Party may retain an independent certified

*****Omitted pursuant to a confidential treatment request.

public accountant reasonably acceptable to the other Party to audit the records described in Section 5.6(c), upon reasonable notice to the other Party, in each case during regular business hours and under a reasonable obligation of confidentiality to the audited Party.  The auditing Party or Elan, as applicable, shall bear the costs of such audit, except as provided below.  The results of such audit shall be made available to both Parties and, as applicable, Elan, but shall be considered the audited Party’s Confidential Information (and Licensee acknowledges that Elan is obligated to retain any information provided to it in confidence only as required pursuant to the terms of the Elan License Agreement and the June 2, 2009 Confidentiality Agreement among Elan, Acorda and Licensee).  If the audit demonstrates that the payments owed under this Agreement have been understated, the audited Party shall pay the balance to the auditing Party or Elan, as applicable, together with interest in accordance with Section 8.8.  Further, if the amount of the understatement is greater than five percent (5%) of the amount owed to the auditing Party with respect to the audited period, then the audited Party shall reimburse the auditing Party and/or Elan for the reasonable cost of the audit.  If the audit demonstrates that the payments owed under this Agreement have been overstated, the audited Party shall be entitled to credit such amount against payments due to the auditing Party.  All payments owed by a Party under this Section 8.10 shall be made within thirty (30) days after the results of the audit are delivered to the Parties.

9.                                       INTELLECTUAL PROPERTY

9.1                                 Ownership; Trademarks.

(a)                                  Know-How and Patent Rights.

(i)                                     Ownership.  As between the Parties, (A) Acorda shall solely own all of the Acorda IP, (B) Licensee shall solely own all of the Licensee IP and (C) the Parties shall jointly own all Joint IP on the basis of an undivided interest.  Except as expressly provided in this Agreement and subject to the licenses granted hereunder, each Party shall have the right to use, license, sublicense and otherwise exercise all rights under Joint IP in its Territory without the consent of the other Party and with no duty to account to the other Party.

(ii)                                  Inventorship.  Ownership, for the purposes of this Section 9.1(a), shall be determined by the Parties in accordance with United States patent laws based on inventorship as set forth in Title 35 of the U.S. Code.

(b)                                 Trademarks.

(i)                                     Licensed Product Trademarks.

(A)                              As between the Parties, Acorda is and shall remain the owner of the Licensed Product Trademarks, and all goodwill associated therewith, in all countries of the world, and all uses of the Licensed Product Trademarks by Licensee, its Affiliates and Third Party Distributors shall inure to the benefit of Acorda.  Licensee shall have the right to review and comment on any documentation related to the filing, prosecution, defense or maintenance of the Licensed Product Trademarks in the Territory and Acorda shall consider in good faith any comments made by Licensee.  If and to the extent that Licensee or its Affiliates or

Third Party Distributors obtain any rights (other than the licenses granted herein) to the Licensed Product Trademarks in any country in the world, Licensee shall immediately and automatically assign, and ensure that its Affiliates and Third Party Distributors immediately and automatically assign, to Acorda all right, title and interest in and to the Licensed Product Trademarks, and all goodwill with respect thereto, subject to the licenses granted to Licensee hereunder.  Acorda shall deliver copies of all filings related to the Licensed Product Trademarks in the Territory, including responses and other correspondence with the relevant registrar promptly to Licensee upon the distribution or receipt of such materials.

(B)                                Licensee shall reimburse Acorda for [*****] reasonable Out-of- Pocket costs and expenses incurred by Acorda after the Effective Date relating to the preparation, filing, prosecution and maintenance of the Licensed Product Trademarks in the Territory within thirty (30) days after receiving an invoice from Acorda for such costs and expenses.

(C)                                In the event that either Party becomes aware of actual or threatened infringement of or challenge to a Licensed Product Trademarks anywhere in the Territory in the Field, that Party will promptly notify the other Party in writing.  In respect of the protection and/or defense of a Licensed Product Trademarks in the Territory in the Field, Acorda will have the initial right to bring suit and to take action against such infringer or challenger.  Licensee shall, and shall ensure that its Affiliates and Third Party Distributors shall, provide reasonable assistance and co-operation as Acorda may reasonably request.  If Acorda does not commence and pursue a legal action to enjoin such infringement or challenge within [*****] (or such shorter period of time as required by applicable Law to avoid loss of material enforcement rights) of being notified or otherwise becoming aware of such infringement or challenge, Licensee may, at its expense, commence the action in the Territory.

(D)                               Any recoveries resulting from an action described in Section 9.1(b)(i)(C) shall be applied as follows:  (1) first, to reimburse each Party for all out-of-pocket costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and (2) second, any remainder shall be paid [*****] to Acorda and [*****] to Licensee.

(ii)                                  Elan Trademark.

(A)                              Elan is and shall remain the owner of the Elan Trademarks, and all goodwill associated therewith, in all countries of the world, and all uses of the Elan Trademarks by Licensee, its Affiliates and sublicensees shall inure to the benefit of Elan.  If and to the extent that Licensee, its Affiliates or Third Party Distributors obtain any rights (other than the licenses granted herein) to the Elan Trademarks in any country in the world, Licensee shall immediately and automatically assign, and ensure that its Affiliates and Third Party Distributors immediately and automatically assign, to Elan all right, title and interest in and to the Elan Trademarks, and all goodwill with respect thereto.

(B)                                In the event that Licensee becomes aware of actual or threatened infringement of or challenge to an Elan Trademark anywhere in the world, Licensee will promptly notify Acorda in writing and provide full particulars of such infringement or

*****Omitted pursuant to a confidential treatment request.

challenge.  Licensee shall not make any comment or admission to any Third Party in respect of any such infringement or challenge.   In respect of the protection and/or defense of an Elan Trademark, Elan will have the sole right to bring suit and to take action against such infringer or challenger.

(iii)                               Licensee Trademarks.

(A)                              As between the Parties, Licensee is and shall remain the owner of the Licensee Trademarks, and all goodwill associated therewith, in all countries of the world, and all uses of the Licensee Trademarks by Acorda, its Affiliates and sublicensees shall inure to the benefit of Licensee.  If and to the extent that Acorda or its Affiliates obtain any rights (other than the licenses granted herein) to the Licensee Trademarks in any country in the world, Acorda shall immediately and automatically assign, and ensure that its Affiliates immediately and automatically assign, to Licensee all right, title and interest in and to the Licensee Trademarks, and all goodwill with respect thereto, subject to the licenses granted to Acorda hereunder.

(B)                                Licensee shall be responsible for [*****] costs and expenses incurred by Licensee or its Affiliates relating to the preparation, filing, prosecution and maintenance of the Licensee Trademarks.

(C)                                In the event that either Party becomes aware of actual or threatened infringement of or challenge to a Licensee Trademark anywhere in the Territory in the Field, that Party will promptly notify the other Party in writing.  In respect of the protection and/or defense of a Licensee Trademark in the Territory in the Field, Licensee will have the sole right to bring suit and to take action against such infringer or challenger.  Acorda shall, at Licensee’s expense, provide reasonable assistance and co-operation as Licensee may reasonably request.  Any recoveries resulting from an action described in this Section 9.1(b)(iii) shall be applied as follows:  (1) first, to reimburse each Party for all out-of-pocket costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and (2) second, any remainder shall be paid [*****] to Acorda and [*****] to Licensee.

9.2           Filing, Prosecution and Maintenance of Patent Rights.

(a)           Initial Right.  As between the Parties:

(i)            Licensee shall have the initial right to file, prosecute and maintain the Licensee Patent Rights, at Licensee’s expense.  If Licensee declines to file, prosecute or maintain any Licensee Patent Right in any country of the world, desires to allow any Licensee Patent Right to lapse in any country of the world, or desires to abandon any Licensee Patent Right in any country of the world before all appeals within the respective jurisdiction have been exhausted, then:

(A)          Licensee shall provide Acorda with reasonable written notice of such decision so as to permit Acorda to decide whether to file, prosecute or maintain such Licensee Patent Right and to take any necessary action.

*****Omitted pursuant to a confidential treatment request.

(B)           By providing prompt written notice thereof to Licensee (following notice from Licensee pursuant to clause (A)), Acorda may assume control of the filing, prosecution and/or maintenance of such Licensee Patent Right in the name of the owner(s) of such Licensee Patent Right, at Acorda’s expense.  Only following such notice from Acorda to Licensee, the following provisions shall apply:

(1)           Licensee shall, at Acorda’s expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance of or any related necessary action for such Licensee Patent Right.

(2)           Acorda shall provide Licensee, sufficiently in advance for Licensee to comment, with copies of all patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to such Licensee Patent Right.

(3)           Acorda shall give due consideration to Licensee’s comments, but shall have the final say in determining whether or not to incorporate such comments.

(4)           Each Party shall promptly provide the other with copies of all material correspondence received from any patent counsel or patent authorities pertaining to such Licensee Patent Right.

(ii)           Acorda shall have the initial right to file, prosecute and maintain the Joint Patent Rights anywhere in the world in both Parties’ names, as follows:

(A)          Licensee shall, at Acorda’s reasonable request, assist and cooperate in the filing, prosecution and maintenance of such Joint Patent Rights.

(B)           Acorda shall provide Licensee, sufficiently in advance for Licensee to comment, with copies of all patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to such Joint Patent Rights.

(C)           Acorda shall give due consideration to Licensee’s comments, but Acorda shall have the final say in determining whether or not to incorporate such comments.

(D)          Each Party shall promptly provide the other Party with copies of all material correspondence received from any patent counsel or patent authorities pertaining to such Joint Patent Rights.

(iii)          Acorda shall have the initial right to file, prosecute and maintain the Acorda Patent Rights anywhere in the world.

(b)           Licensee’s Step-In Rights.  Subject to the requirements and limitations of the Acorda Third Party Agreements, with respect to the filing, prosecution and maintenance of the Licensed IP, including any rights of, and time-frames for, such Third Party licensors to comment on and review any filings and correspondence related thereto, the Parties agree:

(i)            If Acorda declines to file, prosecute or maintain any Licensed Patent Right, desires to allow any Licensed Patent Right to lapse, or desires to abandon any Licensed Patent Right before all appeals within the respective patent office have been exhausted, then:

(A)          Acorda shall provide Licensee with reasonable written notice of such decision so as to permit Licensee to decide whether to file, prosecute or maintain such Licensed Patent Right and to take any necessary action.

(B)           By providing prompt written notice thereof to Acorda following notice from Acorda pursuant to clause (A), Licensee may assume control of the filing, prosecution and/or maintenance of such Licensed Patent Right in the name of the owner(s) of such Licensed Patent Right, at Licensee’s expense.  Only following such notice from Licensee to Acorda, the following provisions shall apply:

(1)           Acorda shall, at Licensee’s expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance of such Licensed Patent Right.

(2)           Licensee shall provide Acorda, sufficiently in advance for Acorda to comment, with copies of all patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to such Licensed Patent Right.

(3)           Licensee shall give due consideration to Acorda’s comments, but shall have the final say in determining whether or not to incorporate such comments.

(4)           Each Party shall promptly provide the other with copies of all material correspondence received from any patent counsel or patent authorities pertaining to such Licensed Patent Right.

(c)           Patent Rights Term Extensions.  Acorda may select which, if any, Licensed Patent Rights for which a Patent Term Extension is to be sought or obtained in any country in the Territory.  Licensee shall promptly provide Acorda with such information as Acorda may reasonably request to comply with any filing requirements in connection with any such Patent Term Extension. Acorda may file for all such Patent Term Extensions at Licensee’s expense, and Licensee shall, and shall ensure that its Affiliates and Third Party Distributors, execute such authorizations and other documents and take such other actions as may be reasonably requested to obtain such Patent Term Extensions, including designating Acorda as its agent for such purpose.

(d)           Patent Rights Listings. To the extent required or permitted by applicable Law, the Party filing an NDA with respect to the Licensed Product in any country(ies) may list with the applicable Regulatory Authorities information regarding any Licensed Patent Right or Licensee Patent Right.  In connection with such listings, the Parties shall meet to evaluate and identify all potentially applicable Licensed Patent Rights or Licensee Patent Rights; provided, however, that (i) Licensee will not unreasonably refuse to list, and maintain the listing for, any Licensed Patent Rights that Acorda requests that Licensee list pursuant to a notice given by Acorda at least ten (10) days prior to the listing deadline and the listing of which is consistent with applicable Law; and (ii) subject to the foregoing clause (i), the Party filing the NDA shall retain final decision making authority over the decision to list (or de-list) any Patent Rights covering the Licensed Product.

(e)           Costs and Expenses.  Licensee shall bear its own costs and expenses in preparing, filing, prosecuting and maintaining Patent Rights prosecuted and maintained by Licensee and in conducting related interference, opposition and similar proceedings as provided in this Agreement.  Licensee shall reimburse Acorda for [*****] of Acorda Patent Costs incurred after the Effective Date relating to the preparation, filing, prosecution and maintenance of Licensed Patent Rights; provided, however, that Licensee’s obligation to reimburse such Acorda Patent Costs for Indications not related to MS is contingent upon Acorda obtaining Licensee’s prior written consent prior to expenditure for any costs related to an Indication not related to MS.  Licensee shall reimburse Acorda for [*****] Acorda Patent Costs subject to Licensee’s reimbursement obligations under this Section 9.2(e) within thirty (30) days after receiving an invoice from Acorda for such costs.  To the extent Licensee declines to reimburse Acorda the Acorda Patent Costs incurred with respect to a particular Licensed Patent Right, such Licensed Patent Right shall no longer be licensed to Licensee and its Affiliates under Section 2.1 and, notwithstanding anything else in this Agreement, Acorda shall be entitled to take whatever steps it determines are appropriate to enforce such Patent Right against Licensee.

9.3           Enforcement.  Subject to the requirements and limitations of the Acorda Third Party Agreements with respect to the enforcement of Patent Rights, including any rights of, and timeframes for, such Third Party licensors to comment on and review any filings or materials related thereto, the Parties agree:

(a)           Licensee Patent Rights.  As between the Parties, except as provided in Section 9.3(c), Licensee shall have the sole right to protect the Licensee Patent Rights from any actual or suspected infringement or any claim that the Licensee Patent Rights are invalid or otherwise unenforceable, at Licensee’s expense, and to retain all recoveries with respect thereto.

(b)           Licensed Patent Rights.

(i)            Notice.  Each Party shall provide the other Party with written notice reasonably detailing any known or alleged infringement by a Third Party of the Licensed Patent Rights, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of the Licensed Patent Rights, within ten (10) Business Days of becoming aware of such infringement.  Each Party shall provide the other Party any evidence available pertaining to such known or alleged infringement or action.

(ii)           Licensee’s Initial Right.  As between the Parties, Licensee shall have the initial right to protect the Licensed Patent Rights in the Field in the Territory from any

*****Omitted pursuant to a confidential treatment request.

actual or suspected infringement or misappropriation by a Third Party’s Exploitation (other than Manufacturing) of a product that contains Compound or any other mono- or di-aminopyridine.  In any legal action so brought by Licensee, Acorda shall join in such action as a party at Licensee’s request and expense in the event that an adverse party asserts, the court rules or other Laws provide, or Licensee determines in good faith, that a court would lack jurisdiction based on Acorda’s absence as a party in such suit; but control of such action shall remain with Licensee.  Acorda may also at any time join in such action and may be represented by counsel of its choice, at Acorda’s expense; but in any event control of such action shall remain with Licensee.  At Licensee’s reasonable request and expense, Acorda shall provide reasonable assistance to Licensee in connection with such action.  Any recoveries resulting from such an action shall be applied as follows:

(A)          First, to reimburse each Party for all out-of-pocket costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and

(B)           Second, any remainder shall be paid [*****] to Licensee and [*****] to Acorda; provided, that in the event such Licensed Patent Right is an Elan Patent Right, [*****] of the remainder shall be paid to Elan and Acorda and Licensee shall each receive [*****] of the remainder.

(iii)          Acorda Step-In Right.  If Licensee does not commence and vigorously pursue a legal action to enjoin such infringement described in Section 9.3(b)(ii) within [*****] (or such shorter period of time as required by applicable Law to avoid loss of material enforcement rights) of being notified or otherwise becoming aware of such infringement, Acorda may, at its expense, commence the action.  Licensee shall join in such action as a party at Acorda’s request and expense in the event that an adverse party asserts, the court rules or other Laws provide, or Acorda determines in good faith, that a court would lack jurisdiction based on Licensee’s absence as a party in such suit, but control of such action shall remain with Acorda.  At Acorda’s reasonable request and expense, Licensee shall provide reasonable assistance to Acorda in connection with such action.  Any recoveries resulting from such an action shall be retained by Acorda.

(c)                                  Licensee Patent Rights in Connection with a Competitive Infringement.

(i)            Acorda’s Initial Right.  With respect to any actual or suspected infringement of the Licensee Patent Rights by a Third Party making, using or selling (i) in the Acorda Territory a product that is or may be competitive with the Licensed Product or (ii) in the Territory a product that is or may be competitive with the Licensed Product outside the Field, the following provisions shall apply:  Acorda shall have the right to initiate a legal action to enforce any Licensee Patent Right.  Licensee shall join in such action as a party at Acorda’s request and expense in the event that an adverse party asserts, the court rules or other Laws provide, or Acorda determines in good faith, that a court would lack jurisdiction based on Licensee’s absence as a party in such suit.  Licensee may also at any time join in such action and may be represented by counsel of its choice, at Licensee’s expense; but in any event control of such action shall remain with Acorda.  At Acorda’s reasonable request and expense, Licensee shall

*****Omitted pursuant to a confidential treatment request.

provide reasonable assistance to Acorda in connection with such action.  Any recoveries resulting from an action described in this Section 9.3(c) shall be applied as follows:

(A)          First, to reimburse each Party for all out-of-pocket costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs; and

(B)           Second, any remainder shall be paid [*****] to Acorda and [*****] to Licensee.

(ii)           Licensee Step-In Right.  If Acorda does not commence and vigorously pursue a legal action to enjoin such infringement within [*****] (or such shorter period of time as required by applicable Law to avoid loss of material enforcement rights) of being notified or otherwise becoming aware of such infringement, Licensee may, at its expense, commence the action.  Acorda shall join in such action as a party at Licensee’s request and expense in the event that an adverse party asserts, the court rules or other Laws provide, or Licensee determines in good faith, that a court would lack jurisdiction based on Acorda’s absence as a party in such suit, but control of such action shall remain with Licensee.  At Licensee’s reasonable request and expense, Acorda shall provide reasonable assistance to Licensee in connection with such action.  Any recoveries resulting from such an action shall be retained by Licensee.  For the avoidance of doubt, with respect to any actual or suspected infringement of the Licensee Patent Rights by a Third Party making, using or selling in the Territory a product that is or may be competitive with the Licensed Product in the Territory in the Field, Licensee shall have the right to initiate a legal action to enforce any such Licensee Patent Right.

(d)           Information Sharing.  The Party involved in any action or proceeding described in this Section 9.3 shall keep the other Party reasonably informed of the progress of such action or proceeding.

9.4           Invalidity Claims.  Notwithstanding the foregoing, if a Third Party at any time asserts a claim that Licensed IP is invalid or otherwise unenforceable, whether as a defense in an infringement action brought by a Party pursuant to Section 9.3 or in an action brought against a Party, including in any proceeding before a patent office or in a similar administrative forum, Acorda shall have the right to control all decisions regarding the defense against any such claim.  In no event shall Licensee, without the prior written consent of Acorda, admit to the invalidity of or enter into any settlement admitting the invalidity of, or otherwise impairing Acorda’s rights in, Licensed Patent Rights.

9.5           Patent Marking.  Licensee shall mark Licensed Product marketed and sold by Licensee (or its Affiliate or distributor) hereunder with appropriate patent numbers or indicia or otherwise in accordance with applicable Law in the country or countries of Manufacture and sale thereof.

*****Omitted pursuant to a confidential treatment request.

10.           CONFIDENTIAL INFORMATION

10.1         Non-Use and Non-Disclosure of Confidential Information.  Each Receiving Party agrees that all Confidential Information of the Disclosing Party (a) shall not be used by the Receiving Party or its Affiliates except to perform the Receiving Party’s obligations or exercise the Receiving Party’s rights under this Agreement; (b) shall be maintained in confidence by the Receiving Party and its Affiliates; (c) shall be maintained with the precautions such Party normally takes with its own Confidential Information, but in no case with any less degree than reasonable care; and (d) except as permitted by Sections 10.2, 10.3 and 10.4, shall not be disclosed by the Receiving Party or its Affiliates to any Person without the prior written consent of the Disclosing Party.

10.2         Permitted Disclosures.  The Receiving Party may provide the Disclosing Party’s Confidential Information:

(a)           to the Receiving Party’s and its Affiliates’ employees, consultants and advisors who have a need to know such Confidential Information and are bound by an obligation to maintain the confidentiality of the Disclosing Party’s Confidential Information to the same extent as if they were parties hereto;

(b)           to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct Clinical Trials or to gain Regulatory Approval with respect to the Licensed Product as contemplated by this Agreement; provided, that such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patent Rights or approvals;

(c)           if such disclosure is required by Law (including by rules or regulations of the United States Securities and Exchange Commission (“SEC”), any other relevant securities commission in any country, any securities exchange or NASDAQ) or to defend or prosecute litigation or arbitration; provided, that prior to such disclosure, to the extent permitted by Law or such rules or regulations, the Receiving Party promptly notifies the Disclosing Party of such requirement and furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish; and

(d)           Acorda may disclose (i) to Acorda’s licensors the reports provided by Licensee pursuant to Sections 5.3 and 7.3, (ii) to Acorda’s licensors the audit reports obtained pursuant to Section 8.10, and (iii) to any Third Party counterparty of an Acorda Third Party Agreement, any other information required to be disclosed pursuant to such agreements; provided, that any such disclosed information shall be deemed “confidential information” of Acorda or the equivalent thereof under each relevant license agreement or Acorda Third Party Agreement; provided, further, that if a license agreement or Acorda Third Party Agreement places no confidentiality obligations on the Third Party counterparty or licensor, then any disclosure of information under this Section 10.2(d) shall only be made subject to confidentiality obligations no less onerous than the provisions herein, unless that would cause Acorda to breach any such license agreement or Acorda Third Party Agreement (in which case Acorda shall seek to impose on such licensor or counterparty confidentiality provisions as close to those contained in this Agreement as it can).

Additionally, Acorda may disclose Licensee’s Confidential Information to Acorda’s licensees and potential licensees who have a need to know such Confidential Information for purposes of Acorda granting licenses or sublicenses under such Confidential Information (and any intellectual property rights therein) as permitted herein and are bound by an obligation to maintain the confidentiality of Licensee’s Confidential Information to the same extent as if they were parties hereto.

10.3         Scientific Publications.  Each Party and its Affiliates, and, with respect to Acorda, its licensees, and, with respect to Licensee, its Third Party Distributors, shall have the right to make disclosures pertaining to the Compound or the Licensed Product to Third Parties in Publications in accordance with the following procedure, and subject to Section 10.4:  The publishing Party shall provide the non-publishing Party with an advance copy of the proposed Publication, and the non-publishing Party shall then have [*****] prior to submission for any Publication in which to recommend any changes it reasonably believes are necessary to preserve any Patent Rights or Know-How belonging in whole or in part to the non-publishing Party.  Acorda shall have the right to consent to each such Publication proposed by Licensee, which consent shall not be unreasonably withheld or delayed.  If the non-publishing Party informs the publishing Party that such Publication, in the non-publishing Party’s reasonable judgment, would have a material adverse effect on any patentable invention owned by or licensed, in whole or in part, to the non-publishing Party (other than pursuant to a license granted under this Agreement), or on any Know-How which is Confidential Information of the non-publishing Party, the publishing Party shall delay or prevent such Publication as follows:  (a) with respect to a patentable invention, such Publication shall be delayed sufficiently long (not to exceed [*****]) to permit the timely preparation and filing of a patent application; and (b) with respect to Know-How which is Confidential Information of such non-publishing Party, such Know-How shall be deleted from the Publication.

10.4         Publicity.  During the Term, neither Party may issue any press release or make any public disclosure relating to this Agreement or the Supply Agreement or the Parties’ activities under this Agreement or the Supply Agreement (each such press release or public disclosure, a “Subject Disclosure”) except as follows:

(a)           On the first Business Day following the execution of this Agreement (or, in Acorda’s sole discretion, as early as any time after execution), the Parties shall issue the press release attached hereto as Exhibit F.

(b)           Each Party may disclose the terms of this Agreement and the Supply Agreement to the extent such Party is advised by counsel that such Subject Disclosure is required by applicable Law (including by rules or regulations of the SEC, any other relevant securities commission in any country, any securities exchange or NASDAQ); provided, that, (i) prior to such disclosure, to the extent permitted by Law or such rules or regulations, the disclosing Party promptly notifies the other Party of such requirement and the disclosing Party furnishes only those terms of this Agreement or the Supply Agreement that the disclosing Party is legally required to furnish, and (ii) specifically with respect to a filing of this Agreement or the Supply Agreement pursuant to the rules or regulations of the SEC, any other securities commission, any securities exchange or NASDAQ, the disclosing Party shall request, and use Commercially Reasonable Efforts to obtain, confidential treatment of terms permitted to be redacted from the

*****Omitted pursuant to a confidential treatment request.

forms of such agreements so filed under the applicable rules and regulations of the SEC, such securities commission, any securities exchange or NASDAQ, as applicable.

(c)           Either Party may make a Subject Disclosure to the extent that such Subject Disclosure describes the commencement and/or “top-line” results of Clinical Trials of the Licensed Product by Licensee, the achievement of any Development events with respect to the Licensed Product or the filing for or receipt of Regulatory Approval with respect to the Licensed Product by Licensee and amounts paid to Acorda in respect of the achievement of any milestone events.  Prior to any such issuance, the disclosing Party shall provide, to the extent permitted by Law, the other Party with a draft Subject Disclosure at least two (2) Business Days prior to making any such Subject Disclosure for the other Party’s review and comment.  Acorda may make a Subject Disclosure to the extent that such Subject Disclosure describes activities or the results of activities with respect to the Licensed Product outside of the Territory or outside the Field without providing such notice to Licensee.

(d)           Subject to Section 10.3 and 10.4(c), either Party may disclose such Party’s own Development and Commercialization activities with respect to the Licensed Product hereunder.

(e)           Acorda may disclose this Agreement and the Supply Agreement to (i) Elan and its Affiliates, to the extent required under the Elan License Agreement or Elan Supply Agreement (and Licensee acknowledges that Elan and its Affiliates are obligated to retain any information provided to them in confidence only as required pursuant to the terms of the Elan License Agreement or Elan Supply Agreement or any other agreements between Elan and Acorda related to this Agreement); (ii) Acorda’s manufacturer(s) (other than Elan and its Affiliates) of Licensed Product, to the extent required under Acorda’s agreement with such manufacturer(s) (and Licensee acknowledges that such manufacturer(s) is obligated to retain any information provided to them in confidence only as required pursuant to the terms of Acorda’s agreement with such manufacturer(s)) and (iii) subject to clauses (i) and (ii), Acorda’s then-current and potential Third Party licensors and licensees of the Licensed IP, and Acorda’s then-current and potential investors, lenders and acquirers; provided, that such Persons receiving disclosed information in clauses (ii) — (iii) of this Section 10.4(e) are bound to maintain the confidentiality of this Agreement to the same extent as if they were parties hereto.

(f)            Licensee may disclose the financial terms of this Agreement and the Supply Agreement to Licensee’s then-current and potential lenders, acquirers and distributors; provided, that such Persons receiving disclosure under this Section 10.4(f) are bound to maintain the confidentiality of such terms to the same extent as if they were parties hereto.

(g)           Each Party may make subsequent disclosures of information which has been previously made public other than though a breach of this Agreement by such Party.

(h)           Unless otherwise provided above, either Party may make a Subject Disclosure with the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned.

10.5         Relationship to the Prior Confidentiality Agreement.  This Agreement supersedes the Prior Confidentiality Agreement; provided, that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

10.6         Survival.  The confidentiality obligations set forth in this Article 10 shall survive for [*****] after the Term; provided, that with respect to any Confidential Information licensed or otherwise provided under the Elan License Agreement, the confidentiality obligations shall survive for [*****] after the longer of (a) the Term, (b) the last to expire Elan Patent Right, or (c) the term of the Elan License Agreement.

11.           INDEMNIFICATION

11.1         Indemnification by Licensee.  Licensee shall hold harmless the Acorda Indemnitees from and against any and all losses, damages, fees, expenses, settlement amounts or costs (including reasonable attorneys’ fees and witness fees) (“Losses”) relating to or in connection with a Third Party claim arising out of (a) any actual or alleged death, personal bodily injury or damage to real or tangible personal property claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, the Compound or the Licensed Product Exploited by or on behalf of Licensee or its Affiliates or Third Party Distributors, including any product liability claims; (b) any actual or alleged infringement or unauthorized use or misappropriation of any Patent Right or other intellectual property right of a Third Party with respect to the activities of Licensee or its Affiliates or Third Party Distributors hereunder; (c) any breach by Licensee of its representations, warranties or covenants made under this Agreement or the Supply Agreement; or (d) any negligent act or omission or willful misconduct of Licensee or its Affiliates or Third Party Distributors or any of their employees, contractors or agents, in performing Licensee’s obligations or exercising Licensee’s rights under this Agreement or the Supply Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to the negligence or willful misconduct of the Acorda Indemnitees, or (ii) are otherwise subject to an obligation by Acorda to indemnify the Licensee Indemnitees under Section 11.2.

11.2         Indemnification by Acorda.  Acorda shall hold harmless the Licensee Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising out of (a) any breach by Acorda of its representations, warranties or covenants made under this Agreement or the Supply Agreement, (b) any negligent act or omission or willful misconduct of Acorda or its Affiliates, or any of their employees, contractors or agents, in performing Acorda’s obligations or exercising Acorda’s rights under this Agreement or the Supply Agreement, or (c) any actual or alleged death, personal bodily injury or damage to real or tangible personal property claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, the Compound or the Licensed Product Exploited by or on behalf of Acorda or its Affiliates in the Acorda Territory, including any product liability claims; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses are attributable to (i) the negligence or willful misconduct of the Licensee Indemnitees, or (ii) are otherwise subject to an obligation by Licensee to indemnify the Acorda Indemnitees under Section 11.1.  For purposes of clarity, Acorda shall not be liable for any Losses resulting from (x) any claim that results from any acts or omissions of Licensee, its Affiliates or Third Party Distributors, even if

*****Omitted pursuant to a confidential treatment request.

Acorda had knowledge of, reviewed, commented on, or approved such acts or omissions of Licensee’s or its Affiliates or Third Party Distributors plans with respect thereto and (y) any actions or failures to act by Elan and its Affiliates.

11.3         Procedure.  In the event of a claim by a Third Party against any Person entitled to indemnification under this Agreement, the relevant Indemnified Party shall promptly notify the other Party (in such capacity, the “Indemnifying Party”) in writing of the claim (it being understood that the failure by the Indemnified Party to give prompt notice of a Third Party claim as provided in this Section 11.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give prompt notice).  Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, undertake and solely manage and control, at its sole expense and with counsel reasonably satisfactory to the Indemnified Party, the defense of the claim.  If the Indemnifying Party does not undertake such defense, the Indemnified Party shall control such defense.  The Party not controlling such defense shall cooperate with the other Party and may, at its option and expense, participate in such defense; provided, that, if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party (or the relevant Acorda Indemnitee or Licensee Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnified Party’s counsel may fully participate in such defense and the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the indemnified Persons solely in connection therewith.  The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.  Except if the Indemnifying Party did not undertake defense of the claim or if the Indemnifying Party and the Indemnified Party (or the relevant Acorda Indemnitee or Licensee Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim and the Indemnified Party engages separate counsel, as provided above, the Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent.  The Indemnified Party shall not settle any such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not settle, without the prior written consent of the Indemnified Party, any such action, suit, proceeding or claim, or consent to any judgment in respect thereof, that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party.

11.4         Allocation.  In the event a claim is based partially on an indemnified claim and partially on a non-indemnified claim or based partially on a claim indemnified by one Party and partially on a claim indemnified by the other Party, any payments in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

12.                                 INSURANCE

12.1         Insurance.  Licensee shall maintain an insurance policy that includes coverage for general liability and products liability claims (including coverage for Clinical Trials) with reputable and financially secure insurance carriers, with coverage limits of not less than [*****] United States dollars ($[*****]) per claim and subject to such deductibles and policy exclusions as are reasonable and customary for pharmaceutical companies of size and activities comparable to those of Licensee.  Licensee shall designate Acorda as an additional insured under its applicable insurance policies and Acorda shall have the right to request, and Licensee shall promptly provide, certificates of insurance for the purpose of confirming the sufficiency and currency of such coverage.  The foregoing coverage shall continue during the Term and for a period of [*****] thereafter.  Notwithstanding the foregoing, Licensee may self-insure to the extent that it self-insures for its other products; provided, that, Licensee’s sales of pharmaceutical products exceeds [*****] United States dollars ($[*****]) in the most recently completed Calendar Year.

13.                                 WARRANTIES AND COVENANTS

13.1         Mutual Warranties.  Each Party warrants to the other Party that:

(a)           as of the Effective Date, it is a corporation duly organized and in good standing under the Laws of the jurisdiction of its incorporation, and it has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

(b)           as of the Effective Date, it has the full right, power and authority to enter into this Agreement and to grant the rights and licenses granted by it under this Agreement;

(c)           as of the Effective Date, there are no existing or, to its knowledge, threatened actions, suits or claims pending with respect to the subject matter of this Agreement or its right to enter into and perform its obligations under this Agreement;

(d)           as of the Effective Date, it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(e)           this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the general principles of equity and to bankruptcy, insolvency, moratorium and other similar Laws affecting the enforcement of creditors’ rights generally;

(f)            as of the Effective Date, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations under this Agreement have been obtained;

*****Omitted pursuant to a confidential treatment request.

(g)           neither such Party nor, to the actual knowledge of such Party, any employee, agent or subcontractor of such Party involved or to be involved in the Development and Commercialization of the Licensed Product has been debarred under Subsection (a) or (b) of Section 306 of the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335a); (ii) no Person who is known by such Party to have been debarred under Subsection (a) or (b) of Section 306 of such Act will be employed by such Party in the performance of any activities hereunder; and (iii) to the actual knowledge of such Party, no Person on any of the FDA clinical investigator enforcement lists (including the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder; and

(h)           the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with any of its contractual obligations (except that Acorda makes no representation or warranty with respect to its obligations pursuant to Acorda Third Party Agreements) and do not constitute a default under any of its contractual obligations.

13.2         Additional Acorda Warranties.  Acorda hereby represents and warrants to Licensee that, as of the Effective Date,

(a)           Except as previously disclosed in writing to Licensee, neither Acorda nor its Affiliates has received any notice in writing or otherwise has knowledge of any facts which have led Acorda to believe that any of the regulatory filings relating to the Licensed Product are not currently in good standing with the FDA;

(b)           No claim or demand of any Person has been asserted to Acorda in writing that challenges the rights of Acorda to Exploit the Licensed Product in the Field in the Territory except where such claim or demand would not materially adversely affect the ability of the Parties to conduct the Development or Commercialization of the Licensed Product hereunder;

(c)           Acorda Controls all Acorda Patent Rights, including the patents and patent applications listed on Exhibit A;

(d)           There are no claims, judgments or settlements against or owed by Acorda, nor, to the knowledge of Acorda, any pending reissue, reexamination, interference, opposition or similar proceedings, with respect to the Acorda IP, and Acorda has not received written notice of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge the Acorda IP;

(e)           Exhibit D identifies each of the Acorda Third Party Agreements that is in full force and effect as of the Effective Date and Acorda has provided Licensee full and complete copies of each such Acorda Third Party Agreement; provided, however, that, to Acorda’s knowledge, it does not have, and therefore has not provided to Licensee, a copy of the Merck/Elan Agreement;

(f)            To the knowledge of Acorda, Acorda is not in default with respect to a material obligation under, and the relevant Third Party counterparty has not claimed that Acorda nor, to the knowledge of Acorda, has grounds upon which to claim, that Acorda is in default with respect to a material obligation under, any Acorda Third Party Agreement, including the Elan License Agreement;

(g)           Acorda has not waived or allowed to lapse any of its material rights under any of the Acorda Third Party Agreements, and no such rights  have lapsed or otherwise expired or been terminated that would have a material adverse effect on the rights granted to Licensee and its Affiliates hereunder;

(h)           Acorda has made available to Licensee all material Regulatory Documentation owned by Acorda regarding or related to the Licensed Products.  To the knowledge of Acorda, Acorda has prepared, maintained or retained all material Regulatory Documentations required to be maintained or reported pursuant to and in accordance with cGCP and cGLP, to the extent required, and applicable Laws, and the Regulatory Documentation does not contain any materially false or misleading statements; and

(i)            Acorda has used reasonable efforts to disclose to Licensee those domestic or foreign patents or patent applications related to the Licensed Patent Rights which Acorda has ceased prosecuting or maintaining.

13.3 Additional Covenants Regarding Acorda Third Party Agreements.  Acorda agrees that during the Term:

(a)           Acorda shall use Commercially Reasonable Efforts to fulfill its obligations under the Acorda Third Party Agreements to the extent such obligations have not been delegated to Licensee and to the extent that failure to do so would materially adversely affect Licensee or its rights hereunder;

(b)           Acorda shall not enter into any subsequent agreement with any other party to an Acorda Third Party Agreement that modifies or amends any Acorda Third Party Agreement in any way that would materially adversely affect Licensee’s rights or interest under this Agreement without Licensee’s prior written consent, which shall not be unreasonably withheld, and shall provide Licensee with a copy of all modifications to or amendments of the Acorda Third Party Agreements, regardless of whether Licensee’s consent was required with respect thereto;

(c)           Acorda shall not terminate any Acorda Third Party Agreement in whole or in part without Licensee’s prior written consent if such termination would materially adversely affect Licensee’s license granted hereunder; however, for clarity, Acorda may (a) terminate any Acorda Third Party Agreements by acquiring all of the intellectual property licensed thereunder, in which case Licensee agrees to consent to such termination of such Acorda Third Party Agreement, or (b) terminate its obligation to make royalty and milestone payments by making a lump-sum payment, and Acorda shall promptly notify Licensee after the occurrence of each such event;

(d)           Acorda shall promptly furnish Licensee with copies of all material communications Acorda receives from any other party to an Acorda Third Party Agreement that directly relate to the Exploitation of Licensed Product in the Field in the Territory;

(e)           Acorda shall promptly furnish Licensee with copies of all material reports and other communications that Acorda furnishes to any party to an Acorda Third Party Agreement that directly relate to the Exploitation of Licensed Product in the Field in the Territory, and to the extent any such reports or communications relate to the efforts of Licensee under this Agreement, Acorda shall, to the extent permitted under such Acorda Third Party Agreement, give Licensee a reasonable opportunity to review and comment upon such portion of the reports or communications that relate to Licensee’s efforts before they are transmitted to any such other party; and

(f)            Acorda shall, within five (5) Business Days after Acorda’s receipt thereof, furnish Licensee with copies of all notices received by Acorda relating to any alleged breach or default by Acorda under any Acorda Third Party Agreement that would materially adversely affect Licensee and, if Acorda determines that it cannot or chooses not to cure or otherwise resolve any such alleged breach or default, Acorda shall so notify Licensee within five (5) Business Days of such determination.

13.4         Compliance.  Licensee shall, in Developing and Commercializing the Licensed Product, comply with all applicable Laws, including the U.S. Foreign Corrupt Practices Act, as well as all applicable Regulatory Approvals for the Licensed Product.  In addition, Licensee shall not use in any capacity, in connection with its Development or Commercialization of the Licensed Product hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Law outside of the U.S.), or who is the subject of a conviction described in such section, and Licensee shall inform Acorda in writing immediately if it or any Person who is performing services for Licensee hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Law outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to the Licensee’s knowledge, is threatened, relating to the debarment of Licensee or any Person used in any capacity by Licensee in connection with its Development or Commercialization the Licensed Product hereunder.

13.5         Standstill.

(a)           For a period of [*****] from the Effective Date, unless specifically invited in writing in advance by the Board of Directors of the other Party to so act, each Party agrees not to and to cause its Affiliates not to, acting along or as part of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly:

(i)            effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the other Party or any of its subsidiaries; (B) any tender or exchange offer, merger or other business combination involving the other Party or any of its subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other Party or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are defined in the Exchange Act) to vote any securities of Party or to provide or withhold consents with respect to any securities of a Party;

*****Omitted pursuant to a confidential treatment request.

(ii)           form, advise, join or in any way participate in a group in connection with any of the types of matters set forth in paragraph (i) above;

(iii)          otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other Party or any of its subsidiaries;

(iv)          take any action which might force the other Party to make a public announcement regarding any of the types of matters set forth in paragraph (i) above;

(v)           publicly announce any intention, plan or arrangement inconsistent with the foregoing, or

(vi)          enter into any discussions or arrangements with any third party with respect to any of the foregoing.

(b)           Each Party also agrees during such period not to request the other Party (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 13.5 (including this sentence).

(c)           The obligations under this Section 13.5 shall terminate as to a Party and its Affiliates in the event that (i) any Third Party unaffiliated with the other Party initiates a tender or exchange offer for, or otherwise publicly proposes or agrees to acquire, [*****] of the outstanding common stock or voting power of the other Party, (b) it is publicly disclosed that voting securities representing at least [*****] of the total voting power of the other Party then outstanding have been acquired by any person or group unaffiliated with the other Party, or (c) the other Party enters into any agreement to merge with, or sell or dispose of assets or securities representing [*****] or more of its earning power to, any person not affiliated with the other Party.

(d)           For the purposes of clarity, the Parties agree that the acquisition by any employee benefit plan of Licensee or Acorda or their respective Affiliates in any diversified index, mutual or pension fund managed by an independent business advisor, which fund in turn holds, directly or indirectly, the other Party’s securities shall not be deemed a breach of this Section 13.5.

13.6         Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 13 OR IN THE SUPPLY AGREEMENT, NEITHER PARTY, AND IN THE CASE OF ACORDA, ITS LICENSORS, MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS.

14.                                 LIMITATION OF LIABILITY

14.1         Limitation of Liability.  UNLESS RESULTING FROM A PARTY’S WILLFUL MISCONDUCT OR FROM A PARTY’S BREACH OF ARTICLE 10 OR SECTIONS 2.2(c)

*****Omitted pursuant to a confidential treatment request.

OR 2.6 OR AS EXPRESSLY SET FORTH IN THE SUPPLY AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA, LOSS OF REVENUE, OR LOSS OF USE DAMAGES, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUPPLY AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 14.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT OR THE SUPPLY AGREEMENT.

15.                                 TERMINATION

15.1         Term.  This Agreement becomes effective as of the Effective Date and shall continue until the earlier of (a) the termination of this Agreement in accordance with Section 15.2 or (b) following the First Commercial Sale of the Licensed Product in any country in the Territory, the expiration of the last-to-expire of all Royalty Terms with respect to the Licensed Product (the “Term”).

15.2         Termination

(a)           Termination For Convenience.  Licensee may elect to terminate this Agreement in its entirety or on a country-by-country basis at any time by providing one hundred eighty (180) days prior written notice to Acorda; provided, that at any time after such notice by Licensee, Acorda may accelerate the effective date of such termination by providing sixty (60) days’ prior written notice to Licensee of such accelerated effective date.

(b)           Termination For Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement (including any breach of a payment obligation), then the Non-Breaching Party may deliver notice of such breach to the Breaching Party.  If the Breaching Party fails to cure such breach within the sixty (60) day period (thirty (30) days in the event of a payment breach) after the Breaching Party’s receipt of such notice, the Non-Breaching Party may terminate this Agreement to the extent set forth in this Section 15.2(b) upon written notice to the Breaching Party.  If the Non-Breaching Party is Licensee, then Licensee may terminate this Agreement in its entirety in the event of an uncured material breach by Acorda as set forth in this Section 15.2(b).  If the Non-Breaching Party is Acorda and (i) the material uncured breach by Licensee relates to a particular country or countries, then Acorda shall be entitled to terminate this Agreement only with respect to such country or countries; provided, that (A) if such material uncured breach by Licensee relates to any of the Key Countries set forth on Exhibit G, then Acorda in its sole discretion shall also be entitled to terminate this Agreement in all countries in the Region in which such Key Country or Key Countries are located, in accordance with this Section 15.2(b); (B) if such material uncured breach by Licensee relates to [*****] Major Market Countries, then Acorda in its sole discretion shall be entitled to terminate this Agreement in its entirety, and (ii) if the material uncured breach by Licensee does not relate to a particular country or countries, then Acorda shall be entitled to terminate this Agreement in its entirety in

*****Omitted pursuant to a confidential treatment request.

accordance with this Section 15.2(b).  Notwithstanding the foregoing, in the event that Acorda believes that Licensee has breached its obligation to use Commercially Reasonable Efforts to Commercialize the Licensed Product or otherwise comply with the obligations in Section 7.2(b)(i) or 7.2(b)(ii), the matter shall be determined and resolved in accordance with Section 7.2(c).

(c)           Termination for Bankruptcy.  To the extent permitted under applicable Law, either Party may terminate this Agreement effective immediately upon written notice (i) if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against the other Party (and, in the case of any such involuntary proceeding, not dismissed within one hundred twenty (120) days), or (ii) if the other Party is adjudicated bankrupt, files a petition under insolvency Laws, is dissolved or has a receiver appointed for substantially all of its property.

(d)           Termination if Licensee Challenges Acorda IP.  If Licensee or any of Licensee’s Affiliates, directly or indirectly, (i) initiates or request an interference or opposition proceeding with respect to any Licensed Patent Right or Joint Patent Right, (ii) makes, files or maintains any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any Acorda Patent Right or Joint Patent Right or (iii) opposes any extension of, or the grant of a supplementary protection certificate with respect to, any Acorda Patent Right or Joint Patent Right, Acorda shall have the right to terminate this Agreement upon notice to Licensee.

(e)           Termination of Supply Agreement.  This Agreement shall automatically terminate upon the termination of the Supply Agreement for any reason other than termination by Licensee due to Acorda’s material breach of the Supply Agreement.

(f)            Termination of Elan License Agreement.  This Agreement shall automatically terminate upon the termination of the Elan License Agreement in whole or with respect to the Territory pursuant to Section 12.5.2 or 12.5.3 of the Elan License Agreement.

15.3         Effects Of Termination.

(a)           Upon termination of this Agreement in whole or with respect to one or more Terminated Countries by Licensee pursuant to Sections 15.2(a), 15.2(c), 15.3(b)(ii) or 16.4, by Acorda pursuant to Section 15.2(b),15.2(c),15.2(d),16.2(b) or 16.4, or pursuant to Section 15.2(e) or 15.2(f):

(i)            all licenses granted by Acorda to Licensee with respect to each Terminated Country hereunder shall terminate and Licensee shall not have any rights to use or exercise any rights under the Acorda IP with respect to any Terminated Country;

(ii)           Licensee shall provide to Acorda a fair and accurate detailed written description of the status of the Development and Commercialization of the Licensed Product in each Terminated Country through the effective date of termination within thirty (30) days of such termination;

(iii)          Licensee hereby grants to Acorda, exercisable from and after such termination, an exclusive, worldwide, perpetual, irrevocable, royalty-free, fully-paid license, with the right to grant sublicenses, under the Licensee IP and Licensee’s and its Affiliates’ interest in the Joint IP, to Exploit the Licensed Product in each Terminated Country;

(iv)          the covenant not to sue granted pursuant to Section 2.4(b) shall remain in effect;

(v)           if applicable, Licensee shall promptly transfer and assign to Acorda all of Licensee’s and Licensee’s Affiliates’ rights, title and interests in and to the Licensee Trademark(s) used for the Licensed Product in each Terminated Country;

(vi)          Licensee shall promptly transfer and assign to Acorda all Regulatory Documentation and other technical and other information or materials in Licensee’s or its Affiliates’ possession or control which are necessary or useful for the Exploitation of the Compound or the Licensed Product in each Terminated Country or, if no country remains in the Territory, anywhere in the world; provided, that Licensee may retain a single copy of such items for its records.  Within thirty (30) days after Acorda’s receipt of a proper invoice therefor, Acorda shall reimburse Licensee for Licensee’s and its Affiliates’ reasonable Out-of-Pocket Costs incurred in connection with such transfers and assignment (but not the generation, creation or development of such information and materials);

(vii)         the provisions of Sections 9.2(a)(i), 9.3(a), 9.3(c) and 9.3(d) (to the extent applicable to Licensee Patent Rights) shall remain in effect;

(viii)        Acorda may select which, if any, Licensee Patent Rights and Joint Patent Rights for which a Patent Term Extension is to be sought or obtained in the Acorda Territory.  Acorda may file for all such Patent Term Extensions at Acorda’s expense, and Licensee shall, and shall ensure that its Affiliates shall, execute such authorizations and other documents and take such other actions as may be reasonably requested to obtain such Patent Term Extensions, including designating Acorda as its agent for such purpose;

(ix)           Acorda may list with the applicable Regulatory Authorities in the Acorda Territory information regarding any Licensee Patent Right.  In connection with such listings, the Parties shall meet to evaluate and identify all potentially applicable Licensed Licensee Patent Rights;

(x)            Licensee and Licensee’s Affiliates shall provide Acorda written notice of the quantity of Licensed Product that Licensee has in inventory for sale in each Terminated Country and permit Acorda, at Acorda’s option, to purchase all or any part of Licensee’s worldwide unsold inventory of such Licensed Product at the price Licensee paid to Acorda for such Licensed Product; and

(xi)           Acorda shall have the option, exercisable within thirty (30) days following the effective date of such termination, to purchase any inventory of the Licensed Product affected by such termination at the price for which such Licensed Product was sold to Licensee by Acorda pursuant to the Supply Agreement.  Acorda may exercise such option by written notice to Licensee during such thirty (30) day period; provided, however, that in the event Acorda exercises such right to purchase such inventory, Licensee shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Licensee contained therein for a period of [*****] in order to sell such inventory.  Upon such exercise, the Parties will establish mutually agreeable payment and delivery terms for the sale of such inventory.

(b)           If Licensee has the right to terminate this Agreement by Licensee pursuant to Section 15.2(b), then Licensee may, by written notice to Acorda, elect to continue the Agreement or terminate the Agreement, with the consequences set forth in either Section 15.3(b)(i) or Section 15.3(b)(ii), as applicable:

(i)            If Licensee elects to continue this Agreement:  (A) effective as of the date Licensee would have had the right to terminate this Agreement, the Acorda Royalty Rate shall be reduced by [*****]; and (B) all other provisions of this Agreement shall remain in full force and effect without change.

(ii)           If Licensee elects to terminate this Agreement, then, as of the effective date of such termination, all rights and obligations of the Parties shall terminate, with the effects of termination provided in Section 15.3(a) and Section 15.3(c); provided, however, that the Parties shall negotiate in good faith the amount of consideration (if any) to be paid to Licensee by Acorda in exchange for, and reflecting the net value of, the assets transferred and ongoing obligations provided to Acorda pursuant to Sections 15.3(a) and 15.3(c) (after taking into consideration the benefit to Licensee of no longer being bound by certain obligations owed by Licensee hereunder (including the diligence obligations, committee activities and payments due hereunder) and any value contributed by Acorda to the Licensed Product in the Field in the Territory hereunder, whether through the payment of Development Costs or otherwise hereunder), and, in the event that the Parties cannot mutually agree upon such amount within thirty (30) days following the effective date of termination, the Parties will, as soon as reasonably practicable and in no event later than ten (10) days following the expiration of such 30-day period, mutually decide upon an independent third party valuation firm which shall make a final and binding determination of the net value of such assets and ongoing obligations and both Parties shall promptly provide all reasonable materials and information requested by such valuation firm and shall share equally in the expenses of such valuation firm.  The Parties agree that in no event shall amount exceed the total payments received by Acorda pursuant to Sections 8.1, 8.2 or 8.3(a) of this Agreement prior to the date of such termination (excluding any payment by Licensee of Development Costs), which amount of total payments shall not otherwise influence the amount of consideration (if any) to be paid to Licensee hereunder, whether negotiated by the Parties or determined by the valuation firm.  The amount agreed upon by the Parties or determined by such valuation firm shall be paid by Acorda to Licensee within thirty (30) days of such agreement or determination, as applicable, except to the extent the Parties agree to a payment over time (whether in the form of milestone payments, royalties or otherwise).

(c)           The following provisions shall survive (or come into effect upon) the expiration or termination of this Agreement:

*****Omitted pursuant to a confidential treatment request.

(i)            Articles 1, 10, 11, 12, 14 and 16, Sections 2.4, 2.5(b) and 2.6, Sections 8.6, 8.8, 8.9, 8.10, 9.1(a), 9.1(b)(i) (solely with respect to the ownership provisions), 9.2(a)(ii), 9.2(c), 9.4 (subject to the provisions of this Section 15.3(c)), 13.5, 13.6 and 15.3;

(ii)           Sections 6.2(b), (c) and (d), but only with respect to Licensee and only for the two (2) year period after the date of expiration or termination of this Agreement in its entirety);

(iii)          solely with respect to the Calendar Quarter in which such expiration or termination occurs, Section 8.4;

(iv)          solely with respect to Joint IP, but with respect to each country in the world, Sections 9.2(e) (provided, that Licensee’s reimbursement obligation shall be reduced to [*****] of such Acorda Patent Costs) and 9.3(d);

(v)           all rights in and to the Acorda IP, and any trademarks or other Patent Rights or Know-How of Acorda and its Affiliates, are retained by Acorda and its Affiliates or its licensors, as applicable;

(vi)          Acorda shall have the sole right to protect the Joint Patent Rights from any actual or suspected infringement or misappropriation by a Third Party’s Exploitation (other than Manufacturing) of a product that contains Compound or any other mono- or di-aminopyridine and Licensee shall, at Acorda’s reasonable request and expense, provide reasonable assistance to Acorda in connection with any action protecting the Joint Patent Rights and shall join such action; Acorda shall retain all recoveries with respect to any such action;

(vii)         all payment obligations under this Agreement owed as of the effective date of such expiration or termination shall remain in effect, along with Section 8.7; and

(viii)        termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(d)           For the sake of clarity, if, as a result of termination of this Agreement, no country remains in the Territory (whether because (i) this Agreement has been terminated in its entirety pursuant to Section 15.2, 16.2 and/or 16.4, or (ii) this Agreement has been terminated with respect to one or more Terminated Countries pursuant to Section 15.2 (including pursuant to a breach of Section 7.2) through one or more exercises of such termination right by Acorda or Licensee, as applicable, and, as result, no country remains in the Territory), this Agreement shall be terminated in its entirety, except as expressly provided in this Section 15.3.

16.                                 MISCELLANEOUS

16.1         Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a Party without the prior written consent of the other Party, except

*****Omitted pursuant to a confidential treatment request.

(a) each Party may assign this Agreement, in whole or in part, to an Affiliate of the assigning Party, only for so long as such assignee remains an Affiliate of the assigning Party; provided, that the assigning Party shall remain primarily liable for performance of its obligations hereunder, notwithstanding such assignment; and (b) subject to Acorda’s rights under Section 16.2, each Party may assign this Agreement, in whole, to a Third Party that acquires, by merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates.  Notwithstanding the foregoing, in no event shall either Party assign this Agreement to any Third Party or an Affiliate unless such Party also assigns the Supply Agreement to such Third Party or Affiliate.  Any assignment not in accordance with the foregoing shall be void.  Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.  Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, in the event that a Party merges with or is acquired by another Person, the other Party shall not obtain any rights or access to the Know-How, Patent Rights, trademarks or other intellectual property rights of the acquirer.

16.2         Change of Control; Licensee Acquisition of Elan.

(a)           Licensee shall notify Acorda promptly after Licensee Parent or any of its Affiliates enters into any commitment which would trigger a Change of Control under Section 1.21(c).

(b)           With respect to each Change of Control, if, at any time during the [*****] period following such Change of Control, more than [*****] of Licensee’s sales and marketing personnel responsible for coordinating and overseeing the Commercialization of the Licensed Product in the Field in the Territory immediately prior to the Change of Control (the “Commercialization Force”) have been terminated or removed from performing such activities for the Licensed Product by Licensee or the successor Third Party resulting from such Change of Control, Acorda may elect, in a written notice provided to the Licensee or its successor at any time before the end of the [*****] period following such Change of Control, to terminate this Agreement in its entirety upon [*****] notice; provided, however, that, (i) upon receipt of such notice, Licensee or its successor shall have fifteen (15) days to reasonably demonstrate to Acorda that the sales and marketing personnel primarily responsible for coordinating and overseeing the Commercialization of the Licensed Product in the Field in the Territory after such Change of Control have similar or better capabilities than the terminated or removed members of the Commercialization Force; and (ii) if Acorda, after a good faith consideration of such demonstration, agrees with Licensee’s or its successor’s assessment of such, Acorda may withdraw its notice of termination.

(c)           In the event Licensee or any of its Affiliates acquires Elan, by merger, purchase of assets or otherwise, and a breach by Licensee of this Agreement results in a breach by Acorda of the Elan License Agreement or the Elan Supply Agreement: (i) such breach shall not be cited by Licensee or its Affiliates against Acorda as a breach of the Elan License Agreement and Acorda shall have time to cure such breach that is no less the time that Licensee had either to perform such activity or to cure such breach; provided, that Acorda takes reasonable steps, and is acting in good faith, to cure such breach; (ii) if such breach relates to Licensee’s failure to make any payment due hereunder which amount is owed to Elan under the Elan

*****Omitted pursuant to a confidential treatment request.

License Agreement or the Elan Supply Agreement, Acorda shall have no obligation to make the corresponding payment to Elan; and (iii) if such breach is incapable of cure using Commercially Reasonable Efforts, it shall not be deemed a breach of either this Agreement, the Elan License Agreement, or the Elan Supply Agreement, and neither Licensee nor its Affiliates shall be entitled to take any further action against Acorda with respect to such breach.

16.3         Guaranty.  Biogen Idec, Inc. will execute a guaranty of Licensee’s performance of its obligations under this Agreement in the form of Exhibit H hereto.

16.4         Force Majeure.  Neither Party will be deemed to have breached this Agreement for failure or delay in fulfilling or performing any provision of this Agreement when such failure or delay results from causes beyond the reasonable control of the affected Party, which may include embargoes, acts of war (whether declared or not), insurrections, riots, civil commotions, acts of terrorism, strikes, lockouts or other labor disturbances, supply failures of Acorda’s manufacturers of Licensed Product, acts or failure to act by Elan, or acts of God.  The affected Party will notify the other Party of such force majeure circumstances as soon as the affected Party becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and will make every reasonable effort to mitigate the effects of such force majeure circumstances.  If a Party is so delayed and such failure or omission is not cured within ninety (90) days, the other Party may terminate this Agreement.

16.5         Notices.

Notices to Licensee shall be addressed to:

Biogen Idec International GmbH

Landis & Gyr Strasse 3

CH-6300 Zug, Switzerland

Attention: Francis Marsland, VP Chief International Counsel

Fax: +41 41 392 1718

With a copy to:

Biogen Idec Inc.

14 Cambridge Center

Cambridge, MA 02142, USA

Attention:  General Counsel

Fax:  +1 866-546-2758

Notices to Acorda shall be addressed to:

Acorda Therapeutics, Inc.

15 Skyline Drive

Hawthorne, New York 10532, USA

Attention:  Chief Executive Officer

Fax:  +1 914.347.4560

With a copy to:

Acorda Therapeutics, Inc.

15 Skyline Drive

Hawthorne, New York 10532, USA

Attention:  General Counsel

Fax:  +1 914.347.4560

Any Party may change its address by giving notice to the other Party in the manner provided in this Section 16.5.  Any notice required or provided for by the terms of this Agreement shall be in writing, in the English language, and shall be (a) sent by certified or registered mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight international courier service, (c) sent by facsimile transmission, or (d) delivered by hand.  The effective date of the notice shall be the actual date of receipt by the receiving Party.

16.6         Relationship of the Parties.  The Parties shall be deemed independent contractors for all purposes hereunder.  This Agreement does not constitute a partnership, joint venture or agency between the Parties.  Neither Party is an agent of the other Party and has no authority to represent the other Party as to any matters.

16.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding (a) any principle of conflict or choice of laws that would cause the application of the Laws of any other jurisdiction; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (d) the Protocol amending the 1974 Convention on the Limitation Period in the International Sale of Goods, done at Vienna, April 11, 1980.

16.8         Dispute Resolution.  With respect to any disputes between the Parties concerning this Agreement which are not resolved pursuant to Section 3.5 or as otherwise explicitly set forth in this Agreement, each Party will be free to pursue all rights available to it under law or equity.

16.9         Injunctive Relief.  Each Party acknowledges and agrees that there can be no adequate remedy at law for any breach of its obligations under Article 10 or Section 2.6, and that any such breach may allow such Party or Third Parties to unfairly compete with the other Party resulting in irreparable harm to such other Party, and therefore, that upon any such breach or any threat thereof, such other Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law, without the necessity of showing actual damages.

16.10       Severability.  If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (“Severed Clause”), the Parties mutually agree that this Agreement shall endure except for the Severed Clause.  The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

16.11       Entire Agreement.  This Agreement, the Supply Agreement and the Elan Consent constitute the entire agreement among the Parties with respect to the subject matter herein and therein and supersede all previous agreements (including the Prior Confidentiality Agreement), whether written or oral, with respect to such subject matter.

16.12       Amendment and Waiver.  This Agreement may not be amended, nor any rights hereunder waived, except in a writing signed by the properly authorized representatives of each Party.

16.13       No Implied Waivers.  The waiver by a Party of a breach of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right that it has or may have hereunder operate as a waiver of any right by such Party.

16.14       Export Compliance.  The Parties acknowledge that the exportation from the United States or any other country of materials, products and related technical data (and the re-export from elsewhere of items originating in a particular country) may be subject to compliance with relevant export Laws, including Laws which restrict export, re-export and release of materials, products and their related technical data, and the direct products of such technical data.  The Parties agree to comply with all export Laws and to commit no act that, directly or indirectly, would violate any Law, or any other international treaty or agreement, relating to the export, re-export, or release of any materials, products or their related technical data to which the United States adheres or with which the United States complies.

16.15       Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

16.16       Performance by Affiliates and Third Party Distributors.  To the extent that this Agreement imposes obligations on Affiliates of a Party and, in the case of Licensee, its Third Party Distributors, such Party agrees to cause such Party’s Affiliates, and, in the case of Licensee, its Third Party Distributors, to perform such obligations.

[Remainder of Page Intentionally Left Blank]

Confidential

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the Effective Date.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
Name: Ron Cohen
Title: Chief Executive Officer

BIOGEN IDEC INTERNATIONAL GMBH

By:	/s/ Anders Lundstrom
Name: Anders Lundstrom
Title: Authorized Signatory

[Signature Page to License Agreement]

EXHIBIT A
ACORDA PATENT RIGHTS

Application No.	Country	Patent Number	Docket Name
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

[*****]

*****Omitted pursuant to a confidential treatment request.

Application No.	Country	Patent Number	Docket Name
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

[*****]

*****Omitted pursuant to a confidential treatment request.

Application No.	Country	Patent Number	Docket Name
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

[*****]

*****Omitted pursuant to a confidential treatment request.

EXHIBIT B

[Reserved for Future Use]

B-1

EXHIBIT C

[Reserved for Future Use]

C-1

EXHIBIT D

ACORDA THIRD PARTY AGREEMENT TERMS

This Exhibit D contains a list of certain agreements in effect as of the Effective Date between Acorda and certain Third Parties, as amended from time to time in accordance with this Agreement, that place certain encumbrances and limitations on the licenses and sublicenses granted to Licensee hereunder and imposes certain obligations on Licensee.

•                                          Amended and Restated License Agreement between Elan Pharma International Limited (as assigned of Elan Corporation plc) and Acorda, dated September 26, 2003 (which the Parties acknowledge is subject to the Merck/Elan Agreement)

•                                          Supply Agreement between Elan Pharma International Limited (as assigned of Elan Corporation plc) and Acorda, dated September 26, 2003

•                                          Technical Agreement between Elan Pharma International Limited and Acorda, dated December 19, 2005

•                                          License Agreement between Rush-Presbyterian-St. Luke’s Medical Center (“Rush”) and Acorda, dated September 26, 2003

•                                          Rush Payments Agreement between Elan and Acorda, dated September 26, 2003 and Amendment No. 1 to Rush Payments Agreement, dated October 27, 2003

•                                          Side Agreement among Rush, Acorda, Elan and Elan Drug Delivery, Inc., dated September 26, 2003

•                                          Amended and Restated License Agreement between Canadian Spinal Research Organization and Acorda, dated August 1, 2003

•                                          Asset Purchase Agreement between Neurorecovery, Inc. and Acorda, dated February 1, 2008

•                                          License Agreement between The UAB Research Foundation and Neurorecovery, Inc., dated May 17, 1999

•                                          Elan Consent

D-1

EXHIBIT E

SUPPLY AGREEMENT

[attached]

E-1

EXHIBIT F

PRESS RELEASE

[attached]

ACORDA THERAPEUTICS CONTACT:
Jeff Macdonald

(914) 347-4300 ext. 232

jmacdonald@acorda.com

BIOGEN IDEC CONTACTS:

Media: Jennifer Neiman (617) 914-6524
Investor: Eric Hoffman (617) 679-2812

FOR IMMEDIATE RELEASE

Biogen Idec and Acorda Therapeutics Announce Collaboration Agreement to Develop and Commercialize MS Therapy Fampridine-SR in Markets Outside the U.S.

•                  Acorda to Continue to Develop and Commercialize Fampridine-SR in the U.S.

•                  Upfront Payment of $110 Million; Potential Deal Value Over $500 Million

•                  Acorda to Host Conference Call at 8:30 a.m. Eastern Time Today

CAMBRIDGE, MA and HAWTHORNE, NY, July 1, 2009 – Biogen Idec (NASDAQ: BIIB) and Acorda Therapeutics, Inc. (NASDAQ: ACOR) today announced that they have entered into an exclusive collaboration and license agreement to develop and commercialize Fampridine-SR, a multiple sclerosis (MS) therapy, in markets outside the United States. Fampridine-SR is a novel, oral sustained-release compound being developed to improve walking ability in people with MS.  The parties have also entered into a related supply agreement.  The transaction represents a sublicensing of an existing license agreement between Acorda and Elan Pharma International Limited, a subsidiary of Elan Corporation plc (NYSE: ELN).

Under the terms of the agreement, Biogen Idec will commercialize Fampridine-SR and any aminopyridine products developed under the agreement in ex-U.S. markets worldwide and will also have responsibility for regulatory activities and future clinical development of Fampridine-SR in those markets. Acorda will receive an upfront payment of $110 million and additional payments of up to $400 million based on the successful achievement of future regulatory and sales milestones.  Biogen Idec will make tiered, double-digit royalty payments to Acorda on ex-U.S. sales, and, in addition, the consideration that Biogen Idec pays for products will reflect all amounts due from Acorda to Elan for ex-US sales, including royalties owed.  The parties can also carry out future joint development activities under a cost-sharing arrangement.

Elan will continue to manufacture commercial supply of Fampridine-SR, based on its existing supply agreement with Acorda.  Under the existing agreements with Elan, Acorda will pay Elan seven percent of the upfront and milestone payments that Acorda receives from Biogen Idec.

“Biogen Idec has outstanding capabilities in commercializing neurology and oncology products and is known globally for its reputation as an innovative leader in the field of multiple sclerosis.  We are delighted to be working with them to make Fampridine-SR, if approved, available to people living with MS in Europe, Canada, Australia and other areas of the world,” said Ron Cohen, M.D., President and CEO of Acorda. “We believe that Biogen Idec’s international expertise in MS and neurology also will help us optimize future development of Fampridine-SR and maximize its value in markets outside the U.S.”

“We are very pleased to partner with Acorda, a leader in the development of therapies for spinal cord, MS, and related nervous system disorders, to help make Fampridine-SR available to MS patients outside of the United States,” said Jim Mullen, President and CEO of Biogen Idec.  “As we look to expand our global MS leadership, we believe Fampridine-SR has the potential to become an important oral therapy that may help improve the walking ability of a wide range of patients — including patients with relapsing forms of MS, as well as primary and secondary progressive MS.”

MS is a chronic disease of the central nervous system that affects approximately two million people worldwide.

Acorda previously announced that the European Medicines Agency (EMEA) notified the Company that Fampridine-SR is eligible to be submitted for a Marketing Authorization Application (MAA) via the Agency’s Centralized Procedure as a new active substance. The Centralized Procedure provides for a single, coordinated review that is conducted by the EMEA on behalf of all European Union (EU) member states.

Acorda will continue to develop and commercialize Fampridine-SR independently in the U.S.  The U.S. Food and Drug Administration (FDA) is currently reviewing a New Drug Application (NDA) for Fampridine-SR. The NDA was assigned Priority Review and a Prescription Drug User Fee Act (PDUFA) date of October 22, 2009; the PDUFA date is the target date for the FDA to complete its review of Fampridine-SR.

Conference Call and Audiocast

Ron Cohen, President and Chief Executive Officer of Acorda Therapeutics, will host a conference call today at 8:30 a.m. ET.

To participate in the conference call, please dial 800-706-7745 (domestic) or 617-614-3472 (international) and reference the access code 68235234. The presentation will be available via a live webcast at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194451&eventID=2303543.

A replay of the call will be available from 11:30 a.m. ET on July 1, 2009 until midnight on August 1, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 96152771. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at http://www.acorda.com.

About Fampridine-SR

Fampridine-SR is a sustained-release tablet formulation of the investigational drug fampridine (4-aminopyridine or 4-AP). Fampridine has completed two successful Phase 3 clinical trials demonstrating improved walking ability in people with MS.  It has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged. Fampridine-SR was developed using Elan’s proprietary Oral Controlled Release MXDAS™ (MatriX Drug Absorption System) Technology and will be manufactured by Elan based on an existing supply agreement with Acorda.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

About Biogen Idec

Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com

About Elan Drug Technologies

Elan Drug Technologies (EDT) is the world’s leading drug delivery provider and is a business unit of Elan Corporation plc. EDT developed Fampridine-SR, using one of their proprietary Oral Controlled Release Technologies, the MXDAS™ (MatriX Drug Absorption System) Technology. Products are developed by EDT through Elan Pharma International Limited and other Elan affiliates. EDT aims to deliver clinically meaningful benefits to patients by using their extensive experience and proprietary delivery technologies in partnership with pharmaceutical companies. More information is available at www.elandrugtechnologies.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain regulatory approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, adverse safety events, dependence on a third party to supply Fampridine-SR, Acorda Therapeutics’ and Biogen Idec’s ability to successfully market and sell Fampridine-SR, if approved, competitive pressures, the availability of reimbursement from third party payors, failure to protect intellectual property or to defend against the intellectual property claims of others, and Acorda Therapeutics’  ability to obtain additional financing to support its operations.. These and other risks are described in greater detail in Acorda Therapeutics’ and Biogen Idec’s respective filings with the Securities and Exchange Commission. Acorda Therapeutics and Biogen Idec may not actually achieve the goals or plans described in any forward-looking statements included in this press release, and investors should not place undue reliance on these statements. Any forward-looking statements speak only as of the date of this press release.  Acorda Therapeutics and Biogen Idec disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

EXHIBIT G

REGIONS

The geographic area covered by each of the regions set forth below (as defined by the United Nations as of the Effective Date, as set forth inhttp://unstats.un.org/unsd/methods/m49/m49regin.htm, excerpted below)

Key countries within such area (or, with respect to a country, the successor to such country which successor covers more than 50% of the geographic area covered by such country on the Effective Date) (each, a “Key Country”)

Asia (excluding Japan and Western Asia)	[*****]

Japan	Japan

Oceania and Antarctica	[*****]

Europe (excluding Eastern Europe)	[*****]

Eastern Europe	[*****]

Americas (excluding the United States of America)	[*****]

Africa and Western Asia	[*****]

Excerpt from http://unstats.un.org/unsd/methods/m49/m49regin.htm:

Composition of macro geographical (continental) regions, geographical sub-regions, and selected economic and other groupings

Numerical code	Geographical region and composition of each region

002	(a) Africa a/

014	Eastern Africa
108	Burundi
174	Comoros
262	Djibouti
232	Eritrea
231	Ethiopia
404	Kenya
450	Madagascar
454	Malawi
480	Mauritius
175	Mayotte
508	Mozambique
638	Réunion
646	Rwanda

*****Omitted pursuant to a confidential treatment request.

Numerical code	Geographical region and composition of each region

690	Seychelles
706	Somalia
800	Uganda
834	United Republic of Tanzania
894	Zambia
716	Zimbabwe

017	Middle Africa
024	Angola
120	Cameroon
140	Central African Republic
148	Chad
178	Congo
180	Democratic Republic of the Congo
226	Equatorial Guinea
266	Gabon
678	Sao Tome and Principe

015	Northern Africa
012	Algeria
818	Egypt
434	Libyan Arab Jamahiriya
504	Morocco
736	Sudan
788	Tunisia
732	Western Sahara

018	Southern Africa
072	Botswana
426	Lesotho
516	Namibia
710	South Africa
748	Swaziland

011	Western Africa
204	Benin
854	Burkina Faso
132	Cape Verde
384	Cote d’Ivoire
270	Gambia
288	Ghana
324	Guinea
624	Guinea-Bissau
430	Liberia
466	Mali
478	Mauritania
562	Niger
566	Nigeria
654	Saint Helena
686	Senegal
694	Sierra Leone
768	Togo

019	(b) Americas

419	Latin America and the Caribbean

029	Caribbean
660	Anguilla
028	Antigua and Barbuda
533	Aruba

Numerical code	Geographical region and composition of each region

044	Bahamas
052	Barbados
092	British Virgin Islands
136	Cayman Islands
192	Cuba
212	Dominica
214	Dominican Republic
308	Grenada
312	Guadeloupe
332	Haiti
388	Jamaica
474	Martinique
500	Montserrat
530	Netherlands Antilles
630	Puerto Rico
652	Saint-Barthélemy
659	Saint Kitts and Nevis
662	Saint Lucia
663	Saint Martin (French part)
670	Saint Vincent and the Grenadines
780	Trinidad and Tobago
796	Turks and Caicos Islands
850	United States Virgin Islands

013	Central America
084	Belize
188	Costa Rica
222	El Salvador
320	Guatemala
340	Honduras
484	Mexico
558	Nicaragua
591	Panama

005	South America
032	Argentina
068	Bolivia (Plurinational State of)
076	Brazil
152	Chile
170	Colombia
218	Ecuador
238	Falkland Islands (Malvinas)
254	French Guiana
328	Guyana
600	Paraguay
604	Peru
740	Suriname
858	Uruguay
862	Venezuela (Bolivarian Republic of)

021	Northern America b/
060	Bermuda
124	Canada
304	Greenland
666	Saint Pierre and Miquelon
840	United States of America

142	(c) Asia

143	Central Asia
398	Kazakhstan

Numerical code	Geographical region and composition of each region

417	Kyrgyzstan
762	Tajikistan
795	Turkmenistan
860	Uzbekistan

030	Eastern Asia
156	China
344	Hong Kong Special Administrative Region of China
446	Macao Special Administrative Region of China
408	Democratic People’s Republic of Korea
392	Japan
496	Mongolia
410	Republic of Korea

034	Southern Asia
004	Afghanistan
050	Bangladesh
064	Bhutan
356	India
364	Iran (Islamic Republic of)
462	Maldives
524	Nepal
586	Pakistan
144	Sri Lanka

035	South-Eastern Asia
096	Brunei Darussalam
116	Cambodia
360	Indonesia
418	Lao People’s Democratic Republic
458	Malaysia
104	Myanmar
608	Philippines
702	Singapore
764	Thailand
626	Timor-Leste
704	Viet Nam

145	Western Asia
051	Armenia
031	Azerbaijan
048	Bahrain
196	Cyprus
268	Georgia
368	Iraq
376	Israel
400	Jordan
414	Kuwait
422	Lebanon
275	Occupied Palestinian Territory
512	Oman
634	Qatar
682	Saudi Arabia
760	Syrian Arab Republic
792	Turkey
784	United Arab Emirates
887	Yemen

Numerical code	Geographical region and composition of each region

150	(d) Europe

151	Eastern Europe
112	Belarus
100	Bulgaria
203	Czech Republic
348	Hungary
616	Poland
498	Republic of Moldova
642	Romania
643	Russian Federation
703	Slovakia
804	Ukraine

154	Northern Europe
248	Åland Islands
830	Channel Islands
208	Denmark
233	Estonia
234	Faeroe Islands
246	Finland
831	Guernsey
352	Iceland
372	Ireland
833	Isle of Man
832	Jersey
428	Latvia
440	Lithuania
578	Norway
744	Svalbard and Jan Mayen Islands
752	Sweden
826	United Kingdom of Great Britain and Northern Ireland

039	Southern Europe
008	Albania
020	Andorra
070	Bosnia and Herzegovina
191	Croatia
292	Gibraltar
300	Greece
336	Holy See
380	Italy
470	Malta
499	Montenegro
620	Portugal
674	San Marino
688	Serbia
705	Slovenia
724	Spain
807	The former Yugoslav Republic of Macedonia

155	Western Europe
040	Austria
056	Belgium
250	France
276	Germany
438	Liechtenstein
442	Luxembourg
492	Monaco
528	Netherlands
756	Switzerland

Numerical code	Geographical region and composition of each region

009	(e) Oceania

053	Australia and New Zealand
036	Australia
554	New Zealand
574	Norfolk Island

054	Melanesia
242	Fiji
540	New Caledonia
598	Papua New Guinea
090	Solomon Islands
548	Vanuatu

057	Micronesia
316	Guam
296	Kiribati
584	Marshall Islands
583	Micronesia (Federated States of)
520	Nauru
580	Northern Mariana Islands
585	Palau

061	Polynesia
016	American Samoa
184	Cook Islands
258	French Polynesia
570	Niue
612	Pitcairn
882	Samoa
772	Tokelau
776	Tonga
798	Tuvalu
876	Wallis and Futuna Islands

EXHIBIT H

PARENT GUARANTY

By executing below, Biogen Idec Inc., a company organized and existing under the laws of the state of Delaware, on behalf of its successors, hereby unconditionally guarantees the full and complete performance of the obligations of its subsidiary, Biogen Idec International GmbH, a company organized under the laws of Switzerland, its successors and permitted assigns, under the Collaboration and License Agreement and the Supply Agreement, entered into with Acorda Therapeutics, Inc., a company organized under the laws of the State of Delaware, dated June 30, 2009, as each such agreement may be amended from time to time in accordance with its terms.

Executed by a duly authorized officer of Biogen Idec Inc.

BIOGEN IDEC INC.

By:	/s/ Paul J. Clancy
Name: Paul J. Clancy
Title: EVP & Chief Financial Officer
Date:	June 30, 2009

H-1

EXHIBIT I

COMMERCIALIZATION METRICS FORECAST

A)                                       Aggregate amount of money to be spent by Licensee, its Affiliates and Third Party Distributors on Commercialization activities

[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

B)                                         Total Calls per Year in Major Markets

	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

*****Omitted pursuant to a confidential treatment request.

I-1